SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2003

Commission File Number: 033-53742-12

WARNER COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	13-2696809

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

American Television and Communications Corporation	Delaware	13-2922502
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

75 Rockefeller Plaza, New York, New York 10019

(Address of principal executive offices) (zip code)

212 484-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address, if changed since last report)

Item 2.                  Acquisition or Disposition of Assets.

This Form 8-K/A amends the Current Report on Form 8-K dated March 28, 2003 (filed April 14, 2003) to include Item 7(a)(i), (a)(ii) and Item 7(b)(ii).

Item 7.                 Financial Statements, Unaudited Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

(i)	Financial statements of the Time Warner Entertainment Company, L.P. — Content Businesses, which were acquired by Warner Communications Inc. (“WCI”), are set forth below at pages 3 through 30 and the financial statements of Time Warner Cable Inc. (as a result of WCI’s acquisition of an increase in equity interests in AOL Time Warner’s cable business) are set forth below at pages 31 through 98.

(ii)	Financial statements of WCI as a result of American Television and Communications Corporation’s acquisition of an equity interest in WCI are set forth below at pages 99 through 133.

(b)	Unaudited Pro Forma Financial Information.

(ii)	Unaudited pro forma financial information of WCI in connection with its acquisition of the TWE content assets and liabilities and an increase in its ownership interest in AOL Time Warner’s cable business is set forth below at pages 134 through 140.

Time Warner Entertainment Company, L.P.–Content Businesses
Combined Financial Statements
For the years ended December 31, 2002, 2001 and 2000

Report of Independent Auditors

The Board of Directors of
Warner Communications Inc.

     We have audited the accompanying combined balance sheet of Time Warner Entertainment Company, L.P. (“TWE”) — Content Businesses (“Content Businesses”) as of December 31, 2002 and 2001, and the related combined statements of operations, divisional equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of TWE’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Content Businesses at December 31, 2002 and 2001, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

     As discussed in Note 1 to the accompanying combined financial statements, in 2000 the Content Businesses changed its film accounting method and in 2002 the Content Businesses changed its method of accounting for goodwill and intangible assets.

Ernst & Young LLP

New York, New York
June 9, 2003

TIME WARNER ENTERTAINMENT COMPANY, L.P. – CONTENT BUSINESSES
COMBINED BALANCE SHEET

December 31,
(millions)

	2002	2001

ASSETS
Current assets
Cash and equivalents	$172	$157
Receivables including $410 and $423 due from AOL Time Warner, net of allowances of $1,132 and $858	3,336	3,010
Inventories	871	852
Prepaid expenses	410	306

Total current assets	4,789	4,325

Non-current receivables	840	847
Non-current inventories and film costs	2,189	2,187
Investments, including available-for-sale securities	969	1,023
Property, plant and equipment	1,023	981
Intangible assets subject to amortization	2,280	2,424
Intangible assets not subject to amortization	2,089	2,089
Goodwill	10,129	14,355
Other assets	48	85

Total assets	$24,356	$28,316

LIABILITIES AND DIVISIONAL EQUITY
Current liabilities
Accounts payable	$1,768	$1,397
Participations payable	1,343	1,014
Programming costs payable	182	166
Other current liabilities, including $686 and $557 due to AOL Time Warner	1,991	1,796

Total current liabilities	5,284	4,373
Other long-term liabilities	2,335	2,871
Minority interest	45	42
Divisional equity, including $(73) and $(6) of accumulated other comprehensive loss	16,692	21,030

Total liabilities and divisional equity	$24,356	$28,316

     See accompanying notes.

TIME WARNER ENTERTAINMENT COMPANY L.P. – CONTENT BUSINESSES
COMBINED STATEMENT OF OPERATIONS

Years Ended December 31,
(millions)

	2002	2001	2000

Revenues:
Subscription	$2,401	$2,248	$2,107
Advertising	547	476	436
Content	7,568	6,455	5,971
Other	205	370	564

Total revenues(a)	10,721	9,549	9,078
Cost of revenues(a)	(7,500)	(6,647)	(6,331)
Selling, general and administrative(a)	(1,675)	(1,656)	(1,798)
Amortization	(144)	(768)	(127)

Operating income	1,402	478	822
Interest expense, net(a)	(69)	(87)	(122)
Other income (expense), net(a)	4	(97)	(18)
Minority interest income (expense)	(9)	(10)	46

Income before income tax expense and cumulative effect of accounting change	1,328	284	728
Income tax (expense)	(143)	(122)	(148)

Income before cumulative effect of accounting change	1,185	162	580
Cumulative effect of accounting change	(4,995)	—	(524)

Net income (loss)	$(3,810)	$162	$56

(a)	Includes the following income (expenses) resulting from transactions with related companies:

Revenues	$1,012	$1,079	$918
Cost of revenues	(148)	(99)	(85)
Selling, general and administrative	(138)	(117)	(111)
Interest income (expense), net	(2)	1	(5)
Other income (expense), net	6	8	19

See accompanying notes.

TIME WARNER ENTERTAINMENT COMPANY L.P. – CONTENT BUSINESSES
COMBINED STATEMENT OF CASH FLOWS
Years Ended December 31,
(millions)

	2002	2001	2000

OPERATIONS
Net income (loss)	$(3,810)	$162	$56
Adjustments for noncash and nonoperating items:
Cumulative effect of accounting change	4,995	—	524
Depreciation and amortization	253	894	245
Amortization of film costs	1,917	1,916	1,676
(Gain)/loss on sale of investments	(32)	8	(97)
Loss on writedown of investments	—	—	10
Equity in losses of investees after distributions	(8)	57	6
Dividends received from equity investees	38	41	58
Changes in operating assets and liabilities:
Receivables	(321)	243	(479)
Inventories	(1,937)	(2,074)	(1,829)
Accounts payable and other liabilities	387	(494)	1,054
Other balance sheet changes	(79)	(155)	29

Cash provided by operations	1,403	598	1,253

INVESTING ACTIVITIES
Investments and acquisitions	(85)	(90)	(166)
Capital expenditures	(134)	(137)	(134)
Investment proceeds	80	32	161

Cash used by investing activities	(139)	(195)	(139)

FINANCING ACTIVITIES
Increase in due from AOLTW	(754)	(300)	(336)
Capital and other distributions	(495)	(210)	(805)

Cash used by financing activities	(1,249)	(510)	(1,141)

INCREASE (DECREASE) IN CASH AND EQUIVALENTS	15	(107)	(27)
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	157	264	291

CASH AND EQUIVALENTS AT END OF PERIOD	$172	$157	$264

See accompanying notes.

TIME WARNER ENTERTAINMENT COMPANY L.P. – CONTENT BUSINESSES
COMBINED STATEMENT OF DIVISIONAL EQUITY

Years Ended December 31,
(millions)

Divisional
Equity

BALANCE AT DECEMBER 31, 1999	$3,817
Net income	56
Foreign currency translation adjustments	(44)
Unrealized loss on securities	(18)
Realized and unrealized gains on derivative financial instruments	8

Comprehensive income	2

Distributions to AOL Time Warner	(414)
Distributions to TWE Cable	(81)

BALANCE AT DECEMBER 31, 2000	3,324
Allocation of a portion of the AOL-Time Warner merger to the Content Businesses	17,686

Balance at December 31, 2000, adjusted to give effect of the AOL-Time Warner merger	21,010

Net income	162
Unrealized loss on securities	(7)
Foreign currency translation adjustments	1

Comprehensive income	156

Distributions to AOL Time Warner	(202)
Distributions from TWE Cable	66

BALANCE AT DECEMBER 31, 2001	21,030

Reallocation of goodwill to the Content Businesses from other segments of AOL Time Warner upon adoption of FAS 142	744
Net loss	(3,810)
Unfunded accumulated benefit obligation	(83)
Derivatives foreign exchange loss	(21)
Foreign currency translation adjustments	35
Unrealized gain on securities	2

Comprehensive loss	(3,877)

Distributions to AOL Time Warner	(75)
Distributions to TWE Cable	(1,130)

BALANCE AT DECEMBER 31, 2002	$16,692

See accompanying notes.

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business and Basis of Presentation

Description of Business

     AOL Time Warner Inc. (“AOL Time Warner”) was formed in connection with the merger of America Online, Inc. (“AOL”) and Time Warner Inc. (“Time Warner”), which was consummated in January 2001 (the “Merger”). A majority of AOL Time Warner’s interests in cable television systems (“TWE Cable”) and all of its interests in Warner Bros., Home Box Office (“HBO”), The WB Network, Comedy Partners, L.P. and Courtroom Television Network, LLC. (collectively the “Content Businesses”) were held through Time Warner Entertainment Company, L.P. (“TWE”). AOL Time Warner owned general and limited partnership interests in TWE consisting of 72.36% of the pro rata priority capital and residual equity capital and 100% of the junior priority capital. The remaining 27.64% limited partnership interests in the priority capital and residual equity capital were held by subsidiaries of Comcast Corporation (“Comcast”).

     On March 31, 2003, AOL Time Warner and Comcast completed the previously announced restructuring of TWE (“TWE Restructuring”). In connection with the TWE Restructuring, AOL Time Warner assumed complete ownership of TWE’s Content Businesses, which were transferred to Warner Communications Inc. (“WCI”), a wholly owned subsidiary of AOL Time Warner.

     The interests of the Content Businesses are classified into two fundamental areas: Filmed Entertainment, consisting principally of interests in filmed entertainment and television production; and Networks, consisting principally of interests in cable television and broadcast network programming.

Basis of Presentation

     The combined financial statements of the Content Businesses are prepared in accordance with accounting principles generally accepted in the United States. The combined financial statements reflect the assets, liabilities, revenues and expenses directly attributable to the Content Businesses. All intercompany accounts and transactions have been eliminated. Significant accounts and transactions between the Content Businesses and its partners and affiliates are disclosed as related party transactions (Note 13). The financial information included herein may not necessarily reflect the combined financial statements of the Content Businesses in the future or what they would have been had the Content Businesses been a separate, standalone entity during the periods presented. Earnings per share has not been presented as the Content Businesses are a component of AOL Time Warner and earnings per share data is not considered meaningful for this presentation.

New Accounting Principles

Variable Interest Entities

     Financial Accounting Standards Board (“FASB”) Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”) requires variable interest entities (commonly referred to as SPE’s) to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective immediately for all new variable interest entities created or acquired beginning February 1, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 become effective during the third quarter of 2003. The adoption of FIN 46 is not expected to have a material impact on the Content Businesses’ combined financial statements.

Exit and Disposal Activities

     FASB Statement No. 146 “Accounting for Costs Associated with Exit or Disposal Activities” (“FAS 146”) requires that a liability associated with an exit or disposal activity be recognized and measured at fair value only when incurred. In addition, one-time termination benefits should be recognized over the period employees will render service, if the service period required is beyond a minimum retention period. FAS 146 is effective for exit or disposal activities initiated after December 31, 2002. The provisions of FAS 146 are not expected to have a material impact on the Content Businesses’ combined financial statements.

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Multiple Element Arrangements

     In November 2002, the Emerging Issues Task Force (“EITF”) reached a consensus on EITF No. 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). EITF 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. Management believes that the Content Businesses’ current accounting is consistent with the provisions of EITF 00-21 and therefore does not expect the application of the provisions of EITF 00-21 to have a material impact on the Content Businesses’ combined financial statements.

Consideration Received from a Vendor by a Customer

     EITF No. 02-16, “Accounting for Consideration Received from a Vendor by a Customer” (“EITF 02-16”) provides guidance as to how customers should account for cash consideration received from a vendor. EITF 02-16 presumes that cash received from a vendor represents a reduction of the price of the vendor’s product or service, unless the cash received represents payment for assets or services provided to the vendor or reimbursement of costs incurred by the customer to sell the vendor’s products. The provisions of EITF 02-16 will apply to all agreements entered into or modified after December 31, 2002. The provisions of EITF 02-16 are not expected to have a material impact on the Content Businesses’ combined financial statements.

Guarantees

     In November 2002, the FASB issued FASB Interpretation No. 145, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”). FIN 45 requires that a liability be recorded in the guarantor’s balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity’s product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The initial recognition and initial measurement provisions of FIN 45 did not have a material impact on the combined financial statements of the Content Businesses.

Derivatives

     In April 2003, the FASB issued FASB Statement No. 149, “Amendments of Statement 133 on Derivative Instruments and Hedging Activities” (“FAS 149”). FAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”). FAS 149 is effective for contracts entered into or modified after June 30, 2003. Management does not believe that adoption of the provisions of this statement will have a material impact on the Content Businesses’ combined financial statements.

Financial Instruments

     In May 2003, the FASB issued FASB Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“FAS 150”). FAS 150 establishes standards to classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires a company to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Management does not believe that adoption of the provisions of this statement will have a material impact on the Content Businesses’ combined financial statements.

Summary of Significant Accounting Policies

Accounting for Investments

     Investments in which the Content Businesses have a significant influence, but less than a controlling voting interest, are accounted for using the equity method. This is generally presumed to exist when the Content Businesses own between 20% and 50% of the investee. Investments in which the Content Businesses do not have a controlling interest, or an ownership and voting interest so large as to exert significant influence, are accounted for as available-for-sale securities at market value if the investments are publicly traded and there are no resale restrictions greater than one year. If there are resale restrictions greater than one year, or if the investment is not publicly traded, then the investment is accounted for at cost.

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS- (Continued)

     Unrealized gains and losses on investments accounted for at market value are reported in the accompanying combined statement of divisional equity as a component of accumulated other comprehensive income (loss) until the investment is sold, at which time the realized gain or loss is included in income. Dividends and other distributions of earnings from both market value and investments accounted for at cost are included in income when declared.

     A judgmental aspect of accounting for investments involves determining whether an other-than-temporary decline in the value of an investment has been sustained. If it has been determined that an investment has sustained an other-than-temporary decline in its value, the investment is written down to its fair value, by a charge to earnings. Such evaluation is dependent on the specific facts and circumstances. Factors considered include the market value of the security in relation to its cost basis; the financial condition of the investee; and the intent and ability to retain the investment for a sufficient period of time to allow for recovery in the market value of the investment.

     In evaluating the factors above for available-for-sale securities, management presumes a decline in value to be other-than-temporary if the quoted market price of the security is 20% or more below the investment’s cost basis for a period of six months or more (the “20% criteria”) or the quoted market price of the security is 50% or more below the security’s cost basis at any quarter end (the “50% criteria”). However, the presumption of an other-than-temporary decline in these instances may be overcome if there is persuasive evidence indicating that the decline is temporary in nature (e.g., strong operating performance of investee, historical volatility of investee, etc.). In addition, there may be instances where impairment losses are recognized even if the 20% and 50% criteria are not satisfied (e.g., plan to sell the security in the near term and the fair value is below the cost basis).

     For investments accounted for using the cost or equity method of accounting, management evaluates information (e.g., budgets, business plans, financial statements, etc.) in addition to quoted market price, if any, in determining whether an other-than-temporary decline in value exists. Factors indicative of an other-than-temporary decline include recurring operating losses, credit defaults and subsequent rounds of financing at an amount below the cost basis of the investment. This list is not all inclusive and management weighs all quantitative and qualitative factors in determining if an other-than-temporary decline in value of an investment has occurred.

The Content Businesses have certain financing arrangements with Special Purpose Entities (“SPEs”) that provide for the accelerated receipt of cash on available accounts receivables and licensing contracts. These securitization transactions are accounted for as a sale in accordance with FAS 140 because the Content Businesses relinquished control of the receivables. Since the Content Businesses have relinquished control over these receivables and do not control the Qualifying SPE that holds the receivables, the amounts held in these securitization facilities are not included in the combined financial statements of the Content Businesses.

Foreign Currency Translation

     The financial position and operating results of substantially all foreign operations are reported using the local currency as the functional currency. Local currency assets and liabilities are translated at the rates of exchange on the balance sheet date, and local currency revenues and expenses are translated at average rates of exchange during the period. Resulting translation gains or losses are included in the accompanying combined statement of divisional equity as a component of accumulated other comprehensive income (loss).

Business Combinations

     Business combinations have been accounted for using the purchase method of accounting. Business combinations which have been accounted for under the purchase method of accounting include the results of operations of the acquired business from the effective date of acquisition. The cost to acquire companies, including transaction costs, have been allocated to the underlying net assets of the acquired company in proportion to their respective fair values. Any excess of the purchase price over estimated fair values of the net assets acquired has been recorded as goodwill. In certain purchase business combinations, the Content Businesses may review the operations of the acquired company and implement plans to restructure its operations. As a result, the Content Businesses may accrue a liability related to these restructuring plans using the criteria prescribed in EITF Issue No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination.” The impact of accruing these liabilities in connection with a purchase business combination is that the related cost is reflected as a liability assumed in the acquisition and results in additional goodwill as opposed to being included as a charge in the current period determination of income.

Cumulative Effect of Change in Film Accounting Principle

     The Content Businesses adopted the provisions of the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 00-2, “Accounting by Producers or Distributors of Films” retroactively to the beginning of 2000. As a result, 2000 net income includes a one-time, non-cash charge of $524 million, primarily to reduce the carrying value of film inventory.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

     Significant estimates inherent in the preparation of the accompanying combined financial statements include management’s forecast of anticipated revenues and cash flows from investments, the sale of future and existing consumer products, as well as from the distribution of theatrical and television product, in order to evaluate the ultimate recoverability of accounts receivable, film inventory and investments recorded as assets in the combined balance sheet. Sales of home video product in the filmed entertainment industry are subject to customers’ rights to return unsold items.

     Management periodically reviews such estimates and it is reasonably possible that management’s assessment of recoverability of accounts receivable, individual films and television product and investments may change based on actual results or other factors.

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Revenues and Costs

Networks

     Network revenues are primarily derived from subscriber fees and advertising. Subscriber fees are recorded as revenues in the period the service is provided and advertising revenues are recognized in the period that the advertisements are exhibited. The costs of rights to exhibit feature films and other programming on pay cable services during one or more availability periods (“programming costs”) generally are recorded as inventory when the programming is initially available for exhibition, and are allocated to the appropriate availability periods and amortized as the programming is exhibited.

Filmed Entertainment

     Feature films are produced or acquired for initial exhibition in theaters followed by distribution in the home video, pay cable, basic cable, broadcast network and syndicated television markets. Generally, distribution to the theatrical, home video and pay cable markets (the primary markets) is completed within eighteen months of initial release. Thereafter, feature films are distributed to the basic cable, broadcast network and syndicated television markets (the secondary markets). Theatrical revenues are recognized as the films are exhibited. Home video revenues, less a provision for returns, are recognized when the home videos are sold. Revenues from the distribution of theatrical product to cable, broadcast network and syndicated television markets are recognized when the films are available to telecast.

     Television films and series are initially produced for the broadcast networks, cable networks or first-run television syndication (the primary markets) and may be subsequently licensed to foreign or domestic cable and syndicated television markets (the secondary markets). Revenues from the distribution of television product are recognized when the films or series are available to telecast, except for barter agreements where the recognition of revenue is deferred until the related advertisements are exhibited.

     License agreements for the telecast of theatrical and television product in the cable, broadcast network and syndicated television markets are routinely entered into well in advance of their available date for telecast, which is generally determined by the telecast privileges granted under previous license agreements. Accordingly, there are significant contractual rights to receive cash and barter under these licensing agreements. For cash contracts, the related revenues will not be recognized until such product is available for telecast under the contractual terms of the related license agreement. For barter contracts, the related revenues will not be recognized until the product is available for telecast and the advertising spots received under such contracts are either used or sold to third parties. All of these contractual rights for which revenue is not yet recognizable is referred to as “backlog.”

     Inventories of theatrical and television product are stated at the lower of unamortized cost or net realizable value. Cost principally consists of direct production costs and production overhead. A portion of the cost to acquire Time Warner in 2001, including Time Warner’s interest in the Content Businesses, was allocated to its theatrical and television product, including an allocation to purchased program rights and product that had been exhibited at least once in all markets (“Library”). Library product is amortized on a straight-line basis over twenty years, which approximates the use of the film-forecast method. Individual films and series are amortized, and the related participations and residuals are accrued, based on the proportion that current revenues from the film or series bear to an estimate of total revenues anticipated from all markets. These estimates are revised periodically and losses, if any, are provided in full.

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Advertising Costs

     The Content Businesses expense advertising costs for theatrical and television production as incurred, in accordance with SOP 00-2. Other advertising costs are expensed upon the first exhibition of the advertisement, in accordance with SOP 93-7, “Reporting on Advertising Costs.” Advertising expense was $1.7 billion in 2002, $1.4 billion in 2001 and $1.3 billion in 2000.

Cash and Equivalents

     Cash equivalents consist of commercial paper and other investments that are readily convertible into cash and have original maturities of three months or less. Cash equivalents are carried at cost, which approximates fair value.

Derivatives and Financial Instruments

     The Content Businesses account for derivatives in accordance with FAS 133. FAS 133 requires that all derivative instruments be recognized on the balance sheet at fair value. In addition, FAS 133 provides that for derivative instruments that qualify for hedge accounting, changes in the fair value will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in the accompanying combined statement of divisional equity as a component of accumulated other comprehensive income (loss) until the hedged item is recognized in earnings, depending on whether the derivative is being used to hedge changes in fair value or cash flows. The ineffective portion of a derivative’s change in fair value is immediately recognized in earnings. The adoption of FAS 133 did not have a material effect on the Content Businesses’ combined financial statements (Note 10).

     The carrying value of the Content Businesses’ financial instruments approximates fair value, except for certain differences relating to investments accounted for at cost and other financial instruments that are not significant (Note 4). The fair value of financial instruments is generally determined by reference to market values resulting from trading on a national securities exchange or in an over-the-counter market. In cases where quoted market prices are not available, fair value is based on estimates using present value or other valuation techniques.

Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation is provided generally on the straight-line method over useful lives ranging up to thirty years for buildings and improvements and up to sixteen years for furniture, fixtures and other equipment. Property, plant and equipment consists of:

	December 31,

	2002	2001

	(millions)
Land and buildings	$671	$662
Furniture, fixtures and other equipment	646	570

Gross property, plant and equipment	1,317	1,232

Less: accumulated depreciation	(294)	(251)

Net property, plant and equipment	$1,023	$981

     The Content Businesses periodically review the carrying value of its long-lived assets, including property, plant and equipment, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent fair value of a long-lived asset, determined based upon the estimated future cash inflows attributable to the asset, less estimated future cash outflows, are less than the carrying amount, an impairment loss is recognized.

Goodwill and Other Intangible Assets

     FASB Statement No. 142, “Goodwill and Other Intangible Assets” (“FAS 142”) addresses the accounting that must be applied to goodwill and intangible assets subsequent to their initial recognition. Among the most significant changes from previous rules include: (1) goodwill and indefinite-lived intangible assets are no longer amortized; (2) goodwill and indefinite-lived intangible assets are tested for impairment at least annually; and (3) the amortization period of intangible assets that have finite lives are no longer limited to forty years.

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

     Amortization of goodwill and intangible assets was $144 million in 2002, $768 million in 2001 and $127 million in 2000. Accumulated amortization of goodwill and intangible assets at December 31, 2002 was $1.109 billion and $966 million at December 31, 2001. The Content Businesses will continue to amortize intangible assets that are deemed to have a finite useful life, including film and television libraries and customer lists, which are amortized over average useful lives of 20 and 5 years, respectively. However, goodwill and certain intangible assets, including brands and trademarks, are no longer amortized. Instead, goodwill and certain intangible assets are assessed for impairment using fair value measurement techniques.

     Specifically, goodwill impairment is determined using a two-step process. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of the goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit.

     Impairment tests for intangible assets not subject to amortization consist of a comparison of the fair value of the intangible asset with its carrying value. If the carrying value of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. For intangible assets subject to amortization, to the extent the fair value of the intangible asset, determined based upon the estimated future cash inflows attributable to the asset less estimated future cash outflows, is less than the carrying amount, an impairment loss is recognized.

Income Taxes

     Income taxes are provided for using the liability method prescribed by FASB Statement No. 109, “Accounting for Income Taxes.” Under the liability method, deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial statement and income tax purposes, as determined under enacted tax laws and rates.

     The Content Businesses are generally not subject to U.S. federal, state or local income taxation. However, certain operations of the Content Businesses are conducted by subsidiary corporations, which are subject to domestic and/or foreign taxation.

Stock-Based Compensation

     AOL Time Warner has various stock option plans under which it may grant options to purchase AOL Time Warner common stock to employees of AOL Time Warner and its subsidiaries, including employees of the Content Businesses. AOL Time Warner follows the provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation” (“FAS 123”). The provisions of FAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. AOL Time Warner has elected to continue to apply APB 25 in accounting for its stock option incentive plans (Note 8).

     In accordance with APB 25 and related interpretations, compensation expense for stock options is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. Generally, the exercise price for stock options granted to employees of the Content Businesses equals or exceeds the fair market value of AOL Time Warner common stock at the date of grant, thereby resulting in no recognition of compensation expense by AOL Time Warner, nor charged to the Content Businesses. For awards that generate compensation expense as defined under APB 25, AOL Time Warner calculates the amount of compensation expense and recognizes the expense over the vesting period of the award and charges the Content Businesses for these awards.

     FASB Statement No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure” (“FAS 148”) provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. FAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Had stock options been included in the combined statement of operations, the Content Businesses’ allocable share of compensation cost would have reduced net income (loss) to the pro forma amounts indicated below:

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

	Years Ended December 31,

	2002	2001	2000

		(millions)
Net income (loss), as reported	$(3,810)	$162	$56
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(168)	(39)	(83)

Pro forma net income (loss)	$(3,978)	$123	$(27)

Comprehensive Income (Loss)

     Comprehensive income (loss), which is reported on the accompanying combined statement of divisional equity as a component of accumulated other comprehensive income (loss), consists of net income (loss) and other gains and losses affecting divisional equity that, under accounting principles generally accepted in the United States are excluded from net income (loss).

     The following summary sets forth the components of other comprehensive income (loss) accumulated in divisional equity:

					Accumulated
	Foreign	Net	Derivative	Unfunded	Other
	Currency	Unrealized	Financial	Accumulated	Comprehensive
	Translation	Gains (Losses) on	Instrument	Benefit	Income
	Gains	Securities	(Losses)	Obligation	(Loss)

	(in millions)
Balance at December 31, 2000	$—	$—	$—	$—	$—
2001 activity	1	(7)	—	—	(6)

Balance at December 31, 2001	1	(7)	—	—	(6)
2002 activity	35	2	(21)	(83)	(67)

Balance at December 31, 2002	$36	$(5)	$(21)	$(83)	$(73)

2. GOODWILL AND INTANGIBLE ASSETS

     Upon adoption of FAS 142 in the first quarter of 2002, the Content Businesses recorded a one-time, noncash charge of $4.995 billion to reduce the carrying value of goodwill. The impairment charge was associated solely with goodwill resulting from the Merger. This charge is reflected as a cumulative effect of an accounting change in the accompanying combined statement of operations. The impairment charge did not affect the Content Businesses’ liquidity or result in the non-compliance of any financial covenants.

     Prior to performing the review for impairment, FAS 142 required that all goodwill deemed to be related to the entity as a whole be assigned to all of AOL Time Warner’s reporting units, including the reporting units of the acquirer. As a result, effective January 1, 2002, $744 million of goodwill related to the Merger, which was previously allocated to other segments of AOL Time Warner, was reallocated to the Content Businesses.

     A summary of changes in the Content Businesses’ goodwill during the year ended 2002, and total assets at December 31, 2002, by business segment is as follows (millions):

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

	Goodwill
					Total Assets
	December 31,	Adjustments &	Cumulative Effect of	December 31,	December 31,
	2001	Acquisitions(a)	Accounting Change	2002	2002

Filmed Entertainment	$6,492	$(321)	$(2,851)	$3,320	$13,276
Networks(b)	7,830	1,123	(2,144)	6,809	10,240
Corporate	33	(33)	—	—	840

Total	$14,355	$769	$(4,995)	$10,129	$24,356

(a)	Reflects a reallocation of goodwill of $744 million to the Content Businesses from other segments of AOL Time Warner under FAS 142 and purchase price adjustments related to several smaller acquisitions consummated in 2001.
(b)	Includes impairments at HBO ($1.933 billion) and The WB Network ($211 million).

     The Content Businesses’ intangible assets and related accumulated amortization consisted of the following (millions):

	As of December 31, 2002			As of December 31, 2001

		Accumulated			Accumulated
	Gross	Amortization(a)	Net	Gross	Amortization(a)	Net

Intangible assets subject to amortization:
Film library, customer lists and other intangible assets	$2,580	$(300)	$2,280	$2,580	$(156)	$2,424

Total	$2,580	$(300)	$2,280	$2,580	$(156)	$2,424

Intangible assets not subject to amortization:
Trademarks and other intangible assets	$2,150	$(61)	$2,089	$2,150	$(61)	$2,089

Total	$2,150	$(61)	$2,089	$2,150	$(61)	$2,089

(a)	Accumulated amortization for intangible assets not subject to amortization relates to amortization expense recognized prior to the adoption of FAS 142.

     The Content Businesses recorded amortization expense for intangible assets of $144 million in 2002, $768 million in 2001 and $127 million in 2000. Based on the current amount of intangible assets subject to amortization, the estimated amortization expense for each of the succeeding five years is as follows: 2003: $145 million; 2004: $145 million; 2005: $145 million; 2006: $183 million; and 2007: $183 million. As acquisitions and dispositions occur in the future and as purchase price allocations are finalized, these amounts may vary.

     The 2001 and 2000 financial results do not reflect the provisions of FAS 142. Had the Content Businesses adopted FAS 142 on January 1, 2000, the historical net income would have been changed to the adjusted amounts indicated below (millions):

	Year Ended December 31,

	2001	2000

As reported net income	$162	$56
Add: goodwill and intangibles amortization	630	67

Adjusted net income	$792	$123

3. MERGER AND RESTRUCTURING COSTS

Merger Costs Capitalized as Cost of Acquisition

     In connection with the Merger, AOL Time Warner reviewed its operations and implemented several plans to restructure its operations (“restructuring plans”). As a result, the Content Businesses recorded a restructuring liability of $168 million during 2001. The restructuring liability included costs to exit certain activities and costs to reduce the work force. Such amounts were recognized as liabilities assumed in a purchase business combination and included in the allocation of the cost to acquire Time Warner. Accordingly, such amounts resulted in additional goodwill being recorded in connection with the Merger.

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

     Of the total restructuring costs, $55 million related to work force reductions and represented employee termination benefits. Employee terminations ranged from senior executives to line personnel. The number of employees initially identified to be involuntarily terminated or relocated approximated 420. As of December 31, 2002, all of the terminations had occurred. Because certain employees can defer receipt of termination benefits, cash payments may continue after the employee has been terminated (generally for periods up to 24 months). Employee termination payments of $15 million were made in 2001 and $13 million were made in 2002. In addition during 2002, there were non-cash reductions in the restructuring accrual of $5 million, as actual employee termination payments were less than amounts originally estimated.

     The restructuring charge also includes approximately $113 million associated with exiting certain under-performing operations, including the Studio Stores operation included in the Filmed Entertainment segment. The restructuring accrual associated with these exit activities specifically includes incremental costs and contractual obligations for items such as leasehold termination payments and other facility exit costs incurred as a direct result of these plans. Payments related to exit activities were approximately $71 million in 2001 and $21 million in 2002.

     Selected information relating to the restructuring plans follows (in millions):

	Employee
	Termination	Exit Costs	Total

Initial accruals	$55	$113	$168
Cash paid – 2001	(15)	(71)	(86)

Restructuring liability as of December 31, 2001	$40	$42	$82
Cash paid – 2002	(13)	(21)	(34)
Non-cash reductions(a) – 2002	(5)	—	(5)

Restructuring liability as of December 31, 2002	$22	$21	$43

(a)	Non-cash reductions represent adjustments to the original restructuring accrual and a corresponding change in goodwill, as actual costs related to employee terminations and other exit costs differed from original estimates.

     4.     INVESTMENTS, INCLUDING AVAILABLE-FOR-SALE SECURITIES

     The Content Businesses’ investments, including available-for-sale securities consist of:

	December 31,

	2002	2001

	(millions)
Equity method investments	$857	$855
Cost-method investments(a)	11	11
Fair-value method investments, including equity derivative instruments(a)	101	157

Total	$969	$1,023

(a)	The fair value of the Content Businesses’ cost-method and fair-value investments, including equity derivative instruments, was approximately $112 million at December 31, 2002 and $168 million at December 31, 2001.

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Equity-Method Investments

     At December 31, 2002, investments accounted for using the equity method and the voting ownership percentage held by the Content Businesses included: Comedy Partners, L.P. and Courtroom Television Network, LLC. (both 50% owned) and certain programming joint ventures (generally 25-50% owned). A summary of combined financial information as reported by the equity investees of the Content Businesses is set forth below:

	Years Ended December 31,

	2002	2001	2000

	(millions)
Operating Results:
Revenues	$1,114	$640	$662
Operating income	144	99	127
Net income	86	75	100
Balance Sheet:
Current assets	323	244	210
Total assets	974	840	502
Current liabilities	288	162	108
Long-term debt	120	—	—
Total liabilities	535	350	193
Total shareholders’ equity	439	490	309

     The above table represents the combined financial information of entities in which the Content Businesses have an investment accounted for using the equity method of accounting. These amounts are not the amounts reflected on the accompanying combined financial statements. Consistent with the Content Businesses’ accounting policy for equity investments, as described in Note 1, it has included approximately $857 million in “Investments, including available-for-sale securities” on the accompanying December 31, 2002 combined balance sheet, representing the Content Businesses’ investment in and amounts due to and from the equity investee. Similarly, the Content Businesses recorded $9 million of income in Other Income (Expense) net, in the accompanying combined statement of operations, representing the Content Businesses’ share in the income of the investees in 2002. The Content Businesses had recorded a net loss of $58 million in 2001 and net loss of $13 million in 2000 from those equity investees.

     Under the purchase method of accounting, the cost to acquire Time Warner was allocated to its underlying net assets, including investments accounted for using the equity method of accounting, based on their estimated fair values. As a result, the Content Businesses’ equity method investments were adjusted upward by approximately $600 million. These adjustments, which approximated the difference between the Content Businesses’ carrying value in the investees and the underlying equity in the net assets of the investees, were amortized on a straight-line basis over a weighted-average useful life of 10 years. However, upon adoption of FAS 142 in the first quarter of 2002, AOL Time Warner ceased amortizing goodwill included in the carrying value of investments accounted for under the equity method of accounting.

Gains on Sale of Interest in CanalSatellite

     During 2000, Warner Bros. recognized a net pretax, investment-related gain of approximately $65 million, principally relating to additional proceeds received in 2000 in connection with the 1999 sale of an interest in CanalSatellite. This gain has been included in other expense, net, in the accompanying combined statement of operations in 2000.

5. INVENTORIES AND FILM COSTS

     Inventories and film costs consist of:

	December 31,

	2002	2001

	(millions)
Programming costs, less amortization	$1,314	$1,285
Merchandise	154	158
Film costs-theatrical:
Released, less amortization	602	650
Completed and not released	94	285
In production	458	346
Development and pre-production	39	36

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Film costs-television:
Released, less amortization	160	123
Completed and not released	165	95
In production	69	59
Development and pre-production	5	2

Total inventories and film costs(a)	3,060	3,039
Less current portion of inventory(b)	871	852

Total noncurrent inventories and film costs	$2,189	$2,187

(a)	Does not include $2.253 billion and $2.391 billion of net film library costs as of December 31, 2002 and December 31, 2001, respectively, which are included in intangible assets subject to amortization on the accompanying combined balance sheet.
(b)	Current inventory as of December 31, 2002 and December 31, 2001 is comprised of programming inventory at the Networks segment ($717 million and $694 million, respectively) and videocassettes and DVDs at the Filmed Entertainment segment ($154 million and $158 million, respectively).

     Excluding the film library, approximately 93% of unamortized film costs for released films is expected to be amortized within three years, of which approximately $786 million of released and completed and not released films is expected to be amortized in 2003.

6. FINANCING ARRANGEMENTS

Financing Arrangements

     From time to time, AOL Time Warner enters into various financing arrangements with special purpose entities (“SPEs”). These arrangements include facilities which provide for the accelerated receipt of cash on certain accounts receivable and backlog licensing contracts. The Content Businesses employ these arrangements because they provide a cost-efficient form of financing, including certain tax benefits. The Content Businesses are able to realize cost efficiencies under these arrangements since the assets securing the financing are held by a legally separate, bankruptcy-remote SPE and provide direct security for the funding being provided. These facilities generally have relatively short-term maturities. The assets and financing associated with these arrangements, which are discussed in more detail in the following paragraphs, generally qualify for off-balance sheet treatment.

Accounts Receivable Securitization Facilities

     During 2002, the Content Businesses participated in two of AOL Time Warner’s accounts receivable securitization facilities that provided for the accelerated receipt of approximately $800 million of cash on available accounts receivables, including a $350 million accounts receivable securitization facility that matured during the fourth quarter of 2002 and was not renewed. In connection with these facilities, the Content Businesses sold, on a revolving and nonrecourse basis, certain of its accounts receivables (“Pooled Receivables”) to a qualifying SPE, which in turn sold a percentage ownership interest in the Pooled Receivables to third-party commercial paper conduits sponsored by financial institutions. These securitization transactions are accounted for as a sale in accordance with FASB Statement No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“FAS 140”), because the Content Businesses relinquished control of the receivables. Accordingly, accounts receivable sold under these facilities are excluded from receivables in the accompanying combined balance sheet.

     As proceeds for the accounts receivables sold to the qualifying SPE, the Content Businesses received cash, for which there is no obligation to repay, and an interest-bearing retained beneficial interest, which is included in receivables on the accompanying combined balance sheet. In addition, the Content Businesses service the Pooled Receivables on behalf of the qualifying SPE.

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Income received by the Content Businesses in exchange for this service is equal to the prevailing market rate for such service and has not been material in any period. The retained beneficial interest, which has been adjusted to reflect the portion that is not expected to be collectible, bears an interest rate that varies with the prevailing market interest rates. For this reason, and because the accounts receivables underlying the retained ownership interest that were sold to the qualifying SPE are generally short term in nature, the fair value of the notes receivable approximated its carrying value at December 31, 2002 and at December 31, 2001. The retained beneficial interest related to the sale of Pooled Receivables to a qualifying SPE is reflected in accounts receivables, net on the Content Businesses’ combined balance sheet and was $481 million at December 31, 2002 and $416 million at December 31, 2001. In 2002, additional net proceeds received from the Content Businesses’ accounts receivable from its accounts receivable securitization programs were not material. In 2001, additional net proceeds for the accounts receivables sold to the qualifying SPE were $116 million.

Backlog Securitization Facility

     The Content Businesses also have a backlog securitization facility, which effectively provides for the accelerated receipt of up to $500 million of cash on available licensing contracts. Assets securitized under this facility consist of cash contracts for the licensing of theatrical and television product for broadcast network and syndicated television exhibition, under which revenues have not been recognized because such product is not available for telecast until a later date (“Backlog Contracts”). In connection with this securitization facility, the Content Businesses sell, on a revolving and nonrecourse basis, certain of its Backlog Contracts (“Pooled Backlog Contracts”) to a qualifying SPE, which in turn sells a percentage ownership interest in the Pooled Backlog Contracts to a third-party commercial paper conduit sponsored by a financial institution. As of December 31, 2002, the Content Businesses did not have any unused capacity under this facility.

     Because the Backlog Contracts securitized under this facility consist of cash contracts for the licensing of theatrical and television product that have already been produced, the recognition of revenue for such completed product is dependent only upon the commencement of the availability period for telecast under the terms of the licensing agreements. Accordingly, the proceeds received under the program are classified as deferred revenues in long-term liabilities in the accompanying combined balance sheet. The amount of related deferred revenues reflected on the Content Businesses’ accompanying combined balance sheet related to the backlog securitization facility was $500 million and $442 million at December 31, 2002 and December 31, 2001, respectively. Total filmed entertainment backlog contracts outstanding were approximately $3.2 billion and $3.8 billion at December 31, 2002 and December 31, 2001, respectively.

Rating Triggers and Financial Covenants

     Each of the Content Businesses’ financing arrangements with SPEs contain customary covenants. A breach of such covenants in the financing arrangements that continues beyond any grace period constitutes a termination event which can limit the facility as a future source of liquidity; however, there would be no claims on the Content Businesses for the receivables or backlog contracts previously sold. As of December 31, 2002, and through the date of this filing, the Content Businesses were in compliance with all covenants. Management does not anticipate any difficulty complying with the covenants currently in place in the foreseeable future.

Film Sale-Leaseback Transactions

     From time to time, the Content Businesses have entered into arrangements with investors in which certain films are sold and leased back. The sale-leaseback of the films allows the investors to claim certain international tax benefits of ownership of the film master negatives while the Content Businesses maintain control over all exploitation rights and privileges to the films. Such entities are capitalized with the investors’ capital and debt and the investors participate in all of the profits or losses of the entities. The present value to these entities of the future revenue streams attributable to these transactions was $1.3 billion as of December 31, 2002. The Content Businesses do not consolidate nor participate in the operating results of the entities. The Content Businesses retain certain proceeds as consideration for entering into the sale-leaseback transactions, and record the consideration received as a reduction of corresponding film costs. This benefit to the Content Businesses from these transactions that was recognized as a reduction to film cost amortization in 2002 was $47 million.

Capital Distributions

     During 2002, the Content Businesses made certain stock option and tax-related capital distributions to AOL Time Warner of $22 million and $473 million, respectively. During 2001, the Content Businesses made certain capital distributions to AOL Time Warner of $210 million, consisting of $44 million of tax-related distributions and $166 million of stock option related distributions. During 2000, the Content Businesses made tax-related distributions to AOL Time Warner of $628 million and stock option distributions of $177 million. As a result of the TWE Restructuring, the financial statements reflect capital distributions to (from) TWE Cable of $81 million at December 31, 2000, ($66) million at December 31, 2001 and $1.130 billion at December 31, 2002.

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

7. INCOME TAXES

     Domestic and foreign pretax income (loss) are as follows:

	Years Ended December 31,

	2002	2001	2000

	(millions)
Domestic	$1,196	$204	$575
Foreign	132	80	153

Total	$1,328	$284	$728

     Current and deferred income taxes are as follows:

	Years Ended December 31,

	2002	2001	2000

	(millions)
Federal:
Current	$—	$—	$11
Deferred	6	4	6
Foreign:
Current(a)	139	106	138
Deferred	(9)	11	(11)
State and local:
Current	7	1	4
Deferred	—	—	—

Total income taxes	$143	$122	$148

(a)	Includes foreign withholding taxes of $81 million in 2002, $69 million in 2001 and $78 million in 2000.

8. STOCK-BASED COMPENSATION PLANS

Stock Option Plans

     AOL Time Warner has various stock option plans under which AOL Time Warner may grant options to purchase AOL Time Warner common stock to employees of AOL Time Warner and its subsidiaries including employees of the Content Businesses. Such options have been granted to employees of the Content Businesses with exercise prices equal to, or in excess of, fair market value at the date of grant. Accordingly, in accordance with APB 25 and related interpretations, compensation cost generally is not recognized for its stock option plans. Generally, the options become exercisable over a four-year vesting period and expire ten years from the date of grant.

     For purposes of applying FAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions (which, for 2000 reflect the impact of the announced Merger) used for grants to the Content Businesses’ employees in 2002, 2001 and 2000: dividend yields of 0% in all years; expected volatility of 52.9%, 59.3% and 46.3%, respectively; risk-free interest rates of 4.12%, 4.8% and 6.4%, respectively; and expected terms to exercise of ..47 years after vesting for 2002 and 1.0 years after vesting for 2001 and 2000.

     The weighted average fair value of an option granted to the Content Businesses’ employees during the year was $9.32 in 2002, $21.29 in 2001 and $21.15 in 2000.

     A summary of stock option activity with respect to employees of the Content Businesses is as follows:

	Thousands	Weighted-Average
	of Shares	Exercise Price

Balance at December 31, 1999	53,332	$17.23
Granted	4,577	56.92
Exercised	(4,600)	13.80
Cancelled(a)	(232)	50.44
Balance at December 31, 2000	53,077	20.80
Granted(b)	17,841	45.45
Exercised	(7,628)	13.80
Cancelled(a)	(572)	47.48

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Balance at December 31, 2001	62,718	28.42
Granted	12,245	24.51
Exercised	(1,960)	9.69
Cancelled(a)	(1,026)	38.22

Balance at December 31, 2002	71,977	$28.13

(a)	Includes all options cancelled and forfeited during the year, as well as options related to employees who have been transferred out of and into the Content Businesses to and from AOL Time Warner segments other than the Content Businesses.
(b)	In 2001, a special Founder’s Grant was issued to most individuals who were employees of the Content Businesses during the year the Merger was consummated, only a portion of which was recurring in the future.

	December 31,

	2002	2001	2000

	(thousands)
Exercisable	46,606	42,499	48,669

     The following table summarizes information about stock options outstanding with respect to employees of the Content Businesses at December 31, 2002:

	Options Outstanding			Options Exercisable

		Weighted-Average
Range of	Number Outstanding	Remaining	Weighted- Average	Number Exercisable	Weighted- Average
Exercise Prices	at 12/31/02	Contractual Life	Exercise Price	at 12/31/02	Exercise Price

	(thousands)	(years)		(thousands)
Under $10	378	1.89	$7.64	378	$7.64
$10.01 to $15.00	24,389	2.65	$13.18	23,792	$13.20
$15.01 to $20.00	6,397	5.36	$16.72	4,464	$16.18
$20.01 to $30.00	13,757	7.83	$25.19	4,592	$22.35
$30.01 to $45.00	9,531	7.37	$38.59	5,953	$38.71
$45.01 to $50.00	13,186	7.88	$48.02	4,632	$47.66
$50.01 to $60.00	4,155	7.51	$56.28	2,661	$56.72
$60.01 to $90.00	184	7.25	$64.00	134	$64.00

Total	71,977	5.75	$28.13	46,606	$23.65

     The Content Businesses reimburse AOL Time Warner for the use of AOL Time Warner stock options when employees of the Content Businesses exercise their shares. There were stock option related distributions from the Content Businesses to AOL Time Warner of $22 million in 2002 and $166 million in 2001.

9. BENEFIT PLANS

     The Content Businesses have defined benefit pension plans covering most domestic employees. Pension benefits are based on formulas that reflect the employees’ years of service and compensation levels during their employment period. AOL Time Warner’s common stock represents approximately 5% and 10% of the fair value of the plan assets at December 31, 2002 and 2001, respectively. After consummation of the Merger, participation in the Content Businesses’ defined benefit pension plans was limited to employees who previously participated in these plans. A summary of activity for the Content Businesses’ defined benefit pension plans is as follows:

	Years Ended December 31,

	2002	2001	2000

	(millions)
Components of Pension Expense
Service cost	$13	$12	$17
Interest cost	21	20	20
Expected return on plan assets	(21)	(22)	(24)
Net amortization and deferral	3	—	(7)

Total pension expense	$16	$10	$6

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

	December 31,

	2002	2001

	(millions)
Change in Projected Benefit Obligation
Projected benefit obligation at beginning of year	$288	$258
Service cost	13	12
Interest cost	21	20
Actuarial loss	30	21
Benefits paid	(12)	(14)
Amendments to plan provisions	27	(9)

Projected benefit obligation at end of year	$367	$288

Change in Plan Assets
Fair value of plan assets at beginning of year	$248	$249
Actual return on plan assets	(36)	(21)
Employer contribution	27	31
Benefits paid	(11)	(11)

Fair value of plan assets at end of year(a)	$228	$248

Underfunded projected benefit obligation	$(139)	$(40)
Additional minimum liability(b)	(113)	(5)
Unrecognized actuarial (gain) loss(c)	150	65
Unrecognized prior service cost	30	3

Prepaid (accrued) pension expense	$(72)	$23

(a)	Includes approximately 4 million shares of AOL Time Warner common stock in 2002 and 2001, respectively.
(b)	The additional minimum liability is primarily offset by a $83 million reduction of other comprehensive income and a $30 million intangible asset in the combined balance sheet.
(c)	Reflects both an actuarial loss on plan assets that significantly exceeded the assumed rate of return in 2002 and a decrease in the discount rate from 7.50% to 6.75% in 2002.

	December 31,

	2002	2001	2000

Weighted-Average Pension Assumptions
Discount rate	6.75%	7.50%	7.75%
Expected return on plan assets	9%	9%	9%
Rate of compensation increase	4.5%	4.5%	5%

     Included above are projected benefit obligations and accumulated benefit obligations for unfunded defined benefit pension plans of $46 million and $44 million as of December 31, 2002, respectively; and $19 million and $28 million as of December 31, 2001, respectively. As of December 31, 2002, the projected benefit obligation, accumulated benefit obligation and fair value of plan assets were $367 million, $300 million and $228 million, respectively, for plans where the accumulated benefit obligation exceeded the fair value of plan assets.

     Certain domestic employees of the Content Businesses participate in multi-employer pension plans as to which the expense amounted to $26 million in 2002, $22 million in 2001 and $24 million in 2000. Employees of the Content Businesses’ operations in foreign countries participate to varying degrees in local pension plans, which in the aggregate are not significant.

     The Content Businesses’ employees also generally participate in certain defined contribution plans, including savings and profit sharing plans, as to which the expense amounted to $10 million in 2002, $9 million in 2001 and $5 million in 2000. Contributions to the savings plans are based upon a percentage of the employees’ elected contributions.

Qualified Pension Funding Liability

     During the fourth quarter of 2002, the Content Businesses recorded an unfunded accumulated benefit obligation of approximately $28 million. This liability represents the excess of the accumulated benefit obligation under the Content Businesses’ qualified defined benefit pension plans over the fair value of the plans’ assets. In accordance with GAAP, this

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

liability was established by a charge to divisional equity of $83 million, resulting in no effect to the accompanying combined statement of operations. In early 2003, the Content Businesses made cash contributions to plan assets of approximately $59 million, which resulted in a funded status of approximately 90% relative to the projected benefit obligation under the qualified defined benefit pension plans.

10. DERIVATIVE FINANCIAL INSTRUMENTS

     The Content Businesses participate in AOL Time Warner’s hedging program and uses derivative financial instruments principally to manage the risk that changes in foreign currency exchange rates will affect the amount of unremitted or future license fees to be received from the sale of U.S. copyrighted products abroad and to manage equity price risk in the Content Businesses’ investment holdings. The following is a summary of the Content Businesses’ foreign currency risk management strategy and the effect of this strategy on the Content Businesses’ combined financial statements.

Foreign Currency Risk Management

     Foreign exchange contracts are used primarily by the Content Businesses to hedge the risk that unremitted or future license fees owed to the Content Businesses domestic companies for the sale or anticipated sale of U.S. copyrighted products abroad may be adversely affected by changes in foreign currency exchange rates. Similarly, the Content Businesses enter into foreign exchange contracts to hedge film production costs abroad. As part of its overall strategy to manage the level of exposure to the risk of foreign currency exchange rate fluctuations, primarily exposure to changes in the value of the British pound, Japanese yen, and European currency, the Content Businesses hedge a portion of its foreign currency exposures anticipated over the ensuing fifteen-month period (the “hedging period”). The hedging period covers revenues expected to be recognized over the ensuing twelve-month period; however there is often a lag between the time that revenue is recognized and the transfer of foreign-denominated revenues back into U.S. dollars. Therefore, the hedging period covers a fifteen-month period. To hedge this exposure, the Content Businesses use foreign exchange contracts that generally have maturities of three months to fifteen months to provide continuing coverage throughout the hedging period. AOL Time Warner reimburses or is reimbursed by the Content Businesses for contract gains and losses related to the Content Businesses’ foreign currency exposure. At December 31, 2002, the Content Businesses had effectively hedged approximately 75% of the estimated net foreign currency exposures that principally relate to anticipated cash flows to be remitted to the U.S. over the hedging period.

     The Content Businesses record these foreign exchange contracts at fair value in its combined balance sheet and the related gains or losses on these contracts are deferred in divisional equity (as a component of comprehensive income). These deferred gains and losses are recognized in income in the period in which the related license fees being hedged are received and recognized in income. However, to the extent that any of these contracts are not considered to be perfectly effective in offsetting the change in the value of the license fees being hedged, any changes in fair value relating to the ineffective portion of these contracts are immediately recognized in income. Gains and losses on foreign exchange contracts are generally included as a component of other expense, net, in the Content Businesses’ combined statement of operations.

     At December 31, 2002, AOL Time Warner had contracts for the sale of $1.588 billion and the purchase of $1.341 billion of foreign currencies at fixed rates. Of AOL Time Warner’s $247 million net sale contract position, $811 million of the foreign exchange sale contracts and $732 million of the foreign exchange purchase contracts related to the Content Businesses’ foreign currency exposure. Included in the Content Businesses’ foreign currency exposure were net contracts for the sale of $73 million of Canadian dollars, $65 million of Japanese yen, $176 million of European currency and net contracts for the purchase of $203 million of the British pound. Of AOL Time Warner’s net sale contract position of $239 million of foreign currencies at December 31, 2001, $320 million of the foreign exchange sale contracts and $130 million of the foreign exchange purchase contracts related to the Content Businesses’ foreign currency exposure. Included in the Content Businesses’ foreign currency exposure were net contracts for the sale of $139 million of European currency, $51 million of Japanese yen, and net contracts for the purchase of $11 million of the British pound. The Content Businesses had deferred approximately $21 million of net losses on foreign exchange contracts at December 31, 2002, which is expected to be substantially recognized in income over the next twelve months. For the years ended December 31, 2002, 2001 and 2000, the Content Businesses recognized $9 million, $9 million and $12 million in gains, respectively, on foreign exchange contracts, which were or are expected to be largely offset by corresponding decreases and increases, respectively, in the dollar value of foreign currency license fee payments that have been or are anticipated to be received in cash from the sale of U.S. copyrighted products abroad. AOL Time Warner places foreign currency contracts with a number of major financial institutions in order to minimize counterparty credit risk.

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

11. SEGMENT INFORMATION

     The Content Businesses are comprised of business interests in two fundamental areas: Filmed Entertainment, consisting principally of interests in filmed entertainment and television production; and Networks, consisting principally of interests in cable television and broadcast network programming.

     Information as to the operations of the Content Businesses in different business segments is set forth below based on the nature of the products and services offered. The Content Businesses evaluate performance based on several factors, of which the primary financial measure is operating income (loss) before non-cash depreciation of tangible assets and amortization of goodwill and intangible assets (“EBITDA”).

     The accounting policies of the business segments are the same as those described in the summary of significant accounting policies (Note 1). Intersegment sales are accounted for at fair value as if the sales were to third parties. While intercompany transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses recognized by the segment that is counterparty to the transaction) are eliminated in combination and therefore, do not themselves impact combined results.

	Year ended December 31,

	2002	2001	2000

	(millions)
Revenues
Filmed Entertainment	$7,682	$6,889	$6,609
Networks	3,413	3,024	2,723
Intersegment elimination	(374)	(364)	(254)

Total Revenues	$10,721	$9,549	$9,078

Intersegment Revenues

     In the normal course of business, the Content Businesses segments enter into transactions with one another. Examples of common intercompany transactions include:

•	The Filmed Entertainment segment generating content revenue by licensing television and theatrical programming to the Networks segment;

•	The Networks segments generating advertising and commerce revenue by cross-promoting the products and services with the Filmed Entertainment segment.

     These intercompany transactions are recorded at fair value, as if the transactions were with third parties and, therefore, impact segment performance. While intercompany transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses recognized by the segment that is counterparty to the transaction) are eliminated in combination and, therefore, do not themselves impact combined results. Revenues recognized by the Content Businesses’ segments on intercompany transactions are as follows:

	Year ended December 31,

	2002	2001	2000

	(millions)
Intersegment Revenues:
Filmed Entertainment	$322	$326	$239
Networks	52	38	15

Total intersegment revenues	$374	$364	$254

	Year ended December 31,

	2002	2001	2000

	(millions)
Operating Income (Loss)
Filmed Entertainment	$637	$219	$378
Networks	811	291	474
Corporate	(46)	(32)	(30)

Total operating income	$1,402	$478	$822

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

	Year ended December 31,

	2002	2001	2000

	(millions)
EBITDA
Filmed Entertainment	$844	$691	$585
Networks	849	703	512
Corporate	(38)	(22)	(30)

Total EBITDA	$1,655	$1,372	$1,067

	Year ended December 31,

	2002	2001	2000

	(millions)
Depreciation of Property, Plant and Equipment
Filmed Entertainment	$74	$83	$85
Networks	27	33	33
Corporate	8	10	—

Total depreciation	$109	$126	$118

	Year ended December 31,

	2002	2001	2000

	(millions)
Amortization of Intangible Assets(a)
Filmed Entertainment	$133	$389	$122
Networks	11	379	5

Total amortization	$144	$768	$127

(a)	Includes amortization relating to business combinations accounted for by the purchase method, substantially all of which arose in the merger of America Online and Time Warner in 2001.

     As discussed in Note 2, when FAS 142 was initially applied, all goodwill recognized on AOL Time Warner’s consolidated balance sheet was reviewed for impairment. Before performing the impairment review, the new guidance required that all goodwill deemed to relate to the entity as a whole be assigned to all of AOL Time Warner’s operating segments. As a result, $744 million of goodwill generated in the Merger was reallocated from other segments of AOL Time Warner resulting in a change in segment assets.

     The Content Businesses’ assets have significantly increased since December 31, 2000 due to the consummation of the Merger and the allocation of the $147 billion cost to acquire Time Warner to the underlying net assets of Time Warner, including the net assets of the Content Businesses to the extent acquired, based on their respective estimated fair values. Any excess of the purchase price over estimated fair value of the net assets acquired was recorded as goodwill and allocated among AOL Time Warner’s business segments, including the business segments of the Content Businesses. As such, the Content Businesses’ assets by business segment are as follows:

	Year ended December 31,

	2002	2001

	(millions)
Assets
Filmed Entertainment	$13,276	$16,375
Networks	10,240	11,212
Corporate(a)	840	729

Total assets	$24,356	$28,316

(a)	Consists principally of cash, cash equivalents and other investments.

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

     Information as to the Content Businesses’ capital expenditures is as follows:

	Year ended December 31,

	2002	2001	2000

	(millions)
Capital Expenditures
Filmed Entertainment	$112	$93	$96
Networks	19	17	21
Corporate	3	27	17

Total capital expenditures	$134	$137	$134

     Because a substantial portion of the Content Businesses’ international revenues is derived from the sale of U.S. copyrighted products abroad, assets located outside the United States are not material. Information as to operations in different geographical areas is as follows:

	Years Ended December 31,

	2002	2001	2000

		(millions)
Revenues
United States	$7,427	$7,083	$6,690
United Kingdom	724	583	504
Japan	446	306	265
Germany	294	184	225
France	287	201	165
Canada	253	230	203
Other international	1,290	962	1,026

Total revenues	$10,721	$9,549	$9,078

12. COMMITMENTS AND CONTINGENCIES

Commitments

     The Content Businesses’ total rent expense was $122 million in 2002, $146 million in 2001 and $169 million in 2000. The minimum net rental commitments under noncancellable long-term operating leases are: 2003- $108 million; 2004- $99 million; 2005- $98 million; 2006- $91 million; 2007- $89 million; and after 2007- $720 million. Additionally, the Content Businesses recognized sublease income of approximately $15 million in 2002 and as of December 31, 2002, the Content Businesses had future sublease income commitments of approximately $122 million.

     A summary of the Content Businesses’ firm commitments is as follows:

Firm Commitments	2003	2004-2006	2007 and thereafter	Total

	(millions)
Programming and production deals	$1,257	$1,858	$2,715	$5,830
Operating leases	108	288	809	1,205
Other firm commitments	143	43	9	195

Total firm commitments	$1,508	$2,189	$3,533	$7,230

•	The Networks segment (HBO and The WB Network) enters into agreements with movie studios to air movies they produce. Other firm commitments include contractual obligations to actors and directors. In addition, other firm commitments at December 31, 2002 include a payment of $128 million made in January 2003 to acquire an additional 11% interest in The WB Network from a related party.

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

     A summary of the Content Businesses’ contingent commitments is as follows:

		Expiration of Commitments

	Total			2007
Nature of Contingent Commitments	Commitments	2003	2004-2006	and thereafter

	(millions)
Guarantees	$2,057	$36	$287	$1,734
Other contingent commitments	191	34	25	132

Total contingent commitments	$2,248	$70	$312	$1,866

     Guarantees include guarantees the Content Businesses have provided on certain lease and operating commitments entered into by formerly owned entities and joint ventures in which the Content Businesses were or are a venture partner.

Contingencies

     On June 24, 1997, plaintiffs in Six Flags Over Georgia LLC et al. v. Time Warner Entertainment Company, L.P. et al., filed an amended complaint in the Superior Court of Gwinnett County, Georgia, claiming that, inter alia, defendants, which include the Content Businesses, violated their fiduciary duties in operating the Six Flags Over Georgia theme park. On December 18, 1998, following a trial, a jury returned a verdict in favor of plaintiffs. The total awarded to plaintiffs was approximately $454 million in compensatory and punitive damages. The case was appealed to the Georgia Court of Appeals, which affirmed the trial court’s judgment, and denied reconsideration. The Supreme Court of Georgia denied certiorari on January 18, 2001. On February 28, 2001, the compensatory damages portion of the award plus accrued interest was paid to plaintiffs. On March 1, 2001, the United States Supreme Court granted a stay as to payment of the punitive damages part of the jury’s original award, pending the resolution of a petition for certiorari to be filed by the Content Businesses, which was filed on June 15, 2001. On October 1, 2001, the United States Supreme Court granted certiorari, vacated the opinion of the Georgia Court of Appeals and remanded the case for further consideration as to punitive damages. On March 29, 2002, the Georgia Court of Appeals affirmed and reinstated its earlier decision regarding the punitive damage award. On April 18, 2002, TWE filed a petition for certiorari to the Georgia Supreme Court seeking review of the decision of the Georgia Court of Appeals, which was denied on September 16, 2002. The Georgia Supreme Court subsequently denied the Content Businesses’ motion for reconsideration of its September 16th ruling. The Content Businesses filed a petition for writ of certiorari to the United States Supreme Court, which was denied on April 21, 2003. The punitive damages portion of the award plus accrued interest totaling $391 million, which was accrued for at December 31, 2002, was paid by WCI in 2003 and the litigation is now concluded.

     On April 8, 2002, three former employees of AOL Time Warner filed Henry Spann et al. v. AOL Time Warner Inc. et al., a purported class action, in the U. S. District Court for the Central District of California. Plaintiffs have named as defendants, among others, AOL Time Warner, TWE, WEA Corp., WEA Manufacturing Inc., Warner Bros. Records, Atlantic Recording Corporation, various pension plans sponsored by the companies and the administrative committees of those plans. Plaintiffs allege that defendants miscalculated the proper amount of pension benefits owed to them and other class members as required under the plans in violation of ERISA. The lawsuit has been transferred to the U. S. District Court for the Southern District of New York. Due to the preliminary status of this matter, the Content Businesses are unable to predict the outcome of this suit.

     As of May 12, 2003, three putative class action lawsuits have been filed alleging violations of ERISA in the U.S. District Court for the Southern District of New York on behalf of current and former participants in the AOL Time Warner Savings Plan, the AOL Time Warner Thrift Plan and/or the AOL Time Warner Cable Savings Plan (the “Plans”), which may include employees of companies within the Content Businesses. Collectively, these lawsuits name as defendants AOL Time Warner, certain current and former directors and officers of AOL Time Warner and members of the Administrative Committees of the Plans. The lawsuits allege that AOL Time Warner and other defendants breached certain fiduciary duties to the Plan participants by, inter alia, continuing to offer AOL Time Warner stock as an investment under the Plans, and by failing to disclose, among other things, that AOL Time Warner was experiencing declining advertising revenues and that AOL Time Warner was inappropriately inflating advertising revenues through various transactions. The complaints seek unspecified damages and unspecified equitable relief. The ERISA actions have been consolidated with other AOL Time Warner-related shareholder lawsuits and derivative actions under the caption In re AOL Time Warner Inc. Securities and “ERISA” Litigation in the Southern District of New York. AOL Time Warner intends to defend against these lawsuits vigorously and is unable to predict the outcome of these cases or reasonably estimate a range of possible loss.

     The costs and other effects of pending or future litigation, governmental investigations, legal and administrative cases and proceedings (whether civil or criminal), settlements, judgments and investigations, claims and changes in those matters (including those matters described above), and developments or assertions by or against the Content Businesses relating to intellectual

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

property rights and intellectual property licenses, could have a material adverse effect on the Content Businesses’ business, financial condition and operating results.

13. RELATED PARTY TRANSACTIONS

Transactions with AOL Time Warner

     In the normal course of conducting their businesses, the Content Businesses have various transactions with AOL Time Warner and its subsidiaries. AOL Time Warner provides certain management services to the Content Businesses. For example, employees of the Content Businesses participate in various AOL Time Warner medical, stock option and other benefit plans, for which the Content Businesses are charged allocable shares of plan expenses, including administrative costs. In addition, AOL Time Warner provides the Content Businesses with certain corporate services, including accounting, tax, legal treasury and administration, for which the Content Businesses pay a fee. This fee was immaterial to the financial statements.

     The Content Businesses have agreements with cable television systems owned by AOL Time Warner. Such cable television systems pay fees to the Content Businesses for the right to carry cable television programming provided by HBO.

     The Filmed Entertainment segment has various service agreements with AOL Time Warner, pursuant to which the Content Businesses’ Filmed Entertainment segment provides certain management and distribution services for AOL Time Warner’s theatrical, television and animated product, as well as certain services for administrative and technical support.

     AOL Time Warner has license agreements with the Content Businesses, pursuant to which AOL Time Warner acquires broadcast rights to certain film and television product. In addition, AOL Time Warner provides DVD manufacturing services to the Content Businesses, and certain Content Businesses place advertising in magazines published by AOL Time Warner.

     For the year ended December 31, 2002, the accompanying combined statement of operations includes revenue, cost of revenue and selling, general and administrative expenses from transactions with AOL Time Warner of $414 million, $61 million and $136 million, respectively. For the year ended December 31, 2001, revenue, cost of revenue and selling, general and administrative expenses from transactions with AOL Time Warner were $569 million, $51 million and $97 million, respectively. For the year ended December 31, 2000, revenue, cost of revenue and selling, general and administrative expenses from transactions with AOL Time Warner were $513 million, $50 million and $56 million, respectively.

Transactions with Equity Method Investees

     The Content Businesses have transactions with certain unconsolidated investees accounted for under the equity method of accounting for both the Content Businesses and AOL Time Warner, generally with respect to sales of products and services in the ordinary course of business. Such transactions include the licensing of broadcast rights to film and television product by the Filmed Entertainment segment. For the year ended December 31, 2002, the accompanying combined statement of operations includes revenue and cost of revenue from the aforementioned transactions of $192 million and $35 million, respectively. For the year ended December 31, 2001, revenue and cost of revenue from the aforementioned transactions were $113 million and $12 million, respectively. For the year ended December 31, 2000, the accompanying combined statement of operations includes revenue and cost of revenue from the aforementioned transactions of $103 million and $9 million, respectively.

Transactions with Comcast

     The Content Businesses entered into various transactions with Comcast, a minority owner of the Content Businesses up until the TWE Restructuring, primarily related to the sale of programming to Comcast cable systems by the Networks segment. These transactions are executed on terms comparable to those with unrelated third parties. For the years ended December 31, 2002, 2001 and 2000, the accompanying combined statement of operations includes revenue from the aforementioned transactions of $378 million, $365 million and $248 million, respectively.

TIME WARNER ENTERTAINMENT COMPANY, L.P. — CONTENT BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

14. ADDITIONAL FINANCIAL INFORMATION

Cash Payments and Receipts

     Additional financial information with respect to cash payments and receipts are as follows:

	Years ended December 31,

	2002	2001	2000

	(millions)
Cash payments made for interest	$(15)	$(70)	$(35)
Interest income received	3	4	5

Cash interest expense, net	$(12)	$(66)	$(30)

Cash payments made for income taxes	$(153)	$(167)	$(105)
Income tax refunds received	12	4	7

Cash payments for income taxes, net	$(141)	$(163)	$(98)

Interest Expense, Net

     Interest expense, net, consists of:

	Years ended December 31,

	2002	2001	2000

	(millions)
Interest income	$3	$4	$6
Interest expense	(72)	(91)	(128)

Total interest expense, net	$(69)	$(87)	$(122)

Other Income (Expense), Net

     Other income (expense), net, consists of:

	Years ended December 31,

	2002	2001	2000

	(millions)
Other investment activity	$39	$(6)	$54
Losses on accounts receivable securitization programs	(18)	(25)	(40)
Equity accounting, principally income (losses) from equity method investees	(15)	(66)	(13)
Miscellaneous	(2)	—	(19)

Total other income (expense), net	$4	$(97)	$(18)

Other Current Liabilities

     Other current liabilities consist of:

	Years ended December 31,

	2002	2001

	(millions)
Accrued expenses	$1,558	$1,400
Accrued compensation	209	178
Deferred revenues	181	171
Accrued income taxes	43	47

Total other current liabilities	$1,991	$1,796

15. SUBSEQUENT EVENTS

     In addition to the above transactions in the normal course of business, in January 2003, the Content Businesses acquired an additional 11% interest in The WB Network from certain executives of The WB Network for $128 million. Also, the Content Businesses sold its 50% ownership interest in Comedy Partners L.P. for $1.225 billion. The transaction closed in May 2003.

Time Warner Cable Inc.
Consolidated Financial Statements
For the years ended December 31, 2002, 2001 and 2000

Report of Independent Auditors

The Board of Directors

Time Warner Cable Inc.

We have audited the accompanying consolidated balance sheets of Time Warner Cable Inc. (the “Company”) as of December 31, 2002 and 2001, and the related consolidated statements of operations, cash flows and attributed net assets for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with accounting principles generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Time Warner Cable Inc. at December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

As described in Note 1 and Note 6, respectively, to the accompanying consolidated financial statements, Time Warner Cable Inc. changed its film accounting method in 2000 and changed its method of accounting for goodwill and intangible assets in 2002.

ERNST & YOUNG LLP

             New York, New York

             May 21, 2003

Time Warner Cable Inc.
Consolidated Balance Sheet

	As of December 31,

	2002	2001

	(in millions)
Assets
Current assets
Cash and cash equivalents	$868	$94
Receivables, less allowances of $51 and $46	449	462
Receivables from affiliated parties	87	1
Current assets of discontinued operations	4,789	4,343
Prepaid expenses and other current assets	35	20

Total current assets	6,228	4,920
Investments	1,526	1,628
Property, plant and equipment, net	7,974	7,213
Goodwill	—	41,935
Other intangible assets subject to amortization	70	61
Other intangible assets not subject to amortization	26,747	25,862
Deferred income taxes	309	76
Noncurrent assets of discontinued operations	19,568	26,614
Other assets	84	123

Total assets	$62,506	$108,432

Liabilities and attributed net assets
Current liabilities
Accounts payable	$558	$430
Deferred revenue and subscriber related liabilities	75	98
Payables to affiliated parties	66	140
Accrued programming expense	267	248
Debt due within one year	8	605
Current liabilities of discontinued operations	5,239	4,531
Other current liabilities	726	825

Total current liabilities	6,939	6,877
Long-term debt	6,968	5,785
Deferred income tax obligations	12,717	12,740
Noncurrent liabilities of discontinued operations	5,041	7,650
Other liabilities	263	164
Minority interests	2,352	649
Attributed net assets	28,226	74,567

Total liabilities and attributed net assets	$62,506	$108,432

The accompanying notes are an integral part of the consolidated financial statements.

Time Warner Cable Inc.
Consolidated Statement of Operations

	Year ended December 31,

	2002	2001	2000

	(in millions, except per share data)
Revenues:
Video	$5,365	$4,946	$4,602
High speed data	1,009	536	235
Advertising	661	546	409

Total revenues(a)	7,035	6,028	5,246
Costs and expenses:
Cost of revenues(a)	3,044	2,467	2,092
Selling, general and administrative expenses(a)	1,263	982	852
Depreciation	1,207	895	750
Amortization of goodwill and other intangible assets	7	2,819	559
Impairment of goodwill	10,550	—	—
Gain on sale of cable systems	(6)	—	(29)

Total costs and expenses	16,065	7,163	4,224

Operating (loss) income	(9,030)	(1,135)	1,022
Interest expense, net(a)	(385)	(476)	(493)
Loss from equity investments, net	(408)	(277)	(243)
Minority interest (expense) income, net	(118)	75	28

(Loss) income before income taxes, discontinued operations and cumulative effect of accounting change	(9,941)	(1,813)	314
Income tax (provision) benefit	(295)	30	(164)

(Loss) income before discontinued operations and cumulative effect of accounting change	(10,236)	(1,783)	150
Income (loss) from discontinued operations, net of tax provision of $571, $318 and $314	848	(65)	333
Cumulative effect of accounting change, net of tax of $210 in 2000	(27,971)	—	(314)

Net (loss) income	$(37,359)	$(1,848)	$169

(a)	Includes the following income (expenses) resulting from transactions with related companies:

	Year ended December 31,

	2002	2001	2000

Revenues	$229	$61	$7
Cost of revenues	(540)	(589)	(484)
Selling, general and administrative expenses	4	(8)	(6)
Interest (expense) income, net	(17)	(2)	10

The accompanying notes are an integral part of the consolidated financial statements.

Time Warner Cable Inc.
Consolidated Statement of Cash Flows

	Year ended December 31,

	2002	2001	2000

	(in millions)
Operating activities:
Net (loss) income (a)	$(37,359)	$(1,848)	$169
Adjustments for non-cash and non-operating items:
Cumulative effect of accounting change (b)	27,971	—	314
Depreciation and amortization	1,214	3,714	1,309
Impairment of goodwill	10,550	—	—
Impairment of equity investments	420	—	—
Gain on sale or exchange of cable systems	(6)	—	(29)
Net (income) loss from equity investments	(12)	277	243
Minority interest adjustment	118	(75)	(28)
Changes in operating assets and liabilities:
Receivables	61	(92)	(84)
Accounts payable	16	464	(108)
Other balance sheet changes	88	(810)	(262)
Adjustments relating to discontinued operations	(459)	789	734

Cash provided by operating activities	2,602	2,419	2,258

Investing activities:
Capital expenditures	(1,802)	(1,812)	(1,772)
Investments	(147)	(904)	(71)
Acquisitions	(99)	(63)	(195)
Proceeds from disposition of investments	7	4	127
Cash used by investing activities of discontinued operations	(345)	(663)	(567)

Cash used by investing activities	(2,386)	(3,438)	(2,478)

Financing activities:
Borrowings, net of repayments	602	1,158	461
Cash used by financing activities of discontinued operations	(44)	(61)	(500)

Cash provided (used) by financing activities	558	1,097	(39)

Increase (decrease) in cash and cash equivalents	774	78	(259)
Cash and cash equivalents at beginning of period	94	16	275

Cash and cash equivalents at end of period	$868	$94	$16

(a)	Includes income (loss) from discontinued operations, before cumulative effect of accounting change, of $848 million, $(65 million) and $333 million for the years ended December 31, 2002, 2001, and 2000, respectively.
(b)	Includes cumulative effect of accounting change for discontinued operations of $4.996 billion for the year ended December 31, 2002 and $314 million for the year ended December 31, 2000.

The accompanying notes are an integral part of the consolidated financial statements.

Time Warner Cable Inc.
Consolidated Statement of Attributed Net Assets

Attributed
Net
Assets

(in millions)
Balance at January 1, 2000	$8,270
Net income	169
Foreign currency translation adjustments	(44)
Realized and unrealized gains on equity derivative financial instruments (net of $6 million tax provision)	8
Unrealized losses on marketable securities (net of $29 million tax benefit)	(44)

Comprehensive income	89
Allocations from AOL Time Warner Inc., net(a)	63

Balance at December 31, 2000	8,422
Allocation of a portion of the purchase price in connection with the America Online-Time Warner merger (b)	79,230

Balance at beginning of period adjusted to give effect to the America Online-Time Warner merger	87,652
Net loss	(1,848)
Foreign currency translation adjustments	1
Unrealized losses on marketable securities (net of $5 million tax benefit)	(7)

Comprehensive loss	(1,854)
Allocations to AOL Time Warner Inc., net(a)	(11,231)

Balance at December 31, 2001	74,567
Reallocation of goodwill to other segments of AOL Time Warner, Inc. upon adoption of FAS 142	(8,063)
Net loss	(37,359)
Foreign currency translation adjustments	35
Realized and unrealized losses on equity derivative financial instruments (net of $14 million tax benefit)	(21)
Unrealized gains on marketable securities (net of $6 million tax provision)	9
Minimum pension liability adjustment (net of $159 million tax benefit)	(238)

Comprehensive loss	(37,574)
Dilution of interest in Time Warner Entertainment Company, L.P. (net of $276 million tax benefit)	(414)
Allocations to AOL Time Warner Inc., net(a)	(290)

Balance at December 31, 2002	$28,226

(a)	Amounts represent the allocation of certain assets and liabilities, primarily deferred taxes and debt, from AOL Time Warner Inc. to Time Warner Cable Inc. and the reclassification of certain historical related party accounts between AOL Time Warner Inc. and Time Warner Cable Inc. that were settled upon the restructuring of Time Warner Entertainment Company, L.P.
(b)	Amount includes $75 million of purchase accounting adjustments related to other comprehensive income.

The accompanying notes are an integral part of the consolidated financial statements.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements

Time Warner Cable Inc.
Notes to Consolidated Financial Statements

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Time Warner Cable Inc. (“TWC” or the “Company”) is the second largest operator of cable systems in the United States. TWC was formed as part of the restructuring of Time Warner Entertainment Company, L.P. (“TWE”), completed on March 31, 2003 (the “TWE restructuring”) as described in detail below. The Company’s operations primarily consist of selling video programming and high-speed data services to subscribers for a monthly fee and related advertising services to a variety of local, regional and national clients. Subscriber services are distributed through a network of coaxial and fiber optic cables. The Company’s continuing operations, including its unconsolidated cable television system joint ventures, served approximately 10.9 million and 10.7 million basic subscribers as of December 31, 2002 and 2001, respectively. Excluding the unconsolidated cable television system joint ventures, the Company’s continuing operations served approximately 9.4 million and 9.2 million basic subscribers as of December 31, 2002 and 2001, respectively.

All of AOL Time Warner Inc.’s (“AOL Time Warner”) interests in cable systems, including all cable systems held by TWE and previously held by TWI Cable Inc. (a wholly owned subsidiary of AOL Time Warner) are now controlled by TWC. Prior to the restructuring as described below, TWE was a partnership between AOL Time Warner and subsidiaries of Comcast Corporation (“Comcast”) that owned and operated substantially all of Warner Bros., Home Box Office and held interests in The WB Network, Comedy Partners (“Comedy Central”) and Courtroom Television Network (“ Court TV”), (collectively, the “TWE Non-Cable Businesses”) and certain cable systems.

In August 2002, AOL Time Warner and Comcast announced that they had agreed to restructure TWE. As part of the TWE restructuring, AOL Time Warner acquired complete ownership of the TWE Non-Cable Businesses. In addition, substantially all of AOL Time Warner’s interests in the TWE cable systems and all of its interests in cable television systems held through TWI Cable Inc. were contributed to TWC. For more information, see Note 2.

Basis of Presentation

AOL Time Warner Allocations

The consolidated financial statements of TWC include in continuing operations the cable businesses of TWE and TWI Cable Inc., all of which are under the common control of AOL Time Warner. The consolidated financial statements include all assets, liabilities, revenues, expenses and cash flows directly attributable to TWC, as well as allocations of certain AOL Time Warner corporate items deemed reasonable by TWC management, to present the consolidated results of operations, financial position, changes in attributed net assets and cash flows of TWC on a stand-alone basis. The principal allocation methodologies are described below. The financial information included herein does not necessarily reflect the consolidated results of operations, financial position, changes in attributed net assets and cash flows of TWC in the future or what would have been reflected had TWC been a separate, stand-alone entity during the periods presented. The income tax benefits and provisions, related tax payments and deferred tax balances have been prepared as if TWC operated as a stand-alone taxpayer for all periods presented.

Comcast’s direct ownership interest in TWE’s cable business is reflected as part of minority interests from continuing operations in the accompanying consolidated financial statements. The

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

minority interests included in the accompanying consolidated balance sheets represent AOL Time Warner’s total minority interest related to Comcast’s ownership percentage in TWE, prior to the TWE restructuring, adjusted by the ratio of the total historical net assets of TWE’s cable businesses to the total historical net assets of TWE. The minority interests included in the accompanying consolidated statements of operations represent AOL Time Warner’s total minority interest related to Comcast’s ownership percentage in TWE’s cable business, prior to the TWE restructuring, adjusted by the ratio of the historical earnings of TWE’s cable businesses to the total historical earnings of TWE. All significant intercompany accounts and transactions within TWC have been eliminated.

Prior to the TWE restructuring, AOL Time Warner performed certain cash management functions on behalf of TWC. Debt attributed to TWC includes third-party and related party obligations of the TWC businesses.

Overhead expenses are allocated to TWC using a pro rata allocation (based on consolidated operating income (loss) before depreciation of tangible assets, amortization of intangible assets and impairment write-downs related to goodwill and other intangible assets) of the historical management fees paid by TWE to AOL Time Warner. The costs allocated to TWC are not necessarily indicative of the costs that would have been incurred if TWC had obtained such services independently, nor are they indicative of costs that will be charged or incurred in the future. However, management believes such allocations are reasonable.

Discontinued Operations of TWE-Advance Newhouse Partnership

Prior to the restructuring discussed below, the TWE-Advance/Newhouse Partnership (“TWE-A/N”) was owned approximately 64.8% by TWE, 33.3% by the Advance/Newhouse Partnership (“Advance/Newhouse”) and 1.9% indirectly by AOL Time Warner. Prior to August 1, 2002, the financial position and operating results of TWE-A/N were consolidated by TWE, and the partnership interest owned by Advance/Newhouse was reflected in the consolidated financial statements of TWC as a minority interest.

On June 24, 2002, TWE and Advance/Newhouse agreed to restructure TWE-A/N, which, on August 1, 2002 (the “Debt Closing Date”), resulted in Advance/Newhouse assuming, subject to certain exceptions, authority for the supervision of the day-to-day operations of certain TWE-A/N cable systems serving approximately 2.1 million subscribers located primarily in Florida (the “A/N Systems”). On the Debt Closing Date, Advance/Newhouse and its affiliates arranged for a new independent credit facility to support the A/N Systems and assumed and repaid approximately $780 million of TWE-A/N’s senior indebtedness. As a result, TWE deconsolidated the financial position and operating results of these systems as of the Debt Closing Date. Additionally, all prior period results associated with the A/N Systems, including the historical minority interest allocated to Advance/Newhouse’s interest in TWE-A/N, have been reflected as a discontinued operation for all periods presented.

Revenues from the discontinued operations of the A/N Systems totaled $834 million in 2002 (seven months), $1.247 billion in 2001 and $1.058 billion in 2000. Net income (loss) from discontinued operations totaled $114 million in 2002 (seven months), $(44) million in 2001 and $(74) million in 2000. Approximately $15 million, $11 million and $2 million of revenues included in discontinued operations were attributable to related parties in 2002 (seven months), 2001 and 2000, respectively.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

In connection with the TWE-A/N restructuring, TWC recognized a noncash pretax gain of approximately $1.368 billion in 2002. Of this gain, approximately $1.180 billion related to the difference between the carrying value and fair value of Comcast’s interest in the A/N Systems. This gain is included as part of discontinued operations in the accompanying consolidated statement of operations. However, because this gain relates to Comcast’s interest in TWE-A/N, it is substantially offset by minority interest expense, which is similarly included as part of discontinued operations. The remaining $188 million pretax gain relates to the portion of TWE-A/N debt assumed by Advance/Newhouse in excess of its pro rata share, and is also included as part of discontinued operations.

Discontinued Operations of TWE Non-Cable Businesses

As part of the restructuring of TWE, AOL Time Warner acquired complete ownership of the TWE Non-Cable Businesses. The TWE Non-Cable Businesses have been reflected as a discontinued operation for all periods presented.

Revenues from the discontinued operations of the TWE Non-Cable Businesses totaled $10.721 billion in 2002, $9.549 billion in 2001 and $9.078 billion in 2000. Net income (loss) from the discontinued operations of the TWE Non-Cable Businesses totaled $(4.262) billion in 2002, $(21) million in 2001 and $93 million in 2000. Approximately $837 million, $867 million and $662 million of revenues included in discontinued operations of the TWE Non-Cable Businesses were attributable to related parties in 2002, 2001 and 2000, respectively.

In June 2000, TWC adopted American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 00-2, “Accounting by Producers and Distributors of Films” (“SOP 00-2”). SOP 00-2 established new film accounting standards, including changes in revenue recognition and accounting for advertising, development and overhead costs. Specifically, SOP 00-2 requires advertising costs for theatrical and television product to be expensed as incurred. This compares to TWC’s previous policy of first capitalizing and then expensing advertising costs for theatrical product over the related revenue streams. In addition, SOP 00-2 requires development costs for abandoned projects and certain indirect overhead costs to be charged directly to expenses, instead of those costs being capitalized to film costs, which was required under the previous accounting model. SOP 00-2 also requires all film costs to be classified on the balance sheet as noncurrent assets.

The provisions of SOP 00-2 are applicable to the TWE Non-Cable Businesses. The TWE Non-Cable Businesses of TWC adopted the provisions of SOP 00-2, retroactively to the beginning of 2000 and recorded a one-time, non-cash charge of $314 million in 2000, primarily to reduce the carrying value of its film inventory. This charge has been reflected as a cumulative effect of an accounting change associated with discontinued operations in the accompanying consolidated statement of operations.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

2.	SIGNIFICANT TRANSACTIONS

Time Warner Entertainment Company, L.P.

Prior to the change in ownership discussed below, AOL Time Warner, through its wholly owned subsidiaries, collectively owned general and limited partnership interests in TWE consisting of 74.49% of the Series A Capital and Residual Capital and 100% of the Series B Capital. The remaining 25.51% limited partnership interests in the Series A Capital and Residual Capital of TWE were held by Comcast. Certain AOL Time Warner subsidiaries were the general partners of TWE.

During the second quarter of 2002, Comcast exercised a one-time option to increase its ownership in the Series A Capital and Residual Capital of TWE. As a result, on May 31, 2002, Comcast’s interest in the Series A Capital and Residual Capital of TWE increased by approximately 2.13% to approximately 27.64% and AOL Time Warner’s corresponding interest in the Series A and Residual Capital of TWE decreased by approximately 2.13% to approximately 72.36%. In accordance with Staff Accounting Bulletin No. 51, “Accounting for Sales of Stock of a Subsidiary,” TWC has reflected the impact of the dilution of its interest in TWE of approximately $414 million, net of tax, as an adjustment to attributed net assets.

As part of the March 31, 2003 restructuring of TWE, the TWE Non-Cable Businesses were distributed by TWE to AOL Time Warner. AOL Time Warner then contributed the cable systems owned by TWI Cable and substantially all of its interest in TWE, which now holds only cable systems, to TWC. In exchange for its 27.64% interest in the Series A Capital and Residual Capital of TWE, Comcast: (i) received AOL Time Warner preferred stock, which is convertible into $1.5 billion of AOL Time Warner common stock; (ii) received a 21.0% economic interest in TWC cable systems; and (iii) was relieved of $2.1 billion of pre-existing debt at one of its subsidiaries, which was incurred by TWC as part of the restructuring.

Comcast’s 21.0% economic interest in TWC’s cable business is held through a 17.9% direct ownership interest in TWC (representing a 10.7% voting interest) and a limited partnership interest in TWE (representing a 4.7% residual equity interest). AOL Time Warner’s 79% economic interest in TWC’s cable business is held through an 82.1% ownership interest in TWC (representing an 89.3% voting interest) and a partnership interest in TWE (representing a 1% residual equity interest). AOL Time Warner also holds a $2.4 billion mandatorily redeemable preferred equity interest in TWE. AOL Time Warner effectively increased its economic ownership interest in TWE from approximately 73% to approximately 79%. This acquisition of an additional 6% interest in TWE, as well as Comcast’s exchange of a portion of its interest in TWE for a 17.9% interest in TWC, have been accounted for as step acquisitions.

Time Warner Cable Inc. Notes to Consolidated Financial Statements (Continued)

The purchase consideration paid by AOL Time Warner in the TWE restructuring was as follows (in millions):

Description	Amount

Debt incurred at TWC	$2,100
Issuance of AOL Time Warner mandatorily convertible preferred stock to Comcast	1,500
Value of interest in cable assets transferred to Comcast(a)	1,000
Acquisition Costs	44

Total purchase consideration	$4,644

(a)Based on a discounted cash flow analysis and comparison to comparable market data

Of the $4.644 billion purchase consideration paid by AOL Time Warner, $880 million (i.e., $1.4 billion of the purchase consideration less $520 million which represents the book value of the net assets acquired) is attributable to the incremental interest in the cable business acquired. Approximately $1.427 billion of the purchase price was allocated to goodwill at the TWE Non-Cable Businesses (i.e., $3.244 billion of purchase consideration less $1.817 billion which represents the book value of the net assets acquired). In addition, the 17.9% interest in TWC retained by Comcast was stepped up to fair value, resulting in a $2.362 billion adjustment that is reflected as an increase in cable franchise license intangibles and a corresponding increase to contributed capital. The franchise license intangible assets will not be amortized but will be tested for impairment on an annual basis. A deferred tax liability of $1.296 billion and corresponding amount of goodwill was also recorded on the step up of all cable franchise license intangible.

At the closing of the TWE restructuring, TWC had $8.508 billion in debt and mandatorily redeemable preferred equity and $140 million of cash and cash equivalents.

Restructuring of Road Runner

The high-speed Internet access business of Road Runner was created as a joint venture between TWC and Comcast. In addition, Microsoft Corp. and Hewlett-Packard Company (formerly Compaq Computer Corp.) each owned a preferred equity interest in Road Runner that was convertible into a 10% common equity interest (the “Preferred Equity Interests”). TWC’s initial ownership in Road Runner was approximately 46.1% on a fully attributed basis (i.e. after considering the portion attributable to the minority partners of Comcast and Advance/Newhouse). In December 2000, TWC announced that the ownership of Road Runner would be restructured (the “Initial Restructuring”). As a result of the Initial Restructuring, the Preferred Equity Interests were redeemed and TWC recognized a one-time restructuring charge, based on its proportional ownership interest, of $41 million related to employee severance and contract terminations. Subsequent to the Initial Restructuring, TWC owned approximately 65% of Road Runner on a fully attributed basis. Through December 31, 2001, TWC’s interest in Road Runner was accounted for using the equity method of accounting because of certain approval rights held by Advance/Newhouse.

Time Warner Cable Inc. Notes to Consolidated Financial Statements (Continued)

As part of the 2002 TWE-A/N restructuring, TWC effectively acquired Advance/Newhouse’s interest in Road Runner for total consideration of approximately $87 million, thereby increasing its ownership interest to approximately 82% on a fully attributed basis (i.e., after considering the portion attributable to Comcast). As a result of the termination of Advance/Newhouse’s minority veto rights in Road Runner, TWC has consolidated the financial position and results of operations of Road Runner. As permitted under generally accepted accounting principles in the United States (“GAAP”), the Company has consolidated the financial position and results of operations of Road Runner retroactive to the beginning of 2002. The transaction resulted in the establishment of goodwill of approximately $177 million.

The assets and liabilities of Road Runner as of August 1, 2002 were as follows:

As of August 1, 2002

(in millions)
(Unaudited)
Current assets	$65
Property, plant and equipment	101
Other noncurrent assets	3

Total assets	169

Current liabilities	85
Other noncurrent liabilities(a)	279

Total liabilities	364

Net liabilities	$(195)

(a)	Amount payable to TWC.

The following schedule presents the 2001 pro forma consolidated results of operations for TWC as though the acquisition of Road Runner had been completed as of January 1, 2001:

Pro Forma 2001
Operating Results

(in millions)
(Unaudited)
Revenues	$6,116
Operating loss	$(1,353)

This pro forma information is presented for comparative purposes only and is not necessarily indicative of what would have occurred had the acquisition been made as of January 1, 2001, nor is it necessarily indicative of future consolidated operating results.

Time Warner Cable Inc. Notes to Consolidated Financial Statements (Continued)

AOL Time Warner Merger

On January 11, 2001, America Online Inc. (“America Online”) acquired Time Warner Inc. (“Time Warner”) (hereafter referred to as the “AOL Time Warner Merger”). As a result of the AOL Time Warner Merger, America Online and Time Warner each became a wholly owned subsidiary of AOL Time Warner. The AOL Time Warner Merger was accounted for by AOL Time Warner as an acquisition of Time Warner using the purchase method of accounting for business combinations. Under the purchase method of accounting, the cost of approximately $147 billion to acquire Time Warner, including transaction costs, was allocated to its underlying net assets, including its interests in TWC, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired was recorded as goodwill. Of the $147 billion of costs to acquire Time Warner, approximately $61.462 billion was allocated to the underlying net assets of the cable businesses. This allocation to the underlying net assets of the cable businesses was reduced by an $8.808 billion reallocation of goodwill in 2002 and certain impairment charges as discussed in Note 6.

Because the AOL Time Warner Merger was not consummated on or before December 31, 2000, the accompanying historical consolidated financial statements and notes for 2000 reflect the financial results of TWC on a historical basis without the significant amortization expense created by the AOL Time Warner Merger. Almost all of this amortization ended effective January 1, 2002 as a result of the adoption of a new accounting standard on the accounting for goodwill and other intangible assets as discussed in Note 3.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash and cash equivalents include money market funds, overnight deposits and other investments that are readily convertible into cash and have original maturities of three months or less. Cash equivalents are carried at cost, which approximates fair value.

Accounting for Investments

Investments in companies in which TWC has significant influence, but less than a controlling voting interest, are accounted for using the equity method. Significant influence is generally presumed to exist when TWC owns between 20% and 50% of the investee. The effect of any changes in TWC ownership interests resulting from the issuance of capital by consolidated subsidiaries or unconsolidated cable television system joint ventures to unaffiliated parties is included as an adjustment to attributed net assets.

As discussed above, through December 31, 2001, the Company accounted for its investment in Road Runner using the equity method because the minority shareholder held certain rights that allowed participation in the day-to-day operations of the business. Following the restructuring of Road Runner in the third quarter of 2002, TWC has consolidated the financial position and results of operations of Road Runner retroactive to the beginning of 2002.

Time Warner Cable Inc. Notes to Consolidated Financial Statements (Continued)

Revenues and Costs

Cable revenues are principally derived from video and high-speed data subscriber fees and advertising. Subscriber fees are recorded as revenue in the period the service is provided and advertising revenues, including those from advertising purchased by programmers, are recognized in the period that the advertisements are exhibited. Video programming costs are recorded as the services are provided. Launch fees received by the Company from programming vendors are recognized as a reduction of expenses over the life of the related programming arrangement. Amounts received from programming vendors representing the reimbursement of marketing costs are recognized as a reduction of marketing expenses in the period such reimbursement is received.

Advertising costs are expensed upon the first exhibition of related advertisements. Advertising expense, net of reimbursements from programmers, was approximately $222 million in 2002, $125 million in 2001 and $96 million in 2000.

Gross Versus Net Revenue Recognition

In the normal course of business, TWC acts as an intermediary or agent with respect to payments received from third parties. For example, TWC collects taxes on behalf of franchising authorities. The accounting issue encountered in these arrangements is whether TWC should report revenue based on the “gross” amount billed to the ultimate customer or on the “net” amount received from the customer after payments to franchising authorities. The Company has determined that these amounts should be reported on a “gross” basis.

Determining whether revenue should be reported gross or net is based on an assessment of whether TWC is acting as the “principal” in a transaction or acting as an “agent” in a transaction. To the extent TWC acts as a principal in a transaction, TWC reports as revenue the payments received on a gross basis. To the extent TWC acts as an agent in a transaction, TWC reports as revenue the payments received less commissions and other payments to third parties on a net basis. The determination of whether TWC serves as principal or agent in a transaction is subjective in nature and based on an evaluation of the terms of each arrangement. In determining whether TWC serves as principal or agent in these arrangements TWC follows the guidance in Emerging Issues Task Force (“EITF”) 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent."

Multiple-Element Arrangements

In the normal course of business, TWC enters into multiple-element transactions where it is simultaneously a customer and a vendor with the same counter-party (multiple element transactions). For example, when negotiating the terms of programming purchase contracts from cable networks, TWC may simultaneously negotiate for the sale of advertising to the cable network. These arrangements may be documented in one contract or may be documented in separate contracts. Whether it is in one contract or multiple contracts, these arrangements are considered to have been negotiated simultaneously for accounting purposes. In accounting for these types of arrangements, TWC recognizes revenue and expense in accordance with the following authoritative literature:

• APB Opinion No. 29, “Accounting for Nonmonetary Transactions;” • EITF 01-09, “Accounting for Consideration Given by a Vendor to a Customer;”

Time Warner Cable Inc. Notes to Consolidated Financial Statements (Continued)

• EITF 00-21, “Revenue Arrangements with Multiple Deliverables;” and

• “Securities and Exchange Commission Staff Accounting Bulletin No. 101: Revenue Recognition in Financial Statements.”

Additionally, in November 2002, the EITF reached a consensus on EITF 02-16, “Accounting for Consideration Received from a Vendor by a Customer.” The guidance in EITF 02-16 is consistent with our historical accounting. Specifically, EITF 02-16 presumes that cash consideration received from a vendor, such as a cable network programmer, is a reduction in the price to use the vendor’s products or services and therefore a reduction in the associated cable programming cost. However, this presumption is overcome when the cash consideration represents a payment for assets or services, such as advertising delivered to the vendor, in which case the cash consideration should be characterized as revenue when recognized in a customer’s income statement, such as TWC. In addition, EITF 02-16 states that cash consideration paid by a vendor which exceeds the estimated fair value of the benefits, such as advertising received by the vendor, should be characterized in the customer’s income statement as a reduction of cost of sales or programming expense.

With respect to programming and vendor advertising arrangements being negotiated simultaneously with the same cable network, TWC assesses whether the cash consideration paid by the cable programmer for advertising exceeds its fair value based on comparison to advertising rates paid by other advertisers. In addition, the factors that we considered in making this assessment include:

• existence of a “most-favored-nation” clause or comparable assurances as to fair market value with respect to programming;

• comparison to fees under a prior contract; and • comparison to fees paid for similar networks.

Accounting for Goodwill and Other Intangible Assets

In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement No. 141, “Business Combinations” and Statement No. 142 “Goodwill and Other Intangible Assets” (“FAS 142”). These standards change the accounting for business combinations by, among other things, prohibiting the prospective use of pooling-of-interests accounting. In addition, FAS 142 requires that, effective January 1, 2002, goodwill, including the goodwill included in the carrying value of investments accounted for using the equity method of accounting, and certain other intangible assets deemed to have an indefinite useful life, ceased amortization. The new rules also require that goodwill and certain intangible assets be assessed for impairment using fair value measurement techniques. See Note 6 for further discussion of the adoption of FAS 142.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. The Company incurs expenditures associated with the construction and maintenance of its cable systems. Costs associated with the construction of the cable transmission and distribution facilities and new cable service installations are

Time Warner Cable Inc. Notes to Consolidated Financial Statements (Continued)

capitalized. TWC capitalizes expenditures for tangible fixed assets having a useful life of greater than one year. Capitalized costs typically include direct material, direct labor, overhead and interest. Sales and marketing costs, as well as the costs of repairing or maintaining existing fixed assets, are expensed as incurred. Types of capitalized expenditures include plant upgrades, drops (i.e., customer installations), converters and cable modems. With respect to customer premise equipment, including converters and cable modems, TWC capitalizes direct installation charges only upon the initial deployment of such assets. All costs incurred in subsequent disconnects and reconnects are expensed as incurred. Depreciation on these assets is provided generally using the straight-line method over their estimated useful life.

Effective January 1, 2001, TWC determined that the useful lives of converters and modems, which are included below in distribution systems, were shorter than originally expected. A change in accounting estimate was recognized to reflect this change, resulting in an increase in depreciation expense of approximately $42 million in 2001 over 2000. Property, plant and equipment consists of:

	As of December 31,		Estimated

	2002	2001	Useful Lives

	(in millions)
Land and buildings(a)	$457	$391	5-20 years
Distribution systems(b)	8,512	7,297	3-16 years
Vehicles and other equipment	611	431	3-10 years
Construction in progress	570	379

	10,150	8,498
Less: Accumulated depreciation	(2,176)	(1,285)

Total	$7,974	$7,213

(a) Land is not depreciated. (b) Includes converters and modems.

Computer Software

TWC capitalizes certain costs incurred for the development of internal use software. These costs, which include the costs associated with coding, software configuration, upgrades and enhancements are included in property, plant and equipment in the accompanying consolidated balance sheet. Such costs are depreciated on a straight-line basis over 3 to 5 years. These costs, net of accumulated amortization, totaled $109 million and $24 million as of December 31, 2002 and 2001, respectively.

Valuation of Long-Lived Assets

The Company periodically reviews the carrying value of its long-lived assets, including property, plant and equipment, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent the estimated future cash inflows attributable to the asset, less estimated future cash outflows, are less than the carrying amount, an impairment loss is recognized to the extent that the carrying value of such asset is greater than its fair value.

Time Warner Cable Inc. Notes to Consolidated Financial Statements (Continued)

Cable Franchises

Cable franchises include the value attributed to agreements with local authorities that allow access to homes and businesses in cable service areas acquired in connection with a business combination. During 2001, the value of each of these agreements was amortized on a straight-line basis over a 25 year period. Following the adoption of FAS 142 in the first quarter of 2002, cable franchises capitalized in purchase business combinations are no longer amortized but are now subject to an annual review for impairment. Other costs incurred to negotiate and renew cable franchise agreements continue to be capitalized and amortized over the term of such franchise agreements.

Effective January 1, 2001, TWC determined that the useful lives of cable franchises were longer than originally expected. A change in accounting estimate was recognized to reflect this change, resulting in a decrease in amortization expense of approximately $204 million in 2001 over 2000.

Stock Options

TWC employees participate in various AOL Time Warner stock option plans. In accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations, compensation cost for stock options granted to employees is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award over the amount an employee must pay to acquire the stock. Generally, the exercise price for stock options granted to employees equals or exceeds the fair market value of AOL Time Warner common stock at the date of grant, thereby resulting in no recognition of compensation expense by the Company. For awards that generate compensation expense as defined under APB 25, the Company calculates the amount of compensation expense and recognizes the expense over the vesting period of the award.

Time Warner Cable Inc. Notes to Consolidated Financial Statements (Continued)

Had compensation cost for AOL Time Warner’s stock option plans been determined based on the fair value method set forth in FASB Statement No. 123, “Accounting for Stock-Based Compensation” (“FAS 123”), the Company’s net (loss) income would have been as follows:

	Year ended December 31,

	2002	2001	2000

	(in millions, except per share data)
Net (loss) income as reported	$(37,359)	$(1,848)	$169
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(182)	(47)	(89)

Pro forma net (loss) income	$(37,541)	$(1,895)	$80

Comprehensive Income (Loss)

Comprehensive income (loss), which is reported on the accompanying consolidated statement of attributed net assets as a component of accumulated other comprehensive income (loss), consists of net income (loss) and other gains and losses affecting attributed net assets that, under GAAP, are excluded from net income (loss). For TWC, the components of accumulated other comprehensive income (loss) consist of foreign currency translation gains and losses (related to discontinued operations), unrealized gains and losses on marketable equity investments, adjustments related to additional minimum pension liability and gains and losses on certain equity derivative financial instruments.

The following summary sets forth the components of accumulated other comprehensive income (loss):

	Foreign	Net Unrealized	Additional	Derivative	Accumulated
	Currency	Gains (Losses)	Minimum	Financial	Other
	Translation	on Marketable	Pension	Instruments	Comprehensive
	Gains (Losses)	Securities	Liability	Gains (Losses)	Income (Loss)

	(in millions)
Balance at January 1, 2000	$(42)	$48	$—	$(1)	$5
2000 activity, net of $23 million tax benefit	(44)	(44)	—	8	(80)

Balance at December 31, 2000	(86)	4	—	7	(75)
AOL Time Warner Purchase Price Adjustments	86	(4)		(7)	75
2001 activity, net of $5 million tax benefit	1	(7)	—	—	(6)

Balance at December 31, 2001	1	(7)	—	—	(6)
2002 activity, net of $167 million tax benefit	35	9	(238)	(21)	(215)

Balance at December 31, 2002	$36	$2	$(238)	$(21)	$(221)

Time Warner Cable Inc. Notes to Consolidated Financial Statements (Continued)

Segments

FASB Statement No. 131, “Disclosure about Segments of an Enterprise and Related Information,” requires public companies to disclose certain information about their reportable operating segments. Operating segments are defined as components of an enterprise for which separate financial information is available and is evaluated on a regular basis by the chief operating decision maker in deciding how to allocate resources to an individual segment and in assessing performance of the segment. Since the Company’s continuing operations provide a variety of services over the same means of delivery, the Company has only one reportable segment.

Use of Estimates

The preparation of the accompanying consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and footnotes thereto. Actual results could differ from those estimates. Estimates are used when accounting for certain items such as allowances for doubtful accounts, investments, depreciation and amortization, asset impairment, non-monetary transactions and contingencies. Allocation methodologies used to prepare the accompanying consolidated financial statements are based on estimates and have been described in the notes, where appropriate.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

4.     NEW ACCOUNTING STANDARDS

        Revenue Classification Changes

        Reimbursement of “Out-of-Pocket” Expenses

In January 2002, the EITF of the FASB reached a consensus on EITF No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred” (“EITF 01-14”). EITF 01-14 requires that reimbursements received for out-of-pocket expenses be classified as revenue on the income statement. EITF 01-14 was effective for TWC in the first quarter of 2002 and required retroactive restatement of all periods presented to reflect the new accounting provisions. As a result of applying the guidance of EITF 01-14, the Company’s revenues and cost of revenues related to franchise fees presented herein were increased by an equal amount of approximately $236 million in 2001 and $209 million in 2000.

        Emerging Issues Task Force Issue No. 01-09

EITF 01-09, “Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products” (“EITF 01-09”) was effective for TWC in the first quarter of 2002 and requires retroactive restatement of all periods presented to reflect the new accounting provisions. EITF 01-09 clarifies the income statement classification of costs incurred by a vendor in connection with the reseller’s purchase or promotion of the vendor’s products, resulting in certain customer incentives previously classified as selling expenses to be reflected as a reduction of revenues earned from that activity. The provisions of EITF 01-09 did not have a material impact on the Company’s consolidated financial statements.

        Emerging Issues Task Force Issue No. 02-16

In November 2002, the EITF reached a consensus on EITF Issue No. 02-16. “Accounting for Consideration Received from a Vendor by a Customer”) (“EITF 02-16”) provides guidance as to how customers should account for cash consideration received from a vendor. EITF 02-16 presumes that cash received from a vendor represents a reduction of the prices of the vendor’s products or services, unless the cash received represents a payment for assets or services provided to the vendor or a reimbursement of costs incurred by the customer to sell the vendor’s products. The provisions of EITF 02-16 apply to all agreements entered into or modified after December 31, 2002. Management anticipates the adoption of EITF 02-16 will not result in a material impact to the Company’s consolidated financial statements. See Note 3, Summary of Significant Accounting Policies on revenue and costs, as it relates to how the Company accounts for consideration received from a cable network programmer.

        Securities and Exchange Commission Staff Accounting Bulletin No. 101

In the fourth quarter of 2000, the Company adopted SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (“SAB 101”). SAB 101 clarifies certain existing accounting principles for the timing of revenue recognition and the classification of revenues in financial statements. While the Company’s existing revenue recognition policies were consistent with the provisions of SAB 101, the new rules resulted in changes as to how revenues from certain transactions are classified. The provisions of SAB 101 did not have a material impact on the Company’s consolidated financial statements.

        Stock-Based Compensation

In December 2002, the FASB issued Statement No. 148, “Accounting for Stock-Based Compensation, Transition and Disclosure” (“FAS 148”). FAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. FAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, FAS 148 requires disclosure of the pro forma effect in interim financial statements. The transition and annual disclosure requirements of FAS 148 are effective for fiscal years ended after December 15, 2002. The interim disclosure requirements of FAS 148 are effective for interim periods ending after December 15, 2002. The adoption of the provisions of FAS 148 did not have a material impact on the Company’s consolidated financial statements. However, the Company has modified its disclosures as required.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

      Exit and Disposal Activities

In July 2002, the FASB issued Statement No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“FAS 146”). FAS 146 nullifies the accounting for restructuring costs provided in EITF Issue No. 94-3 “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” FAS 146 requires that a liability associated with an exit or disposal activity be recognized and measured at fair value only when incurred. In addition, one-time termination benefits should be recognized over the period employees will render service, if the service period is beyond a minimum retention period. FAS 146 is effective for exit or disposal activities initiated after December 31, 2002. Management does not expect that the application of the provisions of FAS 146 will have a material impact on the Company’s consolidated financial statements.

      Multiple-Element Arrangements

In November 2002, the EITF reached a consensus on EITF No. 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company believes that its current accounting is consistent with the provisions of EITF 00-21 and therefore does not expect that the application of the provisions of EITF 00-21 will have a material impact on the Company’s consolidated financial statements.

      Guarantees

In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”). FIN 45 requires that a liability be recorded on the guarantor’s balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity’s product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The application of the provisions of FIN 45 did not have a material impact on the Company’s consolidated financial statements.

      Asset Retirement Obligations

In July 2001, the FASB issued Statement No. 143, “Accounting for Asset Retirement Obligations” (“FAS 143”). FAS 143 addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. FAS 143 became effective for TWC in the first quarter of 2002. The provisions of FAS 143 did not have a material impact on the Company’s consolidated financial statements.

      Impairment or Disposal of Long-Lived Assets

In August 2001, the FASB issued Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). FAS 144 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

segments and major lines of business. FAS 144 became effective for TWC in the first quarter of 2002. As discussed in Note 1, the results of operations, financial position and cash flows of the A/N Systems and the TWE Non-Cable Businesses have been reflected as discontinued operations in the accompanying consolidated financial statements, in accordance with FAS 144.

5.   AOL TIME WARNER MERGER AND RESTRUCTURING COSTS

       AOL Time Warner Merger Costs Capitalized as a Cost of Acquisition

In connection with the AOL Time Warner Merger, TWC reviewed its operations and implemented several plans to restructure its operations (the “restructuring plans”). As part of these restructuring plans, TWC recorded a restructuring liability of approximately $94 million during 2001. This restructuring liability included costs to exit and consolidate certain activities of TWC, as well as costs to terminate employees across various TWC business units. Such liabilities were recognized as part of the AOL Time Warner Merger which was recorded as a purchase business combination and were included in the allocation of the cost to acquire Time Warner.

Of the total 2001 restructuring costs, $46 million related to work force reduction and represented employee termination benefits and relocation costs. Employee termination costs occurred across most TWC business units and ranged from senior executives to line personnel. The number of employees initially identified to be involuntarily terminated or relocated approximated 1,300. Not all employees who were originally identified were terminated as of December 31, 2002. Therefore a non-cash reduction to the employee termination accrual of $13 million and a corresponding reduction in goodwill was reflected in the fourth quarter of 2002. Since certain employees can defer receipt of termination benefits for up to five years, cash payments will continue after such employees have been terminated. The remaining termination liability totaled $14 million as of December 31, 2002. Approximately $5 million of this amount is included in restructuring costs in other current liabilities. The 2001 restructuring charge also included approximately $48 million of lease and contract termination costs. The remaining liability for such exit costs was $3 million as of December 31, 2002 and is included in restructuring costs in other current liabilities.

Selected information relating to the restructuring plans is as follows:

	Employee	Other
	Terminations	Exit Costs	Total

	(in millions)
Amount charged	$46	$48	$94
Cash paid - 2001	(3)	(18)	(21)

Liability as of December 31, 2001	43	30	73
Cash paid - 2002	(16)	(25)	(41)
Non-cash reductions - 2002(a)	(13)	(2)	(15)

Liability as of December 31, 2002	$14	$3	$17

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

(a)	Non-cash reductions represent adjustments to the restructuring accrual and a corresponding reduction in goodwill, as actual costs related to employee terminations and other exit costs were less than originally estimated.

      Restructuring Costs

During the year ended December 31, 2002, the Company incurred and accrued other restructuring costs of $15 million, which are included in selling, general and administrative expense, related to the termination of approximately 230 employees across various TWC business units. As of December 31, 2002, TWC had terminated all affected employees. Because certain affected employees can defer receipt of termination benefits for up to five years, cash payments will continue after such employees have been terminated. The remaining liability for terminations in connection with the 2002 restructuring is approximately $13 million as of December 31, 2002, of which approximately $11 million is included in restructuring costs in other current liabilities.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

6.   GOODWILL AND OTHER INTANGIBLE ASSETS

As discussed in Note 3, in January 2002, TWC adopted FAS 142, which requires companies to cease amortizing goodwill and certain intangible assets with an indefinite useful life. Instead, FAS 142 requires that goodwill and intangible assets deemed to have an indefinite useful life be reviewed for impairment upon adoption of FAS 142 (January 1, 2002) and annually thereafter.

Upon the adoption of FAS 142 in the first quarter of 2002, the Company’s continuing operations completed its initial impairment review and recorded a non-cash charge of approximately $22.975 billion to reduce the carrying value of goodwill arising from the AOL Time Warner Merger. Such charge is non-operational in nature and is reflected as a cumulative effect of an accounting change associated with continuing operations in the accompanying consolidated statement of operations. The amount of the impairment primarily reflects the decline in the AOL Time Warner’s stock price since the AOL Time Warner Merger was announced and valued for accounting purposes in January of 2000.

Prior to performing the review for impairment, FAS 142 required that goodwill deemed to be related to an entity as a whole be assigned to all of AOL Time Warner’s reporting units, including the reporting units of America Online. This differs from the previous accounting rules where goodwill was assigned only to the businesses of the company acquired. As a result, approximately $8.808 billion of goodwill generated in the AOL Time Warner Merger has been reallocated to other segments of AOL Time Warner.

During the fourth quarter of 2002, the Company performed its annual impairment review for goodwill and other intangible assets and recorded an additional non-cash charge of approximately $10.550 billion, which is recorded as a component of operating loss in the accompanying consolidated statement of operations. The impairment charge was estimated using a combination of a discounted cash flow methodology and review of market comparisons and recent transactions.

The impairment charges were non-cash in nature and did not affect the Company’s liquidity or, when combined with the impairment of goodwill of other AOL Time Warner segments, result in non-compliance with any of AOL Time Warner’s debt covenants. In connection with the TWE restructuring, TWE is no longer a co-borrower with AOL Time Warner or any of its other business segments under any credit facilities. For further information see Note 15.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

The following analysis details the changes in the Company’s goodwill during 2002 and 2001:

	Year ended December 31,

	2002	2001

	(in millions)
Balance at the beginning of the year	$41,935	$2,703
Allocation from AOL Time Warner(a)	—	40,974
Cumulative effect of accounting change on the adoption of FAS 142	(22,975)	—
Reallocations to other segments of AOL Time Warner under FAS 142	(8,808)	—
Restructuring of TWE-A/N	242	—
Restructuring of Road Runner	177	—
Impairment	(10,550)	—
Amortization	—	(1,751)
Other, net	(21)	9

Balance at the end of the year	$—	$41,935

(a)	Amount reflects goodwill recognized as a result of the AOL Time Warner Merger and includes goodwill associated with certain deferred tax liabilities relating to TWE’s cable franchises that were historically recorded by AOL Time Warner.

As of December 31, 2002 and December 31, 2001, the Company’s other intangible assets and related accumulated amortization included the following:

	As of December 31, 2002			As of December 31, 2001

		Accumulated			Accumulated
	Gross	Amortization	Net	Gross	Amortization	Net

			(in millions)
Intangible assets subject to amortization
Renewal of cable franchises	$97	$(80)	$17	$95	$(79)	$16
Other intangible assets	75	(22)	53	63	(18)	45

Subtotal	$172	$(102)	$70	$158	$(97)	$61

Intangible assets not subject to amortization
Cable franchises	$28,244	$(1,497)	$26,747	$27,362	$(1,500)	$25,862

Total	$28,416	$(1,599)	$26,817	$27,520	$(1,597)	$25,923

The Company recorded amortization expense of $7 million in 2002, $2.819 billion in 2001 and $559 million in 2000. Based on the current amount of intangible assets subject to amortization, the estimated amortization expense for each of the succeeding 5 years is $8 million. As acquisitions and dispositions occur in the future and as purchase price allocations are finalized, these amounts may vary.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

The Company recorded the following intangible assets in the years ended December 31, 2002 and 2001:

	Year ended		Amortization
	December 31,		Period

	2002	2001

	(in millions)
Cable franchises(a)(b)	$901	$20,196	Indefinite(c)

(a)	The increase in cable franchises in the year ended December 31, 2002 primarily relates to the increase in the carrying value of Comcast’s interest in TWE-A/N as part of the restructuring of that partnership (Note 1).
(b)	The increase in cable franchises in 2001 primarily relates to the AOL Time Warner Merger.
(c)	Prior to the adoption of FAS 142, cable franchises were amortized on a straight-line basis over estimated weighted-average useful lives of 25 years.

The 2001 and 2000 operating results are presented on a historical basis and, accordingly, do not reflect the provisions of FAS 142. Had TWC adopted FAS 142 on January 1, 2000, the historical net income (loss) would have changed to the adjusted amount indicated below:

	Year ended
	December 31,

	2001	2000

	(in millions, except per share data)
Reported net (loss) income	$(1,848)	$169
Add:
Goodwill amortization(a)	1,422	83
Other intangible amortization(b)	1,103	510
Equity investee goodwill amortization	76	37
Income tax impact(c)	(474)	(220)

Adjusted net income	$279	$579

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

(a)	Goodwill amortization includes $377 million and $127 million in connection with discontinued operations for 2001 and 2000, respectively.
(b)	Other intangible amortization includes $391 million in connection with discontinued operations for 2001.
(c)	Because goodwill is non-deductible for tax purposes, the income tax impact reflects only the discontinuance of amortization applicable to other intangibles and equity investments.

7. INVESTMENTS AND JOINT VENTURES

The Company had investments of $1.526 billion and $1.628 billion as of December 31, 2002 and December 31, 2001, respectively. These investments are comprised almost entirely of equity method investees.

At December 31, 2002, investments accounted for using the equity method primarily included: Texas Cable Partners, L.P. (50% owned, approximately 1.2 million subscribers), Kansas City Cable Partners, L.P. (50% owned, approximately 306,000 subscribers), and Urban Cable Works of Philadelphia (40% owned, approximately 59,000 subscribers). At December 31, 2001, investments accounted for using the equity method primarily included: Road Runner (approximately 65% owned on a fully attributed basis), Texas Cable Partners, L.P. (50% owned, approximately 1.1 million subscribers), Kansas City Cable Partners, L.P. (50% owned, approximately 314,000 subscribers), and Urban Cable Works of Philadelphia (40% owned, approximately 66,000 subscribers). At December 31, 2000, companies accounted for using the equity method primarily included: Road Runner (46.1% owned on a fully attributed basis), Texas Cable Partners, L.P. (50% owned, approximately 1.1 million subscribers), Kansas City Cable Partners, L.P. (50% owned, approximately 313,000 subscribers), and Urban Cable Works of Philadelphia (40% owned, approximately 68,000 subscribers).

A summary of financial information as reported by these equity investees is presented below:

	Year ended December 31,

	2002	2001	2000

		(in millions)
Operating results:
Revenues	$1,077	$1,124	$966
Operating income (loss)	152	(195)	(164)
Net income (loss)	60	(149)	(476)
Balance sheet:
Current assets	$96	$129	$149
Noncurrent assets	2,681	2,701	2,617
Total assets	2,777	2,830	2,766
Current liabilities	394	590	287
Long-term debt (third-party)	1,513	1,763	2,320
Total liabilities	2,497	2,724	2,625
Total equity	280	106	141

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

The carrying value of the Company’s investments in its unconsolidated cable television system joint ventures was adjusted upward in the AOL Time Warner Merger by over $1 billion. This adjustment was not pushed down to the balance sheets of the equity investees. During 2002, the value of these investments experienced a decline in value and during the fourth quarter of 2002, the Company’s management determined that the decline in value was other-than-temporary and recorded an impairment charge of $420 million. This charge was not recognized on the statement of operations of the equity investees. The impairment charge of $420 million was estimated using a combination of a discounted cash flow methodology and review of market comparisons and recent transactions.

At December 31, 2002, the amount of attributed net assets that represents the undistributed earnings of 50% or less owned entities accounted for using the equity method was approximately $51 million. The difference between the Company’s recorded investments in equity method investees and the amount of underlying equity in net assets was approximately $1.388 billion at December 31, 2002.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

8. DEBT

A portion of AOL Time Warner’s debt has been allocated to TWC based upon the level of debt assumed as part of the TWE restructuring and TWC’s historical cash flow. TWC’s allocated debt includes the following components:

					Outstanding Borrowings
					As of December 31,
	Face	Interest Rate at
	Amount	December 31, 2002		Maturities	2002	2001

	(in millions)				(in millions)
Debt due within one year:
TWE Notes:
Senior notes	$600	9.625%		2002	$—	$604
Capital leases and other					8	1

Total debt due within one year					$8	$605

Long-term debt:
Bank credit agreements and commercial paper program		1.920	%(a)	2005-2007	1,458	1,514
Amounts due to AOL Time Warner		1.530	%(a)	2004	2,099	849
TWE Notes:
Senior debentures	600	7.250%		2008	607	609
Senior notes	250	10.150%		2012	287	291
Senior notes	350	8.875%		2012	382	385
Senior debentures	1,000	8.375%		2023	1,054	1,056
Senior debentures	1,000	8.375%		2033	1,064	1,065

Total TWE Notes					3,394	3,406
Capital leases and other					17	16

Total long-term debt					6,968	5,785

Total debt					$6,976	$6,390

(a)	Weighted average interest rate.

Bank Credit Agreement and Commercial Paper Program

TWC, through TWE and TWE-A/N, receives financing through its participation in the AOL Time Warner revolving credit facilities. In July 2002, AOL Time Warner entered into two new, senior unsecured long-term revolving bank credit agreements with an aggregate borrowing capacity of $10.0 billion (the “2002 Credit Agreements”) and terminated its financing arrangements under certain previously existing bank credit facilities with an aggregate borrowing capacity of $12.6 billion (the “Old Credit Agreements”), which were to expire during 2002. The 2002 Credit

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

Agreements replaced similar credit agreements that provided TWE up to $7.5 billion of borrowing capacity. The 2002 Credit Agreements are comprised of a $6.0 billion five-year revolving credit facility and a $4.0 billion 364-day revolving credit facility, borrowings under which may be extended for a period up to two years following the initial term. The borrowers under the 2002 Credit Agreements include AOL Time Warner, TWE, TWE-A/N and AOL Time Warner Finance Ireland. The obligations of AOL Time Warner and AOL Time Warner Finance Ireland are guaranteed by America Online, Time Warner, Time Warner Companies, Inc. and Turner Broadcasting System, Inc., directly or indirectly. The obligations of TWE and TWE-A/N are not guaranteed by AOL Time Warner. Borrowings bear interest at specific rates, generally based on the credit rating for each of the borrowers, currently equal to LIBOR plus 0.625% including facility fees of 0.10% and 0.125% on the total commitments of the 364-day and five-year facility, respectively. In addition, AOL Time Warner is required to pay an additional usage fee of 0.0625% if the two facilities in aggregate have more than 33% outstanding and 0.125% if the facilities have more than 66% outstanding. The additional 0.0625% usage fee is currently being paid. The 2002 Credit Agreements provide same-day funding, multi-currency capability and letter of credit availability. The facilities contain maximum leverage and minimum GAAP net worth covenants of 4.5 times and $50.0 billion, respectively, for AOL Time Warner and maximum leverage covenant of 5.0 times for TWE and TWE-A/N, but do not contain any ratings-based defaults or covenants, nor an ongoing covenant or representation specifically relating to a material adverse change in AOL Time Warner’s financial condition or results of operations. Borrowings may be used for general business purposes. As discussed further in Note 15, the 2002 Credit Agreements were amended as part of the restructuring of TWE.

TWE has a $1.5 billion commercial paper program, which is backed by the 2002 Credit Agreements. The commercial paper program allows TWE to issue commercial paper to investors from time to time in maturities of up to 365 days. Proceeds from the commercial paper offerings are used for general corporate purposes including investments, capital expenditures and repayment of debt.

TWC has borrowed approximately $1.167 billion and $803 million under the bank credit agreement as of December 31, 2002 and December 31, 2001, respectively. All borrowings under the 2002 Credit Agreements were repaid as part of the restructuring of TWE (see Note 15). TWC was also allocated approximately $291 million and $711 million of outstanding commercial paper as of December 31, 2002 and December 31, 2001, respectively.

      Amounts Allocated by AOL Time Warner

A portion of AOL Time Warner’s debt has been allocated to TWC based upon the level of debt assumed as part of the TWE restructuring and TWC’s historical cash flow. Amounts payable to AOL Time Warner totaling $2.099 billion and $849 million have been allocated to TWC as of December 31, 2002 and December 31, 2001, respectively. The interest expense of approximately $32 million in 2002 and $18 million in 2001 related to this obligation is calculated based on the interest rate that AOL Time Warner charges for related party debt. For the year ended December 31, 2000, there were no amounts allocated by AOL Time Warner. All amounts allocated by AOL Time Warner were repaid as part of the restructuring of TWE (see Note 15).

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

      TWE Notes

The continuing operations of TWC have been allocated all of the fixed rate public borrowings of TWE. The remaining maturities of these outstanding issues range from 5 to 30 years and the interest rates range from 7.25% to 10.15%. The fixed rate public borrowings include an unamortized debt premium of $194 million and $210 million as at December 31, 2002 and 2001, respectively. The debt premium is amortized over the term of each debt issue as a reduction of interest expense. Each of Warner Communications Inc. (a subsidiary of AOL Time Warner) and American Television and Communications Corporation (a subsidiary of AOL Time Warner) (the “Guarantors”) has guaranteed a pro rata portion of TWE’s public and bank debt and accrued interest, based on the relative fair value of the net assets that each Guarantor (or its predecessor) contributed to TWE prior to the TWE restructuring. Such indebtedness is recourse to each Guarantor only to the extent of its guarantee. The indenture pursuant to which TWE’s public notes and debentures have been issued requires the majority consent of the holders of the notes and debentures to terminate the Guarantor Guarantees. There are generally no restrictions on the ability of the Guarantors to transfer material assets, other than its interests in TWE or TWC, to parties that are not Guarantors.

      Fair Value of Debt

Based on the level of interest rates prevailing at December 31, 2002 and December 31, 2001, the fair value of TWC’s fixed-rate debt exceeded its carrying value by approximately $216 million and $241 million at December 31, 2002 and December 31, 2001, respectively. Unrealized gains or losses on debt do not result in the realization or expenditure of cash and are not recognized for financial reporting purposes unless the debt is retired prior to its maturity.

      Rating Triggers and Financial Covenants

The Company’s borrowing facilities discussed above contain customary covenants. A breach of such covenants that continues beyond any grace period can constitute a default, which can limit the ability to borrow and can give rise to a right of the lenders to terminate the facility and/or require immediate payment of outstanding debt. Additionally, in the event that TWE’s credit ratings decrease, the cost of maintaining the facilities and of borrowing increases and, conversely, if the ratings improve, such costs decrease.

As of December 31, 2002 and December 31, 2001, AOL Time Warner and TWC were in compliance with all covenants and did not anticipate that the Company would have any difficulty complying with them. As discussed in more detail in Note 3 to the accompanying consolidated financial statements, the Company’s continuing operations recorded a one time, non-cash charge of approximately $22.975 billion upon adoption of FAS 142 and a non-cash impairment charge of $10.550 billion following completion of its annual impairment analysis in the fourth quarter of 2002. These charges did not affect the Company’s liquidity or, in conjunction with the impairment of goodwill of other AOL Time Warner segments, result in the non-compliance with respect to any of AOL Time Warner’s debt covenants. The Company’s borrowing facilities and covenants were amended in connection with the TWE restructuring. In connection with the TWE restructuring, which occurred on March 31, 2003, TWE entered into a senior revolving bank credit facility, and the Company intends to become a joint and several borrower thereunder at the time it becomes a public registrant. TWE and the Company are no longer co-borrowers with AOL Time Warner or any of its other business segments under any credit facilities. For further information, see Note 15.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

9. INCOME TAXES

TWC is not a separate taxable entity for U.S. federal and state income tax purposes and its results are included in the consolidated U.S. federal and state income tax returns of AOL Time Warner. The following income tax information has been prepared assuming TWC was a stand-alone taxpayer for all periods presented.

The components of the (provision) benefit for income taxes are as follows:

	Year ended December 31,

	2002	2001	2000

	(in millions)
Federal
Current	$(276)	$(134)	$(259)
Deferred	39	159	127
State
Current	(68)	(34)	(64)
Deferred	10	39	32

Total	$(295)	$30	$(164)

The difference between income taxes expected at the U.S. federal statutory income tax rate of 35% and income taxes provided is detailed below:

	Year ended December 31,

	2002	2001	2000

		(in millions)
Taxes on income at U.S. federal statutory rate	$3,479	$634	$(110)
State and local taxes, net of federal tax benefits	(38)	4	(21)
Nondeductible impairment/amortization of goodwill	(3,693)	(599)	(32)
Other	(43)	(9)	(1)

Reported income tax (provision) benefit	$(295)	$30	$(164)

The Company has recorded a tax benefit in attributed net assets of $1 million in 2002, $40 million in 2001 and $24 million in 2000 in connection with the exercise of certain stock options (Note 10).

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

Significant components of TWC’s net deferred tax liabilities are as follows:

	As of December 31,

	2002	2001

	(in millions)
Cable franchise costs	$(10,238)	$(10,399)
Partnership/joint venture share of income and investments	(1,317)	(1,146)
Depreciation and amortization	(1,068)	(1,042)
Equity income	(90)	(121)
Other	(4)	(32)

Deferred tax liabilities	(12,717)	(12,740)

Dilution of interest in TWE	157	—
Gain on sale of assets	53	50
Minimum pension liability	50	—
Accrued expenses	24	—
Other	25	26

Deferred tax assets	309	76

Net deferred tax liabilities	$(12,408)	$(12,664)

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

10. STOCK OPTION PLANS

In connection with the AOL Time Warner Merger, all Time Warner stock options and restricted stock outstanding as of the date of AOL Time Warner Merger became fully vested, pursuant to the terms of Time Warner’s stock option and restricted stock plans. AOL Time Warner has various stock option plans under which AOL Time Warner has granted options to purchase AOL Time Warner common stock to employees of TWC. Such options have generally been granted to employees of TWC with exercise prices equal to the fair market value at the date of grant. In accordance with APB 25 and related interpretations, compensation cost is not recognized for its stock option plans. The options become exercisable over a four-year vesting period and expire ten years from the date of grant. Subsequent to the proposed initial public offering of the Company, employees of the Company will no longer receive options to purchase AOL Time Warner common stock in connection with their employment with the Company. Instead they will be eligible to participate in the Time Warner Cable Inc. 2003 Stock Incentive Plan.

For purposes of applying FAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions (which, for 2000, reflect the impact of the AOL Time Warner Merger) used for grants in 2002, 2001 and 2000: dividend yields of 0% in all periods; expected volatility of 52.9%, 59.3% and 46.3%, respectively; risk-free interest rates of 4.12%, 4.83% and 6.22%, respectively; and expected terms to exercise of .47 years after vesting for 2002 and 1.0 years after vesting for 2001 and 2000. The weighted average fair value of an option granted during the year was $9.77 in 2002, $21.79 in 2001 and $22.61 in 2000.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

A summary of AOL Time Warner stock option activity with respect to employees of the continuing operations of TWC is as follows:

		Weighted-
		Average
		Exercise
	Shares	Price

	(in thousands)
Balance at January 1, 2000	13,340	$17.98
2000 Activity
Granted	2,503	57.63
Exercised	(1,623)	13.33
Cancelled	(63)	55.81

Balance at December 31, 2000	14,157	25.36
2001 Activity
Granted	17,839	46.26
Exercised	(2,562)	11.47
Cancelled	(533)	49.70

Balance at December 31, 2001	28,901	39.04
2002 Activity
Granted	10,243	25.98
Exercised	(209)	12.06
Cancelled	(1,727)	36.59

Balance at December 31, 2002	37,208	$35.71

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

The following table summarizes certain information about AOL Time Warner stock options outstanding with respect to employees of the continuing operations of TWC at December 31, 2002:

	Options Outstanding			Options Exercisable

		Weighted
		Average	Weighted		Weighted-
		Remaining	Average		Average
Range of	Number	Contractual	Exercise	Number	Exercise
Exercise Prices	Outstanding	Life	Price	Exercisable	Price

	(in thousands)			(in thousands)
Under $10.00	476	1.32	$8.73	476	$8.73
$10.01 to $15.00	5,250	3.43	13.68	4,873	13.67
$15.01 to $20.00	108	8.36	18.48	24	18.63
$20.01 to $30.00	11,119	8.35	26.09	2,244	24.08
$30.01 to $45.00	2,533	8.58	36.78	760	37.98
$45.01 to $50.00	14,363	7.94	47.30	4,566	47.11
$50.01 to $60.00	3,359	7.51	56.04	1,874	56.88

Total	37,208	7.35	$35.71	14,817	$32.10

At December 31, 2002, 2001 and 2000, approximately 14,817,000, 9,939,000 and 11,653,000 AOL Time Warner stock options, respectively, were exercisable with respect to employees of the continuing operations of TWC.

Upon exercise of AOL Time Warner options, TWE is obligated to reimburse AOL Time Warner for the excess of the market price of the stock over the option exercise price, or with respect to options granted prior to June 30, 1992, the greater of the exercise price and $13.88, the market price of the common stock at the time of the TWE capitalization on June 30, 1992. TWE records a stock option distribution liability, and a corresponding adjustment to attributed net assets, with respect to unexercised options. This liability will increase or decrease depending on the market price of AOL Time Warner common stock. TWE’s portion of this liability was $3 million and $109 million as of December 31, 2002 and December 31, 2001, respectively, and is included as a component of accrued compensation in other current liabilities. TWE reimbursed AOL Time Warner approximately $2 million and $98 million during the years ended December 31, 2002 and 2001, respectively. As a result of the TWE restructuring, effective March 31, 2003, TWC records a stock option distribution liability and operates under a similar reimbursement agreement with AOL Time Warner related to the employee stock options of all TWC employees.

11. EMPLOYEE BENEFIT PLANS

The Company participates in various non-contributory defined benefit pension plans administered by AOL Time Warner (the “Pension Plans”) and the TWC Savings Plan (the “401K Plan”), a defined pre-tax contribution plan.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

Benefits under the Pension Plans for all employees are determined based on formulas that reflect employees’ years of service and compensation levels during their employment period. AOL Time Warner’s common stock represents approximately 5% and 10% of defined benefit plan assets at December 31, 2002 and December 31, 2001, respectively. A summary of activity for the Pension Plans is as follows:

	Year ended December 31,

	2002	2001	2000

	(in millions)
Components of Pension Expense
Service cost	$26	$24	$22
Interest cost	29	26	24
Expected return on plan assets	(28)	(27)	(36)

Total Pension Expense	$27	$23	$10

	As of December 31,

	2002	2001

	(in millions)
Change in Projected Benefit Obligation
Projected benefit obligation at beginning of year	$380	$313
Service cost	26	24
Interest cost	29	26
Actuarial loss	53	24
Settlement	10	—
Benefits paid	(9)	(7)

Projected benefit obligation at end of year	$489	$380

Change in Plan Assets
Fair value of plan assets at beginning of year	$370	$304
Actual return on plan assets	(47)	(26)
Employer contribution	—	99
Benefits paid	(9)	(7)

Fair value of plan assets at end of year (a)	$314	$370

Calculation of Pension (Liability) Prepaid
Under-funded projected benefit obligations	$(175)	$(10)
Unrecognized actuarial loss	210	78
Additional minimum pension liability(b)	(124)	—

(Accrued) prepaid pension expense	$(89)	$68

(a)	Includes approximately 4,000,000 shares of AOL Time Warner common stock in 2002 and 2001.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

(b)	The additional minimum pension liability is offset by a corresponding increase in other comprehensive loss (a component of attributed net assets) in the consolidated balance sheet.

	Year ended December 31,

	2002	2001	2000

Weighted-average pension assumptions
Discount rate	6.75%	7.50%	7.75%
Expected return on plan assets	9.00%	9.00%	9.00%
Rate of compensation increase	4.50%	4.50%	5.00%

The Company maintains certain unfunded defined benefit pension plans that are included above. The projected benefit obligations and accumulated benefit obligations for unfunded defined benefit pension plans were $23 million and $17 million, respectively as of December 31, 2002 and $17 million and $15 million, respectively, as of December 31, 2001.

Certain employees of TWC participate in multi-employer pension plans as to which the expense amounted to $25 million in 2002, $13 million in 2001 and $17 million in 2000.

The Company’s pension plans were $89 million underfunded with respect to their accumulated benefit obligation as of December 31, 2002.

TWC employees also generally participate in certain defined contribution plans, including savings and profit sharing plans, as to which the expense amounted to $24 million in 2002, $19 million in 2001 and $20 million in 2000. Contributions to the savings plans are based upon a percentage of the employees’ elected contributions.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

12. RELATED PARTIES

In the normal course of conducting its business, the Company has various transactions with affiliates of AOL Time Warner and the equity method investees of TWC. A summary of these transactions is as follows:

	Year ended December 31,

	2002	2001	2000

	(in millions)
Revenues:
Advertising	$125	$61	$7
AOL broadband subscription	27	—	—
Road Runner revenues from TWC’s unconsolidated cable television system joint ventures and from A/N Systems	77	—	—

Total	$229	$61	$7

Costs of revenues:
Programming services provided by affiliates of AOL Time Warner	$(415)	$(390)	$(369)
Programming services provided by affiliates of Comcast(a)	(1)	—	—
Programming services provided by affiliates of AT&T Corporation(b)	—	(69)	(54)
Connectivity services provided by Road Runner	—	(129)	(61)
Connectivity services provided by affiliates of AOL Time Warner	(119)	—	—
Other costs charged by affiliates of AOL Time Warner	(5)	(1)	—

Total	$(540)	$(589)	$(484)

Selling, general and administrative expenses:
Management fee income from unconsolidated cable television system joint ventures	$32	$29	$33
Management fee income from A/N Systems	18	15	11
Management fee paid to AOL Time Warner	(46)	(52)	(50)

Total	$4	$(8)	$(6)

Interest (expense) income, net:
Interest income on amounts receivable from unconsolidated cable television system joint ventures	$15	$16	$10
Interest expense paid to AOL Time Warner	(32)	(18)	—

Total	$(17)	$(2)	$10

(a)	Represents programming payments made to affiliates of Comcast for the period subsequent to the purchase of AT&T Broadband by Comcast
(b)	Represents programming payments made to Liberty Media for the periods in which it was an affiliate of AT&T

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

Texas Cable Partners, L.P.

In 2000, TWE-A/N and TCI Cable Holdings, LLC entered into an agreement to provide funding on a pro rata basis for Texas Cable Partners, L.P., in an amount necessary to comply with the covenants in its credit agreement and pay all of its obligations each month, through March 31, 2001, which was subsequently extended through January 15, 2004 for 2003 funding shortfalls (the “Funding Agreement”). Promissory notes issued under the Funding Agreement bear interest at LIBOR plus 4% (adjusted quarterly and added to the principal amount of the note) and are subordinate in payment to the credit agreement of Texas Cable Partners, L.P. and are payable on the day following the date on which Texas Cable Partners, L.P. has no outstanding borrowings under its senior credit agreement. The related interest earned for the years ended December 31, 2002, 2001 and 2000 totaled approximately $13 million, $10 million and $3 million, respectively. As of December 31, 2002 and December 31, 2001, the Company holds $268 million and $161 million, respectively of promissory notes from Texas Cable Partners, L.P. (including accrued interest of approximately $24 million and $11 million, respectively) which have been recorded in investments.

Road Runner

In 2000, TWC advanced $41 million to the Road Runner joint venture under a subordinated note receivable. This note accrued interest at a rate of 15% per annum. During 2001, the note was converted to Road Runner Series C Preferred Capital as part of the restructuring. Subsequent to the restructuring of the Road Runner joint venture, as described in Note 2, TWC made additional advances to Road Runner, which bear interest at the prevailing cost of funds, as defined in the Road Runner partnership agreement. As of December 31, 2001, the Road Runner note, including accrued interest of $1 million, totaled $149 million. As discussed in Note 2, TWC consolidated the financial position and results of operations of Road Runner retroactive to the beginning of 2002.

13. COMMITMENTS AND CONTINGENCIES

Firm Commitments

The Company had commitments under various firm contractual arrangements to make future payments for goods and services. These firm commitments secure future rights to various assets and services to be used in the normal course of operations. For example, the Company is contractually committed to make some minimum lease payments for the use of property under operating lease agreements. In accordance with current accounting rules, the future rights and obligations pertaining to these contracts are not reflected as assets or liabilities on the accompanying consolidated balance sheet.

As discussed above, the Company and Comcast are also parties to a funding agreement that requires the parties to provide additional funding to Texas Cable Partners, L.P. on a month-to-month basis in an amount projected to enable Texas Cable Partners, L.P. to comply with all of the covenants in its senior credit agreement and to pay all of its liabilities and obligations as they mature during that month. The Company’s funding obligations under the funding agreement totaled $70 million for the year ended December 31, 2002. This funding agreement expires on January 15, 2004 for 2003 funding shortfalls. The Company’s expected funding obligation under this agreement is reflected in the table below under “Expected joint venture funding commitments.” Approximately $69 million of the Company’s total projected 2003 funding commitment of $86 million was funded in the first quarter of 2003.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

The following table summarizes the material firm commitments of the Company’s continuing operations at December 31, 2002 and the timing and effect that these obligations are expected to have on the Company’s liquidity and cash flow in future periods. This table excludes repayments on long-term debt. TWC expects to fund these firm commitments with operating cash flow generated in the normal course of business.

	Firm Commitments

		2004-	2007 and
	2003	2006	thereafter	Total

	(in millions)
Programming payments (a)	$1,235	$4,394	$5,092	$10,721
Expected joint venture funding commitments(b)	86	—	—	86
Operating leases (c)	45	116	157	318
Data processing payments	36	66	67	169
High-speed connectivity payments	40	40	—	80
Other	9	3	2	14

Total	$1,451	$4,619	$5,318	$11,388

(a) The Company has purchase commitments with various programming vendors in order to provide video services to subscribers. Programming fees represent a significant portion of its cost of revenues. Future fees under such contracts are based on numerous variables, including number and type of customers. The amounts of the commitments reflected above are based on the number of consolidated subscribers at December 31, 2002 applied to the per subscriber contractual rates contained in the contracts that were in effect as of December 31, 2002 and revised to include significant contracts signed in March 2003.

(b) The projected funding commitments relate to Texas Cable Partners, L.P.
(c) Operating lease obligations primarily relate to the minimum lease rental obligations for real estate and operating equipment in various locations.

At any time following the second anniversary of the closing of the restructuring of TWE, Comcast has the right to require TWC to purchase all or a portion of the Comcast’s limited partnership interest in TWE at an appraised fair market value, subject to a right of first refusal in favor of AOL Time Warner. Additionally, Comcast also has the right, at any time following the second anniversary of the closing of the restructuring of TWE, to sell all or a portion of its interest in TWE to a third party in a bona fide transaction, subject to a right of first refusal, first, in favor of AOL Time Warner and, second, in favor of TWC. If TWC and AOL Time Warner do not collectively elect to purchase all of Comcast’s offered partnership interest, Comcast may proceed with the sale of the offered partnership interest to that third party on terms no more favorable than those offered to TWC and AOL Time Warner, if that third party agrees to be bound by the same terms and conditions applicable to Comcast as a limited partner in TWE. The purchase price payable by TWC or AOL Time Warner as consideration for the Comcast’s partnership interest may be cash; common stock, if the common stock of the purchaser is then publicly traded, or a combination of both.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

The Company’s total rent expense amounted to $86 million, $78 million and $70 million during the years ended December 31, 2002, 2001 and 2000, respectively.

Contingent Commitments

The Company presently has certain cable franchises containing provisions requiring the construction of cable plant and the provision of services to customers within the franchise areas. In connection with certain obligations under existing franchise agreements, TWC obtains surety bonds or letters of credit guaranteeing performance to municipalities and public utilities and payment of insurance premiums. Such surety bonds and letters of credit as of December 31, 2002 amounted to $152 million. Payments under these arrangements are required only in the event of nonperformance. The Company does not expect that the contingent commitments summarized below will result in any amounts being paid in the foreseeable future.

	Contingent Commitments

		2004-	2007 and
	2003	2006	thereafter	Total

	(in millions)
Letters of credit and other contingent commitments	$25	$1	$126	$152

The Company has an interest in and manages Kansas City Cable Partners, L.P. and Texas Cable Partners, L.P., both of which are 50%-owned by TWE and 50%-owned by Comcast. Under the terms of the joint venture agreements, either partner may after August 31, 2003 with respect to Kansas City Cable Partners, L.P. and after December 31, 2003 with respect to Texas Cable Partners, L.P., initiate buy-sell procedures based on the market value of the joint venture interests. The Company does not have current plans to initiate the buy-sell procedure in either joint venture. If a buy-sell procedure were initiated by Comcast with respect to either joint venture, TWE would have a choice either to buy Comcast’s interests in the joint venture or to sell its interests in the joint venture to Comcast. However, in such an event, the Company would be under no obligation to purchase Comcast’s interests. Additionally, in 2005, under the terms of both joint venture agreements, either partner may trigger the dissolution of the joint ventures resulting in the distribution of the net assets of the joint ventures to the partners. Any actions to be taken by the Company under the buy-sell or dissolution procedures will be evaluated in the context of the Company’s strategy for its Cable operations and relevant financial constraints. These buy-sell arrangements are not reflected in the above table of contingent commitments.

TWC does not provide any guarantees related to third-party debt of its unconsolidated cable television system joint ventures.

Legal Proceedings

On June 16, 1998 plaintiffs in Andrew Parker and Eric DeBrauwere, et. al. v. Time Warner Entertainment Company, L.P. and Time Warner Cable filed this purported nationwide class action in federal court in New York claiming that the TWE sold its subscribers’ personally identifiable information and failed to inform subscribers of their privacy rights in violation of the Cable Communications Policy Act of 1984 (47 U.S.C. §§ 551) and under common law. The plaintiffs are seeking damages and declaratory and injunctive relief. On August 6, 1998, TWE filed a Motion to Dismiss, which was denied on September 7, 1999. On December 8, 1999, TWE filed a motion to deny class certification, which was granted on January 9, 2001 with respect to monetary damages, but denied with respect to injunction relief. On June 2, 2003, the Second Circuit vacated the district court’s decision denying class certification as a matter of law and remanded the case for further proceedings on class certification and other matters. Although the Company is aggressively defending this matter, management is unable to predict the outcome of the case or reasonably estimate a range of possible loss.

In accordance with a March 2002 ruling by the Federal Communications Commission (“FCC”) that the definition of “cable service” does not include cable-modem service, the Company stopped collecting and paying all franchise fees related to revenue derived from cable-modem service. Several local franchising authorities have threatened lawsuits and have asked the FCC to determine

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

whether the Company’s decision to stop payments is within its rights. In addition, the city of Rochester, New York, along with a number of other franchising authorities in the Rochester area, filed suit against the Company on September 27, 2002 in the Supreme Court for the State of New York in Monroe County, alleging that the Company’s failure to pay franchise fees with respect to revenue derived from cable-modem service constituted a breach of relevant franchise agreements, and are seeking more than $1 million in damages. Although the Company intends to defend against this lawsuit vigorously, management is unable to predict the outcome of the case or reasonably estimate a range of possible loss.

On February 4, 2003, plaintiffs in Hark Chan and Data Innovation LLC v. Time Warner Entertainment Company, L.P. et al., filed a patent infringement complaint in the United States District Court for the Western District of Texas. The plaintiffs have named as defendants, among others, TWE, TWE-A/N, Texas Cable Partners, L.P. and Road Runner. The plaintiffs allege that the defendants’ high-speed data and video-on-demand services infringe various patents held by the plaintiffs. The complaint does not allege any willful infringement. The plaintiffs seek injunctive relief and monetary damages. Although the Company intends to defend against this lawsuit vigorously, management is unable to predict the outcome of the case or reasonably estimate a range of possible loss.

As of May 12, 2003, three putative class action lawsuits have been filed alleging violations of ERISA in the U.S. District Court for the Southern District of New York on behalf of current and former participants in the AOL Time Warner Savings Plan, the AOL Time Warner Thrift Plan and/or the Time Warner Cable Savings Plan (the “Plans”), which may include employees of TWE. Collectively, these lawsuits name as defendants AOL Time Warner, certain current and former directors and officers of AOL Time Warner and members of the Administrative Committees of the Plans. One of these cases also names TWE as a defendant. The lawsuits allege that AOL Time Warner and other defendants breached certain fiduciary duties to Plan participants by, inter alia, continuing to offer AOL Time Warner stock as an investment under the Plans, and by failing to disclose, among other things, that AOL Time Warner was experiencing declining advertising revenues and that AOL Time Warner was inappropriately inflating advertising revenues through various transactions. The complaints seek unspecified damages and unspecified equitable relief. The ERISA actions have been consolidated with other AOL Time Warner-related shareholder lawsuits and derivative actions under the caption In re AOL Time Warner Inc. Securities and “ERISA” Litigation in the Southern District of New York. Although AOL Time Warner intends to defend against these lawsuits vigorously, the Company is unable to predict the outcome of these cases or reasonably estimate a range of possible loss.

As part of the TWE restructuring, AOL Time Warner has indemnified the cable businesses of TWE from and against any and all liabilities relating to, arising out of or resulting from specified litigation matters brought against the TWE Non-Cable Businesses, including the Six Flags litigation as described below. Although AOL Time Warner has agreed to indemnify the cable businesses of TWE against such liabilities, TWE remains a named party in certain litigation matters.

On June 24, 1997, plaintiffs in Six Flags Over Georgia LLC et al. v. Time Warner Entertainment Company, L.P. et al. filed an amended complaint in the Superior Court of Gwinnett County,

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

Georgia, claiming that, inter alia, defendants, which include TWE, violated their fiduciary duties in operating the Six Flags Over Georgia theme park. On December 18, 1998, following a trial, a jury returned a verdict in favor of plaintiffs. The total awarded to plaintiffs was approximately $454 million in compensatory and punitive damages. The case was appealed to the Georgia Court of Appeals, which affirmed the trial court’s judgment, and denied reconsideration. The Supreme Court of Georgia denied certiorari on January 18, 2001. On February 28, 2001, the compensatory damages portion of the award plus accrued interest was paid to plaintiffs. On March 1, 2001, the United States Supreme Court granted a stay as to payment of the punitive damages part of the jury’s original award, pending the resolution of a petition for certiorari to be filed by TWE, which was filed on June 15, 2001. On October 1, 2001, the United States Supreme Court granted certiorari, vacated the opinion of the Georgia Court of Appeals and remanded the case for further consideration as to punitive damages. On March 29, 2002, the Georgia Court of Appeals affirmed and reinstated its earlier decision regarding the punitive damage award. On April 18, 2002, TWE filed a petition for certiorari to the Georgia Supreme Court seeking review of the decision of the Georgia Court of Appeals, which was denied on September 16, 2002. The Georgia Supreme Court subsequently denied TWE’s motion for reconsideration of its September 16th ruling. TWE filed a petition for writ of certiorari to the United States Supreme Court, which was denied on April 21, 2003. The punitive damages portion of the award plus accrued interest totaling $391 million has been paid by WCI (“Warner Communication, Inc.”), and the litigation has been concluded.

On April 8, 2002, three former employees of certain subsidiaries of AOL Time Warner filed Henry Spann et al. v. AOL Time Warner Inc. et al., a purported class action, in the U.S. District Court for the Central District of California. Plaintiffs have named as defendants, among others, AOL Time Warner, TWE, WEA Corp., WEA Manufacturing Inc., Warner Bros. Records, Atlantic Recording Corporation, various pension plans sponsored by the companies and the administrative committees of those plans. Plaintiffs allege that defendants miscalculated the proper amount of pension benefits owed to them and other class members as required under the plans in violation of ERISA. The lawsuit has been transferred to the U.S. District Court for the Southern District of New York. Due to the preliminary status of this matter, TWE is unable to predict the outcome of this suit.

The costs and other effects of pending or future litigation, governmental investigations, legal and administrative cases and proceedings (whether civil or criminal), settlements, judgments and investigations, claims and changes in those matters (including those matters described above) could have a material adverse effect on the Company’s business, financial condition and operating results.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

14. ADDITIONAL FINANCIAL INFORMATION

Other Cash Flow Information

Additional financial information with respect to cash (payments) and receipts are as follows:

	Year ended December 31,

	2002	2001	2000

	(in millions)
Cash payments made for interest	$(425)	$(522)	$(519)
Interest income received	3	—	9

Cash interest expense paid, net	$(422)	$(522)	$(510)

Cash payments made for income taxes	$(344)	$(168)	$(323)

	Year ended December 31,

Interest (Expense) Income, Net	2002	2001	2000

	(in millions)
Interest income	$22	$17	$20
Interest expense	(407)	(493)	(513)

Total interest (expense), net	$(385)	$(476)	$(493)

Video Programming and High-Speed Data Expenses

Video programming and high-speed data expenses included within cost of revenues consist of:

	Year ended December 31,

	2002	2001	2000

	(in millions)
Video	$1,447	$1,193	$1,005
High-speed data expenses	197	129	61

Total	$1,644	$1,322	$1,066

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

Other Current Liabilities

Other current liabilities consist of:

	As of December 31,

	2002	2001

	(in millions)
Accrued compensation	$95	$172
Accrued franchise fees	101	96
Accrued interest	89	99
Accrued insurance	78	88
Accrued sales and other taxes	71	58
Accrued marketing support	61	77
Restructuring costs	19	56
Other accrued expenses	212	179

Total	$726	$825

15. SUBSEQUENT EVENT

In conjunction with the TWE restructuring, the $4.0 billion 364-day revolving bank credit facility that was entered into as part of the 2002 Credit Agreements along with AOL Time Warner and certain of its subsidiaries was bifurcated into two separate amended and restated credit agreements. The two facilities evidence the separate direct obligations of AOL Time Warner, with aggregate commitments of $2.5 billion, and TWE, with aggregate commitments of $1.5 billion. TWE’s $1.5 billion facility, hereafter referred to as the “Senior Revolving Bank Credit Facility,” matures on January 7, 2004, with an option to extend the maturity for up to one year. TWE-AN is not a borrower under the Senior Revolving Bank Credit Facility. If TWC becomes a public registrant, TWC will become a joint and several borrower under the Senior Revolving Bank Credit Facility.

Borrowings under the Senior Revolving Bank Credit Facility bear interest at rates generally determined by reference to the credit rating of TWE until TWC becomes a public registrant and a joint and several borrower, thereafter such rate will be determined by reference to TWC’s credit rating. The borrowings currently bear interest at the rate of LIBOR plus 0.525%. In addition, TWE is required to pay a facility fee of 0.10% per annum on the aggregate commitments under the Senior Revolving Bank Credit Facility and a usage fee of 0.0625% per annum on the outstanding balance of loans under this facility at all times that the aggregate of the outstanding balances are less than or equal to $990 million, and 0.125% at all times that the aggregate of the outstanding balances exceeds $990 million.

Borrowings under the Senior Revolving Bank Credit Facility may be used for general corporate purposes, and unused capacity may be used in support of commercial paper borrowings. This facility provides for same-day funding and multi-currency capability. This facility contains, among other covenants, financial covenants providing for a maximum ratio of consolidated total debt (excluding amounts owing to preferred equity interests and net of cash balances in excess of $25 million) to consolidated EBITDA of 5:1, and a minimum ratio of consolidated EBITDA to consolidated cash interest expense of 2:1. The facility does not contain any credit ratings-based

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)

defaults or covenants, nor any ongoing covenants or representations specifically relating to a material adverse change in the Company’s financial condition or results of operations.

TWE is no longer a co-borrower with AOL Time Warner or any of AOL Time Warner’s other business segments under any credit facility.

In connection with the TWE restructuring, all amounts due to AOL Time Warner and all outstanding TWE-A/N debt was extinguished, and $600 million of indebtedness was incurred under the Senior Revolving Bank Credit Facility.

As previously noted, TWC incurred $2.1 billion of debt under its senior unsecured term loan facility to assume debt from one of Comcast’s subsidiaries. The form of this debt is a 1-year term loan with an optional extension for an additional year. The loan is guaranteed by TWE and is prepayable. The term loan contains a maximum leverage ratio covenant (including amounts owing to preferred equity interests and net of cash balances in excess of $25 million) and a minimum interest coverage covenant for TWC of 3.5 times EBITDA and 2.0 times cash interest expense, respectively. A total of $400 million of quarterly amortization commences on December 31, 2003 prior to final repayment of the remaining $1.7 billion on March 31, 2005, assuming the optional extension is exercised. Borrowings bear interest at specific rates, based on the credit rating for TWC or TWE, which is currently equal to LIBOR plus 0.875%.

Additionally, the Company issued $2.4 billion in mandatorily redeemable preferred equity to a subsidiary of AOL Time Warner in conjunction with the TWE restructuring. The preferred equity bears interest at an annual rate of 8.059%, payable in cash quarterly. The preferred equity matures and is required to be redeemed by TWE in cash on April 1, 2023.

Subsequent to the TWE restructuring and for so long as the indebtedness of TWC and/or its subsidiaries and affiliates is attributable to AOL Time Warner (in evaluating its credit profile), in AOL Time Warner’s reasonable judgment, TWC, its subsidiaries and entities that it manages will not, without the consent of AOL Time Warner, create, incur or guarantee any indebtedness except to AOL Time Warner, including preferred equity, or rental obligations if its ratio of indebtedness plus six times its annual rental expense to consolidated operating income (loss) before depreciation of tangible assets and amortization of intangible assets and impairment write-downs related to goodwill and other intangible assets (“EBITDA”) plus rental expense, or “EBITDAR,” then exceeds or would exceed 3:1.

Time Warner Cable Inc.
Consolidated Financial Statements
For the three months ended March 31, 2003 and 2002

Time Warner Cable Inc.
Consolidated Balance Sheet

	March 31,	December 31,
	2003	2002

	(Unaudited)
	(in millions, except share data)
Assets
Current assets
Cash and cash equivalents	$140	$868
Receivables, less allowances of $53 and $51	369	449
Receivables from affiliated parties	43	87
Current assets of discontinued operations	—	4,789
Prepaid expenses and other current assets	86	35

Total current assets	638	6,228
Investments	1,618	1,526
Property, plant and equipment, net	7,954	7,974
Goodwill	1,296	—
Other intangible assets subject to amortization	70	70
Other intangible assets not subject to amortization	30,004	26,747
Deferred income taxes	314	309
Noncurrent assets of discontinued operations	—	19,568
Other assets	116	84

Total assets	$42,010	$62,506

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$250	$558
Deferred revenue and subscriber related liabilities	80	75
Payables to affiliated parties	94	66
Accrued programming expense	292	267
Debt due within one year	6	8
Current liabilities of discontinued operations	—	5,239
Other current liabilities	692	726

Total current liabilities	1,414	6,939
Long-term debt	6,102	6,968
Mandatorily redeemable preferred equity	2,400	—
Deferred income tax obligations	13,985	12,717
Noncurrent liabilities of discontinued operations	—	5,041
Other liabilities	323	263
Minority interests	608	2,352

Shareholders’ equity
Class A Common Stock, $0.01 par value, 925 shares issued and outstanding as of March 31, 2003; no shares issued or outstanding at December 31, 2002	—	—
Class B Common Stock; $0.01 par value; 75 shares issued and outstanding as of March 31, 2003; no shares issued or outstanding at December 31, 2002	—	—
Paid-in capital and attributed net assets	17,269	27,932
Accumulated other comprehensive income (loss), net	(91)	294

Total shareholders’ equity	17,178	28,226

Total liabilities and shareholders’ equity	$42,010	$62,506

The accompanying notes are an integral part of the consolidated financial statements.

Time Warner Cable Inc.
Consolidated Statement of Operations (Unaudited)

	Three Months Ended March 31,

	2003	2002

	(in millions, except share data)
Revenues:
Video	$1,426	$1,308
High speed data	314	222
Advertising	102	153

Total revenues(a)	1,842	1,683
Costs and expenses:
Cost of revenues(a)	813	740
Selling, general and administrative expenses(a)	342	299
Depreciation	331	273
Amortization of other intangible assets	2	1

Total costs and expenses	1,488	1,313

Operating income	354	370
Interest expense, net(a)	(96)	(108)
Income from equity investments, net	6	—
Minority interest expense, net	(22)	(13)

Income before income taxes, discontinued operations and cumulative effect of accounting change	242	249
Income tax provision	(98)	(106)

Income before discontinued operations and cumulative effect of accounting change	144	143
Income from discontinued operations, net of tax provision of $184 and $76	150	133
Cumulative effect of accounting change	—	(27,971)

Net income (loss)	$294	$(27,695)

(a)	Includes the following income (expenses) resulting from transactions with related companies:

	Three Months Ended March 31,

	2003	2002

	(in millions)
Revenues	$39	$42
Cost of revenues	(144)	(133)
Selling, general and administrative expenses	(1)	(1)
Interest expense, net	(9)	(4)

The accompanying notes are an integral part of the consolidated financial statements.

Time Warner Cable Inc.
Consolidated Statement of Cash Flows (Unaudited)

	Three Months Ended March 31,

	2003	2002

	(in millions)
Operating Activities:
Net income(loss)(a)	$294	$(27,695)
Adjustments for non-cash and non-operating items:
Cumulative effect of accounting change (b)	—	27,971
Depreciation and amortization	333	274
Net income from equity investments	(6)	—
Minority interest adjustment	22	13
Changes in operating assets and liabilities:
Receivables	83	52
Accounts payable	(294)	(145)
Other balance sheet changes	(31)	(34)
Adjustments relating to discontinued operations	46	834

Cash provided by operating activities	447	1,270

Investing activities:
Capital expenditures	(341)	(357)
Investments and acquisitions	(73)	(79)
Cash used by investing activities of discontinued operations	(157)	(154)

Cash used by investing activities	(571)	(590)

Financing activities:
Borrowings, net of repayments	(565)	199
Cash used by financing activities of discontinued operations	(211)	(813)

Cash used by financing activities	(776)	(614)

Increase (decrease) in cash and cash equivalents	(900)	66
Cash and cash equivalents at beginning of period (c)	1,040	94

Cash and cash equivalents at end of period	$140	$160

(a)    Includes income from discontinued operations, before cumulative effect of accounting change, of $150 million and $133 million for the three months ended March 31, 2003 and 2002, respectively.
(b)    Includes cumulative effect of accounting change for discontinued operations of $4.996 billion for the period ended March 31, 2002.
(c)    Includes cash and cash equivalents from discontinued operations of $172 million at December 31, 2002.

The accompanying notes are an integral part of the consolidated financial statements.

Time Warner Cable Inc.
Consolidated Statement of Shareholders’ Equity (Unaudited)

	Three Months Ended March 31,

	2003	2002

	(in millions)
Balance at beginning of period	$28,226	$74,567
Reallocation of goodwill to other segments of AOL Time Warner, Inc. upon adoption of FAS 142	—	(8,063)
Net income (loss)	294	(27,695)
Other comprehensive income (loss)	1	(21)

Comprehensive income (loss)	295	(27,716)
Allocation of purchase price in connection with the restructuring of the Time Warner Entertainment Company, L.P.	3,242	—
Distribution of non-cable businesses of Time Warner Entertainment Company, L.P. to a subsidiary of AOL Time Warner	(14,478)	—
Conversion of partners capital to mandatorily redeemable preferred equity in connection with the Time Warner Entertainment Company, L.P.	(2,400)	—
Allocations from (to) AOL Time Warner Inc., net(a)	2,293	(774)

Balance at end of period	$17,178	$38,014

(a)	Amounts represent the allocation of certain assets and liabilities, primarily deferred taxes and debt, from AOL Time Warner Inc. to Time Warner Cable Inc. and the reclassification of certain historical related party accounts between AOL Time Warner Inc. and Time Warner Cable Inc. that were settled upon the restructuring of Time Warner Entertainment Company, L.P.

The accompanying notes are an integral part of the consolidated financial statements.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements
(Unaudited)

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Time Warner Cable Inc. (“TWC” or the “Company”) is the second largest operator of cable systems in the United States. TWC was formed as part of the restructuring of Time Warner Entertainment Company, L.P. (“TWE”), completed on March 31, 2003 (the “TWE restructuring”) as described in detail below. The Company’s operations primarily consist of selling video programming and high-speed data services to subscribers for a monthly fee and related advertising services to a variety of local, regional and national clients. Subscriber services are distributed through a network of coaxial and fiber optic cables. The Company’s continuing operations, including its unconsolidated cable television system joint ventures, served approximately 10.9 million and 10.8 million basic subscribers as of March 31, 2003 and 2002, respectively. Excluding the unconsolidated cable television system joint ventures, the Company’s continuing operations served approximately 9.4 million and 9.3 million basic subscribers as of March 31, 2003 and 2002, respectively.

All of AOL Time Warner Inc.’s (“AOL Time Warner”) interests in cable systems, including all cable systems held by TWE and previously held by TWI Cable Inc. are now controlled by TWC. Prior to the restructuring as described below, TWE was a partnership between AOL Time Warner and subsidiaries of Comcast Corporation (“Comcast”) that owned and operated substantially all of Warner Bros., Home Box Office and held interests in The WB Network, Comedy Partners (“Comedy Central”) and Courtroom Television Network (“Court TV”), (collectively, the “TWE Non-Cable Businesses”) and certain cable systems.

Restructuring of Time Warner Entertainment Company, L.P.

On March 31, 2003, AOL Time Warner and Comcast completed the restructuring of TWE. As a result of the restructuring of TWE, the TWE Non-Cable Businesses were distributed by TWE to AOL Time Warner. AOL Time Warner then contributed the cable systems owned by TWI Cable and substantially all of its interest in TWE, which now holds only cable systems, to TWC. In exchange for its 27.64% interest in the Series A Capital and Residual Capital of TWE, Comcast: (i) received AOL Time Warner preferred stock, which is convertible into $1.5 billion of AOL Time Warner common stock; (ii) received a 21.0% economic interest in TWC cable systems; and (iii) was relieved of $2.1 billion of pre-existing debt at one of its subsidiaries, which was incurred by TWC as part of the restructuring.

Comcast’s 21.0% economic interest in TWC’s cable business is held through a 17.9% direct ownership interest in TWC (representing a 10.7% voting interest) and a limited partnership interest in TWE (representing a 4.7% residual equity interest). AOL Time Warner’s 79% economic interest in TWC’s cable business is held through an 82.1% ownership interest in TWC (representing an 89.3% voting interest) and a partnership interest in TWE (representing a 1% residual equity interest). AOL Time Warner also holds a $2.4 billion mandatorily redeemable preferred equity interest in TWE. AOL Time Warner effectively increased its economic ownership interest in TWE from approximately 73% to approximately 79%. This acquisition of an additional 6% interest in TWE, as well as Comcast’s exchange of a portion of its interest in TWE for a 17.9% interest in TWC, have been accounted for as step acquisitions.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)
(Unaudited)

The purchase consideration paid by AOL Time Warner in the TWE restructuring was as follows:

Description	Amount

(in millions)
Debt incurred at TWC	$2,100
Issuance of AOL Time Warner mandatorily convertible preferred stock to Comcast	1,500
Value of interest in cable assets transferred to Comcast(a)	1,000
Acquisition costs	44

Total Purchase Consideration	$4,644

(a)	Based on a discounted cash flow analysis and comparison to comparable market data

Of the $4.644 billion purchase consideration paid by AOL Time Warner, $880 million (i.e., $1.4 billion of the purchase consideration less $520 million which represents the book value of the net assets acquired) is attributable to the incremental interest in the cable business acquired. Approximately $1.427 billion of the purchase price was allocated to goodwill at the TWE Non-Cable Businesses (i.e., $3.244 billion of purchase consideration less $1.817 billion which represents the book value of the net assets acquired). In addition, the 17.9% interest in TWC retained by Comcast was stepped up to fair value, resulting in a $2.362 billion adjustment that is reflected as an increase in cable franchise license intangibles and a corresponding increase to contributed capital. The franchise license intangible assets will not be amortized but will be tested for impairment on an annual basis. A deferred tax liability of $1.296 billion and corresponding amount of goodwill was also recorded on the step up of all cable franchise license intangible.

As a result of the TWE restructuring described above, the TWE Non-Cable Businesses have been reflected as a discontinued operation for all periods presented. Revenues from the discontinued operations of the TWE Non-Cable Businesses totaled $2.780 billion and $2.352 billion for the quarter ended March 31, 2003 and 2002, respectively. Net income (loss) from the discontinued operations of the TWE Non-Cable Businesses totaled $150 million and $(4.860 billion) for the quarter ended March 31, 2003 and 2002, respectively.

Basis of Presentation

AOL Time Warner Allocations

The consolidated financial statements of TWC include in continuing operations the cable businesses of TWE and TWI Cable Inc., all of which are under the common control of AOL Time Warner. The consolidated financial statements include all assets, liabilities, revenues, expenses and cash flows directly attributable to TWC, as well as allocations of certain AOL Time Warner corporate items deemed reasonable by TWC management, to present the consolidated results of operations, financial position, changes in attributed net assets and cash flows of TWC on a stand-alone basis. The principal allocation methodologies are described below.

1.	The income tax benefits and provisions, related tax payments, and current and deferred tax balances have been prepared as if TWC operated as a stand-alone taxpayer for all periods presented.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)
(Unaudited)

2.	Prior to the restructuring of TWE, AOL Time Warner performed certain cash management functions on behalf of TWC. Debt attributed to TWC includes third-party and related party obligations of the TWC businesses.

3.	Overhead expenses are allocated to TWC using a pro rata allocation between the TWE cable and non-cable businesses (based on consolidated operating income (loss) before depreciation of tangible assets, amortization of intangible assets and impairment write-downs related to goodwill and other intangible assets) of the historical management fees paid by TWE to AOL Time Warner.

4.	The minority interests included in the accompanying consolidated balance sheets represent AOL Time Warner’s total minority interest related to Comcast’s ownership percentage in TWE, prior to the TWE restructuring, adjusted by the ratio of the total historical net assets of TWE’s cable businesses to the total historical net assets of TWE. The minority interests included in the accompanying consolidated statements of operations represent AOL Time Warner’s total minority interest related to Comcast’s ownership percentage in TWE’s cable business, prior to the TWE restructuring, adjusted by the ratio of the historical earnings of TWE’s cable businesses to the total historical earnings of TWE.

Discontinued Operations of TWE-Advance/Newhouse Partnership

On June 24, 2002, TWE and Advance/Newhouse agreed to restructure the TWE-Advance/Newhouse partnership (“TWE-A/N”), which, on August 1, 2002 (the “Debt Closing Date”), resulted in Advance/Newhouse, assuming, subject to certain exceptions, authority for the supervision of the day-to-day operations of certain TWE-A/N cable systems serving approximately 2.1 million subscribers located primarily in Florida (the “A/N Systems”). On the Debt Closing Date, Advance/Newhouse and its affiliates arranged for a new independent credit facility to support the A/N Systems and assumed and repaid approximately $780 million of TWE-A/N’s senior indebtedness. As a result, TWE deconsolidated the financial position and operating results of these systems as of the Debt Closing Date. Additionally, all prior period results associated with the A/N Systems, including the historical minority interest allocated to Advance/Newhouse’s interest in TWE-A/N, have been reflected as a discontinued operation for all periods presented.

Revenues and net loss from the discontinued operations of the A/N Systems totaled $352 million and $1 million, respectively, in the three months ended March 31, 2002.

Interim Financial Statements

The accompanying consolidated financial statements are unaudited but, in the opinion of management, contain all the adjustments (consisting of those of a normal recurring nature) considered necessary to present fairly the financial position and the results of operations and cash flows for the periods presented in conformity with generally accepted accounting principles applicable to interim periods. All significant intercompany accounts and transactions within TWC have been eliminated. The financial information included herein does not necessarily reflect the consolidated results of operations, financial position, changes in attributed net assets and cash flows of TWC in the future or what would have been reflected had TWC been a separate, stand-alone entity during the periods presented. However management believes the historical allocations

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)
(Unaudited)

presented herein are reasonable. The accompanying consolidated financial statements should be read in conjunction with the audited consolidated financial statements of TWC for the years ended December 31, 2002, 2001, and 2000.

2.	SIGNIFICANT TRANSACTION

Restructuring of Road Runner

As part of the 2002 TWE-A/N restructuring, TWC effectively acquired Advance/Newhouse’s interest in Road Runner for a total consideration of approximately $87 million, thereby increasing its ownership interest to approximately 82% on a fully attributed basis (i.e., after considering the portion attributable to Comcast). As a result of the termination of Advance/Newhouse’s minority veto rights in Road Runner, TWC consolidated the financial position and results of operations of Road Runner retroactive to the beginning of 2002. The transaction resulted in goodwill of approximately $177 million.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)
(Unaudited)

3.	NEW ACCOUNTING STANDARDS

Stock-Based Compensation

In December 2002, the FASB issued Statement No. 148, “Accounting for Stock-Based Compensation, Transition and Disclosure” (“FAS 148”). FAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. FAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, FAS 148 requires disclosure of the pro forma effect in interim financial statements. The transition and annual disclosure requirements of FAS 148 are effective for fiscal years ended after December 15, 2002. The interim disclosure requirements of FAS 148 are effective for interim periods ending after December 15, 2002. The adoption of the provisions of FAS 148 did not have a material impact on the Company’s consolidated financial statements. However, the Company has modified its disclosures as required.

Exit and Disposal Activities

In July 2002, the FASB issued Statement No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“FAS 146”). FAS 146 nullifies the accounting for restructuring costs provided in EITF Issue No. 94-3 “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” FAS 146 requires that a liability associated with an exit or disposal activity be recognized and measured at fair value only when incurred. In addition, one-time termination benefits should be recognized over the period employees will render service, if the service period is beyond a minimum retention period. FAS 146 is effective for exit or disposal activities initiated after December 31, 2002. The adoption of the provisions of FAS 146 did not have a material impact on the Company’s consolidated financial statements.

Multiple-Element Arrangements

In November 2002, the EITF reached a consensus on EITF No. 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. Also, in November 2002 the EITF reached a consensus on EITF 02-16, “Accounting for Consideration Received from a Vendor by a Customer.” EITF 02-16 provides guidance on how a customer is to account for arrangements where consideration is both paid to and received from a vendor. The provisions of EITF 02-16 apply to arrangements entered into after December 31, 2002. The Company believes that its current accounting is consistent with the provisions of both EITF 00-21 and EITF 02-16 and therefore does not expect that the application of the provisions of EITF 00-21 and EITF 02-16 will have a material impact on the Company’s consolidated financial statements.

Guarantees

In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)
(Unaudited)

(“FIN 45”). FIN 45 requires that a liability be recorded on the guarantor’s balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity’s product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The application of the provisions of FIN 45 did not have a material impact on the Company’s consolidated financial statements.

Certain Financial Instruments with Characteristics of Both Liabilities and Equity

In May 2003, the FASB issued Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“FAS 150”). FAS 150 improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The new Statement requires that those instruments be classified as liabilities in statements of financial position. The Company does not expect the provisions of FAS 150 to have a material impact on its financial position or results of operations.

4.	AOL TIME WARNER MERGER AND RESTRUCTURING COSTS

AOL Time Warner Merger Costs Capitalized as a Cost of Acquisition

In connection with the AOL Time Warner Merger, TWC reviewed its operations and implemented several plans to restructure its operations (the “restructuring plans”). As part of these Restructuring Plans, TWC recorded a restructuring liability of approximately $94 million during 2001. This restructuring liability included costs to exit and consolidate certain activities of TWC, as well as costs to terminate employees across various TWC business units. Such liabilities were recognized as part of the AOL Time Warner Merger which was recorded as a purchase business combination and were included in the allocation of the cost to acquire Time Warner.

Of the total 2001 restructuring costs, $46 million related to work force reduction and represented employee termination benefits and relocation costs. Employee termination costs occurred across most TWC business units and ranged from senior executives to line personnel. The number of employees initially identified to be involuntarily terminated or relocated approximated 1,300. Not all employees who were originally identified were terminated as of December 31, 2002. Therefore a non-cash reduction to the employee termination accrual of $13 million and a corresponding reduction in goodwill was reflected in the fourth quarter of 2002. Since certain employees can defer receipt of termination benefits for up to five years, cash payments will continue after such employees have been terminated. The remaining termination liability totaled $12 million as of March 31, 2003. Approximately $4 million of this amount is included in restructuring costs in other current liabilities. The 2001 restructuring charge also included approximately $48 million of lease and contract termination costs. The remaining liability for such exit costs was $3 million as of March 31, 2003 and is included in restructuring costs in other current liabilities.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)
(Unaudited)

Selected information relating to the restructuring plans is as follows:

	Employee	Other
	Terminations	Exit Costs	Total

	(in millions)
Balance at beginning of period	$14	$3	$17
Cash paid - 2003	(2)	—	(2)

Balance at end of period	$12	$3	$15

Restructuring Costs

During the year ended December 31, 2002, the Company incurred and accrued other restructuring costs of $15 million, which are included in selling, general and administrative expense, related to the termination of approximately 230 employees across various TWC business units. As of December 31, 2002, TWC had terminated all affected employees. Because certain affected employees can defer receipt of termination benefits for up to five years, cash payments will continue after such employees have been terminated. The remaining liability for terminations in connection with the 2002 restructuring is approximately $6 million as of March 31, 2003, of which approximately $4 million is included in restructuring costs in other current liabilities.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)
(Unaudited)

5.	DEBT AND MANDATORILY REDEEMABLE PREFERRED EQUITY

The Company’s debt and mandatorily redeemable preferred equity consists of:

	Outstanding Borrowings as of

	March 31,	December 31,
	2003	2002

	(in millions)
Debt due within one year:
Capital leases and other	$6	$8

Long term debt:
Bank credit agreements and commercial paper program	—	1,458
Senior revolving credit facility	600	—
Senior unsecured term loan	2,100	—
Amounts due to AOL Time Warner	—	2,099
TWE public debt(a)	3,390	3,394
Capital leases and other	12	17

Total long-term debt	6,102	6,968

Mandatorily redeemable preferred equity	2,400	—

Total debt and preferred equity	$8,508	$6,976

(a)	Includes an unamortized debt premium of $190 million and $194 million as of March 31, 2003 and December 31, 2002, respectively.

Prior to the restructuring of TWE on March 31, 2003, the Company, through TWE and TWE-A/N, received financing through its participation in the AOL Time Warner revolving credit facilities. These facilities (hereafter referred to as the “2002 Credit Agreements”) had an aggregate borrowing capacity of $10.0 billion and were comprised of a $6.0 billion five-year revolving credit facility and a $4.0 billion 364-day revolving credit facility. The borrowers under the 2002 Credit Agreements included AOL Time Warner, TWE, TWE-A/N and AOL Time Warner Finance Ireland.

In conjunction with the TWE restructuring, a $4.0 billion 364-day revolving bank credit facility that was entered into as part of the 2002 Credit Agreements along with AOL Time Warner and certain of its subsidiaries was bifurcated into two separate amended and restated credit agreements. The two facilities evidence the separate direct obligations of AOL Time Warner, with aggregate commitments of $2.5 billion, and TWE, with aggregate commitments of $1.5 billion. TWE’s

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)
(Unaudited)

$1.5 billion facility, hereafter referred to as the “Senior Revolving Bank Credit Facility,” matures on January 7, 2004, with an option to extend the maturity for up to one year. TWE-A/N is not a borrower under the Senior Revolving Bank Credit Facility. If TWC becomes a public registrant, TWC will become a joint and several borrower under the Senior Revolving Bank Credit Facility.

Borrowings under the Senior Revolving Bank Credit Facility bear interest at rates generally determined by reference to the credit rating of TWE until TWC becomes a public registrant and a joint and several borrower, thereafter such rate will be determined by reference to TWC’s credit rating. The borrowings currently bear interest at the rate of LIBOR plus 0.525%. In addition, TWE is required to pay a facility fee of 0.10% per annum on the aggregate commitments under the Senior Revolving Bank Credit Facility and a usage fee of 0.0625% per annum on the outstanding balance of loans under this facility at all times that the aggregate of the outstanding balances are less than or equal to $990 million, and 0.125% at all times that the aggregate of the outstanding balances exceeds $990 million.

Borrowings under the Senior Revolving Bank Credit Facility may be used for general corporate purposes, and unused capacity may be used in support of commercial paper borrowings. This facility provides for same-day funding and multi-currency capability. This facility contains, among other covenants, financial covenants providing for a maximum ratio of consolidated total debt (excluding amounts owing to preferred equity interests and net of cash balances in excess of $25 million) to consolidated EBITDA of 5:1, and a minimum ratio of consolidated EBITDA to consolidated cash interest expense of 2:1. The facility does not contain any credit ratings-based defaults or covenants, nor any ongoing covenants or representations specifically relating to a material adverse change in the Company’s financial condition or results of operations.

TWE is no longer a co-borrower with AOL Time Warner or any of AOL Time Warner’s other business segments under any credit facility.

In connection with the TWE restructuring, all amounts due to AOL Time Warner and all outstanding TWE-A/N debt were extinguished, and $600 million of indebtedness was incurred under the Senior Revolving Bank Credit Facility.

As previously noted, TWC incurred $2.1 billion of debt under its senior unsecured term loan facility to assume debt from one of Comcast’s subsidiaries. The form of this debt is a 1-year term loan with an optional extension for an additional year. The loan is guaranteed by TWE and is prepayable. The term loan contains a maximum leverage ratio covenant (including amounts owing to preferred equity interests and net of cash balances in excess of $25 million) and a minimum interest coverage covenant for TWC of 3.5 times EBITDA and 2.0 times cash interest expense, respectively. A total of $400 million of quarterly amortization commences on December 31, 2003 prior to final repayment of the remaining $1.7 billion on March 31, 2005, assuming the optional extension is exercised. Borrowings bear interest at specific rates, based on the credit rating for TWC or TWE, which is currently equal to LIBOR plus 0.875%.

Additionally, the Company issued $2.4 billion in mandatorily redeemable preferred equity to a subsidiary of AOL Time Warner in conjunction with the TWE restructuring. The preferred equity bears interest at an annual rate of 8.059%, payable in cash quarterly. The preferred equity matures and is required to be redeemed by TWE in cash on April 1, 2023.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)
(Unaudited)

Subsequent to the TWE restructuring and for so long as the indebtedness of TWC and/or its subsidiaries and affiliates is attributable to AOL Time Warner (in evaluating its credit profile), in AOL Time Warner’s reasonable judgment, TWC, its subsidiaries and entities that it manages will not, without the consent of AOL Time Warner, create, incur or guarantee any indebtedness except to AOL Time Warner, including preferred equity, or rental obligations if its ratio of indebtedness plus six times its annual rental expense to consolidated operating income (loss) before depreciation of tangible assets and amortization of intangible assets and impairment write-downs related to goodwill and other intangible assets (“EBITDA”) plus rental expense, or “EBITDAR,” then exceeds or would exceed 3:1.

6.	STOCK-BASED COMPENSATION

TWC employees participate in various AOL Time Warner stock option plans. In accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations, compensation cost for stock options granted to employees is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award over the amount an employee must pay to acquire the stock. Generally, the exercise price for stock options granted to employees equals or exceeds the fair market value of AOL Time Warner common stock at the date of grant, thereby resulting in no recognition of compensation expense by the Company. For awards that generate compensation expense as defined under APB 25, the Company calculates the amount of compensation expense and recognizes the expense over the vesting period of the award.

Subsequent to the proposed initial public offering of the Company, employees of the Company will no longer receive options to purchase AOL Time Warner common stock in connection with their employment with the Company. Instead they will be eligible to participate in the Time Warner Cable Inc. 2003 Stock Option Plan.

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)
(Unaudited)

As required under Statement of FAS 123, “Accounting for Stock-Based Compensation,” and FAS 148, “Accounting for Stock-Based Compensation Transition and Disclosure,” the pro forma effects of stock-based compensation on net income and net earnings per common share have been estimated at the date of grant using the Black-Scholes option-pricing model. The pro forma effects of recognizing compensation expense under the fair value method on net income and net earnings per common share were as follows:

	Three Months Ended March 31,

	2003	2002

	(in millions, except per share amounts)
Net income (loss), as reported	$294	$(27,695)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(38)	(54)

Proforma net income (loss)	$256	$(27,749)

7.	COMMITMENTS AND CONTINGENCIES

Prior to the restructuring of TWE, the Company had various contingent commitments, including guarantees, related to the TWE Non-Cable Businesses. In connection with the restructuring of TWE, some of these commitments were not transferred with their applicable Non-Cable Business and they remain contingent commitments of TWE. AOL Time Warner and its subsidiary Warner Communications Inc. have agreed, on a joint and several basis, to indemnify TWE from and against any and all of these contingent liabilities, but TWE remains a party to these commitments.

The Company and Comcast are parties to a funding agreement that requires the parties to provide additional funding to Texas Cable Partners, L.P. on a month-to-month basis in an amount projected to enable Texas Cable Partners, L.P. to comply with all of the covenants in its senior credit agreement and to pay all of its liabilities and obligations as they mature during that month. The Company’s funding obligations under the funding agreement totaled $70 million for the year ended December 31, 2002. This funding agreement expires on January 15, 2004 for 2003 funding shortfalls. The Company’s expected funding obligation under this agreement is reflected in the table below under “Expected joint venture funding commitments.” Approximately $69 million of the Company’s total projected 2003 funding commitment of $86 million was funded in the first quarter of 2003.

At any time following the second anniversary of the closing of the restructuring of TWE, Comcast has the right to require TWC to purchase all or a portion of the Comcast’s limited

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)
(Unaudited)

partnership interest in TWE at an appraised fair market value, subject to a right of first refusal in favor of AOL Time Warner. Additionally, Comcast also has the right, at any time following the second anniversary of the closing of the restructuring of TWE, to sell all or a portion of its interest in TWE to a third party in a bona fide transaction, subject to a right of first refusal, first, in favor of AOL Time Warner and, second, in favor of TWC. If TWC and AOL Time Warner do not collectively elect to purchase all of Comcast’s offered partnership interest, Comcast may proceed with the sale of the offered partnership interest to that third party on terms no more favorable than those offered to TWC and AOL Time Warner, if that third party agrees to be bound by the same terms and conditions applicable to Comcast as a limited partner in TWE. The purchase price payable by TWC or AOL Time Warner as consideration for the Comcast’s partnership interest may be cash; common stock, if the common stock of the purchaser is then publicly traded, or a combination of both.

The Company has an interest in and manages Kansas City Cable Partners, L.P. and Texas Cable Partners, L.P., both of which are 50%-owned by TWE and 50%-owned by Comcast. Under the terms of the joint venture agreements, either partner may after August 31, 2003 with respect to Kansas City Cable Partners, L.P. and after December 31, 2003 with respect to Texas Cable Partners, L.P., initiate buy-sell procedures based on the market value of the joint venture interests. The Company does not have current plans to initiate the buy-sell procedure in either joint venture. If a buy-sell procedure were initiated by Comcast with respect to either joint venture, TWE would have a choice either to buy Comcast’s interests in the joint venture or to sell its interests in the joint venture to Comcast. However, in such an event, the Company would be under no obligation to purchase Comcast’s interests. Additionally, in 2005, under the terms of both joint venture agreements, either partner may trigger the dissolution of the joint ventures resulting in the distribution of the net assets of the joint ventures to the partners. Any actions to be taken by the Company under the buy-sell or dissolution procedures will be evaluated in the context of the Company’s strategy for its Cable operations and relevant financial constraints. These buy-sell arrangements are not reflected in the above table of contingent commitments.

TWC does not provide any guarantees related to third-party debt of its unconsolidated cable television system joint ventures.

Legal Proceedings

On June 16, 1998 plaintiffs in Andrew Parker and Eric DeBrauwere, et. al. v. Time Warner Entertainment Company, L.P. and Time Warner Cable filed this purported nationwide class action in federal court in New York claiming that the TWE sold its subscribers’ personally identifiable information and failed to inform subscribers of their privacy rights in violation of the Cable Communications Policy Act of 1984 (47 U.S.C. §§ 551) and under common law. The plaintiffs are seeking damages and declaratory and injunctive relief. On August 6, 1998, TWE filed a Motion to Dismiss, which was denied on September 7, 1999. On December 8, 1999, TWE filed a motion to deny class certification, which was granted on January 9, 2001 with respect to monetary damages, but denied with respect to injunction relief. On June 2, 2003, the Second Circuit vacated the district court’s decision denying class certification as a matter of law and remanded the case for further proceedings on class certification and other matters. Although the Company is aggressively defending this matter, management is unable to predict the outcome of the case or reasonably estimate a range of possible loss.

In accordance with a March 2002 ruling by the Federal Communications Commission (“FCC”) that the definition of “cable service” does not include cable-modem service, the Company stopped collecting and paying all franchise fees related to revenue derived from cable-modem service. Several local franchising authorities have threatened lawsuits and have asked the FCC to determine whether the Company’s decision to stop payments is within its rights. In addition, the city of Rochester, New York, along with a number of other franchising authorities in the Rochester area, filed suit against the Company on September 27, 2002 in the Supreme Court for the State of New York in Monroe County, alleging that the Company’s failure to pay franchise fees with respect to revenue derived from cable-modem service constituted a breach of relevant franchise agreements, and seeking more than $1 million in damages. Although the Company intends to defend against this lawsuit vigorously,

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)
(Unaudited)

management is unable to predict the outcome of the case or reasonably estimate a range of possible loss.

On February 4, 2003, plaintiffs in Hark Chan and Data Innovation LLC v. Time Warner Entertainment Company, L.P. et al., filed a patent infringement complaint in the United States District Court for the Western District of Texas. The plaintiffs have named as defendants, among others, TWE, TWE-A/N, Texas Cable Partners, L.P. and Road Runner. The plaintiffs allege that the defendants’ high-speed data and video-on-demand services infringe various patents held by the plaintiffs. The complaint does not allege any willful infringement. The plaintiffs seek injunctive relief and monetary damages. Although the Company intends to defend against this lawsuit vigorously, management is unable to predict the outcome of the case or reasonably estimate a range of possible loss.

As of May 12, 2003, three putative class action lawsuits have been filed alleging violations of ERISA in the U.S. District Court for the Southern District of New York on behalf of current and former participants in the AOL Time Warner Savings Plan, the AOL Time Warner Thrift Plan and/or the Time Warner Cable Savings Plan (the “Plans”), which may include employees of TWE. Collectively, these lawsuits name as defendants AOL Time Warner, certain current and former directors and officers of AOL Time Warner and members of the Administrative Committees of the Plans. One of these cases also names TWE as a defendant. The lawsuits allege that AOL Time Warner and other defendants breached certain fiduciary duties to Plan participants by, inter alia, continuing to offer AOL Time Warner stock as an investment under the Plans, and by failing to disclose, among other things, that AOL Time Warner was experiencing declining advertising revenues and that AOL Time Warner was inappropriately inflating advertising revenues through various transactions. The complaints seek unspecified damages and unspecified equitable relief. The ERISA actions have been consolidated with other AOL Time Warner-related shareholder lawsuits and derivative actions under the caption In re AOL Time Warner Inc. Securities and “ERISA” Litigation in the Southern District of New York. Although AOL Time Warner intends to defend against these lawsuits vigorously, the Company is unable to predict the outcome of these cases or reasonably estimate a range of possible loss.

As part of the TWE restructuring, AOL Time Warner has indemnified the cable businesses of TWE from and against any and all liabilities relating to, arising out of or resulting from specified litigation matters brought against the TWE Non-Cable Businesses, including the Six Flags litigation as described below. Although AOL Time Warner has agreed to indemnify the cable businesses of TWE against such liabilities, TWE remains a named party in certain litigation matters.

On June 24, 1997, plaintiffs in Six Flags Over Georgia LLC et al. v. Time Warner Entertainment Company, L.P. et al. filed an amended complaint in the Superior Court of Gwinnett County, Georgia, claiming that, inter alia, defendants, which include TWE, violated their fiduciary duties in operating the Six Flags Over Georgia theme park. On December 18, 1998, following a trial, a jury returned a verdict in favor of plaintiffs. The total awarded to plaintiffs was approximately $454 million in compensatory and punitive damages. The case was appealed to the Georgia Court of Appeals, which affirmed the trial court’s judgment, and denied reconsideration. The Supreme Court of Georgia denied certiorari on January 18, 2001. On February 28, 2001, the compensatory damages portion of the award plus accrued interest was paid to plaintiffs. On March 1, 2001, the United States Supreme Court granted a stay as to payment of the punitive damages part of the jury’s original award, pending the resolution of a petition for certiorari to be filed by TWE, which was filed on

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)
(Unaudited)

June 15, 2001. On October 1, 2001, the United States Supreme Court granted certiorari, vacated the opinion of the Georgia Court of Appeals and remanded the case for further consideration as to punitive damages. On March 29, 2002, the Georgia Court of Appeals affirmed and reinstated its earlier decision regarding the punitive damage award. On April 18, 2002, TWE filed a petition for certiorari to the Georgia Supreme Court seeking review of the decision of the Georgia Court of Appeals, which was denied on September 16, 2002. The Georgia Supreme Court subsequently denied TWE’s motion for reconsideration of its September 16th ruling. TWE filed a petition for writ of certiorari to the United States Supreme Court, which was denied on April 21, 2003. The punitive damages portion of the award plus accrued interest totalling $391 million has been paid by WCI, and the litigation has been concluded.

On April 8, 2002, three former employees of certain subsidiaries of AOL Time Warner filed Henry Spann et al. v. AOL Time Warner Inc. et al., a purported class action, in the U.S. District Court for the Central District of California. Plaintiffs have named as defendants, among others, AOL Time Warner, TWE, WEA Corp., WEA Manufacturing Inc., Warner Bros. Records, Atlantic Recording Corporation, various pension plans sponsored by the companies and the administrative committees of those plans. Plaintiffs allege that defendants miscalculated the proper amount of pension benefits owed to them and other class members as required under the plans in violation of ERISA. The lawsuit has been transferred to the U.S. District Court for the Southern District of New York. Due to the preliminary status of this matter, TWE is unable to predict the outcome of this suit.

The costs and other effects of pending or future litigation, governmental investigations, legal and administrative cases and proceedings (whether civil or criminal), settlements, judgments and investigations, claims and changes in those matters (including those matters described above) could have a material adverse effect on the Company’s business, financial condition and operating results.

8.	ADDITIONAL FINANCIAL INFORMATION

Other Cash Flow Information

Additional financial information with respect to cash (payments) and receipts are as follows:

	Three Months Ended March 31,

	2003	2002

	(in millions)
Cash payments made for interest	$(105)	$(115)
Interest income received	2	—

Cash interest expense paid, net	$(103)	$(115)

Cash payments made for income taxes	$(131)	$(118)

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)
(Unaudited)

Interest (Expense) Income, Net

	Three Months Ended March 31,

	2003	2002

	(in millions)
Interest income	$6	$3
Interest expense	(102)	(111)

Total interest (expense), net	$(96)	$(108)

Video Programming and High-Speed Data Expenses

Video programming and high-speed data expenses included within cost of revenues consist of:

	Three Months Ended March 31,

	2003	2002

	(in millions)
Video	$427	$362
High-speed data services	36	59

Total	$463	$421

Time Warner Cable Inc.
Notes to Consolidated Financial Statements (Continued)
(Unaudited)

Other Current Liabilities

Other current liabilities consist of:

	March 31,	December 31,
	2003	2002

	(in millions)
Accrued compensation	$73	$95
Accrued franchise fees	89	101
Accrued interest	53	89
Accrued insurance	93	78
Accrued sales and other taxes	69	71
Accrued marketing support	82	61
Restructuring costs	7	19
Other accrued expenses	226	212

Total	$692	$726

Warner Communications Inc.
Consolidated Financial Statements
For the years ended December 31, 2002, 2001 and 2000

REPORT OF INDEPENDENT AUDITORS

The Board of Directors of
Warner Communications Inc.

     We have audited the accompanying consolidated balance sheets of Warner Communications Inc. (“WCI”) as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of WCI at December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

     As discussed in Note 1 to the accompanying consolidated financial statements, in 2000 WCI changed its film accounting method and in 2002 WCI and Time Warner Cable Inc. changed their method of accounting for goodwill and intangible assets.

                                Ernst & Young LLP

New York, New York
June 9, 2003

WARNER COMMUNICATIONS INC.
CONSOLIDATED BALANCE SHEET

	December 31,	December 31,
	2002	2001

	(millions)
ASSETS
Current assets
Cash and equivalents	$179	$215
Receivables, including $742 million and $642 million due from AOL Time Warner, less allowances of $1.908 billion and $1.247 billion	4,294	4,121
Inventories	1,002	973
Other current assets	1,146	1,015

Total current assets	6,621	6,324
Noncurrent inventories and film costs	2,205	2,230
Investment in TWC Inc.	12,245	43,224
Investment in ATC	1,001	1,702
Other investments, including available-for-sale securities	4,285	4,878
Property, plant and equipment	1,660	1,538
Intangible assets subject to amortization	5,962	6,206
Intangible assets not subject to amortization	2,880	3,733
Goodwill	12,134	25,900
Other assets	1,217	1,276

Total assets	$50,210	$97,011

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable, including $553 million and $289 million due to AOL Time Warner	$1,700	$1,262
Participations payable	2,609	2,233
Other current liabilities	2,267	2,589

Total current liabilities	6,576	6,084
Due to AOL Time Warner	882	18
Deferred income taxes	3,367	3,936
Other long-term liabilities	2,980	3,597
Minority interests	1,854	1,449
Shareholders’ equity, including accumulated other comprehensive loss of $(149) million and $(172) million	34,551	81,927

Total liabilities and shareholders’ equity	$50,210	$97,011

See accompanying notes.

WARNER COMMUNICATIONS INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31,

	2002	2001	2000

		(millions)
Revenues:
Subscription	$2,401	$2,248	$2,107
Advertising	547	476	436
Content	11,457	10,374	9,970
Other	779	947	1,154

Total revenues(a)	15,184	14,045	13,667
Cost of revenues(a)	(9,760)	(8,800)	(8,662)
Selling, general and administrative(a)	(3,263)	(3,433)	(3,408)
Amortization of intangible assets	(364)	(1,666)	(424)
Impairment of goodwill and other intangibles	(1,499)	—	—

Operating income	298	146	1,173
Equity in income (loss) of TWC Inc.	(7,636)	(1,329)	112
Interest expense, net(a)	(199)	(179)	(190)
Other income (expense), net(a)	(320)	(1,187)	(213)
Minority interest income (expense)	(102)	5	46

Income (loss) before income taxes, discontinued operations and cumulative effect of accounting change	(7,959)	(2,544)	928
Income tax (expense) benefit(a)	(112)	13	(419)

Income (loss) before discontinued operations and cumulative effect of accounting change	(8,071)	(2,531)	509
Discontinued operations	85	(33)	(55)

Income (loss) before cumulative effect of accounting change	(7,986)	(2,564)	454
Cumulative effect of accounting change	(27,628)	—	(328)

Net income (loss)	$(35,614)	$(2,564)	$126

(a)	Includes the following income (expenses) resulting from transactions with related companies within AOL Time Warner and equity investees of WCI:

Revenue	$1,019	$1,112	$980
Cost of revenues	(101)	(69)	(59)
Selling, general and administrative	29	(17)	(33)
Interest income (expense), net	—	8	7
Other income, net	(5)	(16)	(21)
Income tax (expense)	(222)	(193)	(205)

See accompanying notes.

WARNER COMMUNICATIONS INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
Year Ended December 31,

		2002	2001	2000

			(millions)
OPERATIONS
Net income (loss)		$(35,614)	$(2,564)	$126
Adjustments for noncash and nonoperating items:
Cumulative effect of accounting change		27,628	—	328
Goodwill and intangible asset impairment	`	1,499	—	—
Depreciation and amortization		595	1,886	631
Amortization of film costs		1,965	1,977	1,726
Loss on write-down of investments		464	688	125
Gain on sale of investments		(129)	(4)	(97)
Excess (deficiency) of distributions over equity income (loss) of TWC		7,636	1,329	(112)
Equity in (income) losses of investee companies after distributions		(468)	474	72
Dividends received from equity investees		38	41	58
Changes in operating assets and liabilities
Receivables		(240)	(610)	1,004
Inventories		(1,967)	(2,067)	(1,929)
Accounts payable and other liabilities		423	1,896	115
Other balance sheet changes		700	(1,958)	531

Cash provided by operations		2,530	1,088	2,578

INVESTING ACTIVITIES
Investments and acquisitions		(252)	(243)	(215)
Capital expenditures		(325)	(303)	(300)
Investment proceeds		115	123	161

Cash used by investing activities		(462)	(423)	(354)

FINANCING ACTIVITIES
Borrowings from AOL Time Warner		857	—	—
Repayments of loan to AOL Time Warner		(857)	—	—
Dividends		(42)	(7)	(148)
Increase in due to (from) AOL Time Warner		(1,262)	(372)	(1,344)
Capital distributions		(790)	(398)	(805)
Other		(10)	—	—

Cash used by financing activities		(2,104)	(777)	(2,297)

INCREASE IN CASH AND EQUIVALENTS		(36)	(112)	(73)
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD		215	327	400

CASH AND EQUIVALENTS AT END OF PERIOD		$179	$215	$327

See accompanying notes.

WARNER COMMUNICATIONS INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
Years Ended December 31,

	2002	2001	2000

		(millions)
BALANCE AT BEGINNING OF PERIOD	$81,927	$13,774	$14,700
Net income (loss)	(35,614)	(2,564)	126
Change in foreign currency translation	131	—	(44)
Other comprehensive income	(108)	(1)	(37)

Comprehensive income (loss)	(35,591)	(2,565)	45
Reallocation of goodwill among AOL Time Warner segments upon adoption of FAS 142	(11,097)	—	—
Allocation of a portion of the purchase price in connection with the AOL Time Warner merger	—	69,543	—
Distributions to/from AOL Time Warner	(495)	(210)	(805)
Dividends	(402)	(6)	(702)
Dilution of interest in Time Warner Entertainment, L.P. (net of $236 million income tax impact)	(355)	—	—
Other	564	1,391	536

BALANCE AT END OF PERIOD	$34,551	$81,927	$13,774

See accompanying notes.

WARNER COMMUNICATIONS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.         ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business and Basis of Presentation

Description of Business

     AOL Time Warner Inc. (“AOL Time Warner”) is the world’s leading media and entertainment company. AOL Time Warner was formed in connection with the merger of America Online, Inc. (“America Online”) and Time Warner Inc. (“Time Warner”), which was consummated on January 11, 2001 (the “Merger”). As a result of the Merger, America Online and Time Warner each became a wholly owned subsidiary of AOL Time Warner, and Warner Communications Inc. (“WCI” or the “Company”) became an indirect wholly-owned, subsidiary of AOL Time Warner.

     Subsequent to the restructuring of Time Warner Entertainment Company, L.P. (“TWE”) discussed below, WCI conducts a majority of AOL Time Warner’s filmed entertainment operations, including the operations of Warner Bros. and the former film and television libraries of Metro-Goldwyn-Mayer, Inc. and RKO Pictures (the “Library division”), a portion of AOL Time Warner’s television network businesses, including Home Box Office (“HBO”) and The WB Network, and substantially all of AOL Time Warner’s music operations, including copyrighted music from many of the world’s leading recording artists that is produced and distributed by a family of established record labels such as Warner Bros. Records, Atlantic Records, Elektra Entertainment and Warner Music International. In addition, WCI holds a 74.6% economic interest in Time Warner Cable Inc. (“TWC Inc.”). All of AOL Time Warner’s interests in cable television systems are held through or for the benefit of TWC Inc. WCI accounts for its interest in TWC Inc. under the equity method of accounting based upon its 44.5% voting interest.

     WCI classifies its business interests into three fundamental areas: Filmed Entertainment, consisting principally of interests in filmed entertainment and television production; Networks, consisting principally of interests in cable television and broadcast network programming; and Music, consisting principally of interests in recorded music, music publishing and CD and DVD manufacturing.

TWE Restructuring

     Prior to the restructuring discussed below, a majority of AOL Time Warner’s interests in the Filmed Entertainment and Cable segments, and a portion of its interests in the Networks segment, were held through TWE. AOL Time Warner owned general and limited partnership interests in TWE consisting of 72.36% of the pro rata priority capital and residual equity capital, and 100% of the junior priority capital. The remaining 27.64% limited partnership interests in TWE were held by subsidiaries of Comcast Corp. (“Comcast”).

     On March 31, 2003, AOL Time Warner and Comcast completed the restructuring of TWE (the “TWE Restructuring”). As a result of the TWE Restructuring, AOL Time Warner acquired complete ownership of TWE’s content businesses, including Warner Bros., Home Box Office, and TWE’s interest in The WB Network (collectively, the “Content Businesses,”), as well as interests in Comedy Partners, L.P. (“Comedy Central”) and the Courtroom Television Network LLC (“Court TV”). Additionally, all of AOL Time Warner’s 79% economic interests in cable systems, including those that were wholly-owned and those that were held through TWE are now controlled by TWC Inc. TWE is now a subsidiary of TWC Inc.

     In exchange for its previous stake in TWE, Comcast: (i) received AOL Time Warner preferred stock, which will be converted into $1.5 billion of AOL Time Warner common stock; (ii) received a 21.0% economic interest in TWC Inc.’s cable systems; and (iii) was relieved of $2.1 billion of pre-existing debt at one of its subsidiaries, which was assumed by TWC Inc., as part of the TWE Restructuring.

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

     Comcast’s 21.0% economic interest in TWC Inc’s cable business is held through a 17.9% direct ownership interest in TWC Inc. (representing a 10.7% voting interest) and a limited partnership interest in TWE representing a 4.7% residual equity interest. AOL Time Warner’s 79% economic interest in TWC Inc.’s cable business is held through an 82.1% direct ownership interest in TWC Inc. (representing an 89.3% voting interest) and a partnership interest in TWE representing a 1% residual equity interest. AOL Time Warner also holds a $2.4 billion mandatorily redeemable preferred equity interest in TWE.

     As a result of the TWE Restructuring, WCI holds a 74.6% direct ownership interest in TWC Inc., which represents a 44.5% voting interest. In addition, concurrent with the TWE Restructuring, TBS, an indirect wholly-owned subsidiary of AOL Time Warner, transferred its interest in the Library division to WCI in exchange for an ownership interest in WCI (the “Film Library Transfer”), and AOL Time Warner transferred its wholly owned Interactive Personal Video division to WCI.

Basis of Presentation

TWE Restructuring

     The TWE Restructuring has significantly impacted the operations of WCI due to the acquisition of the Content Businesses. Pursuant to accounting principles generally accepted in the United States, the information included herein reflects the impact of the TWE Restructuring and other transfers of assets under common control (e.g., the Library division) for all periods presented.

Discontinued Operations

     In the accompanying consolidated statement of operations, the Company’s “Equity in income (loss) of TWC Inc,” excludes the results of certain discontinued operations of TWC Inc. The discontinued operations relate to certain cable television systems held in the TWE-Advance/Newhouse Partnership that were deconsolidated by TWC Inc. on August 1, 2002. The Company's interest in the operating results of the discontinued operations have been reflected on a separate line “Discontinued operations” on the accompanying consolidated statement of operations for all periods presented. The discontinued operations contributed revenues to TWC Inc. of $834 million in 2002 (seven months), $1.247 billion in 2001 and $1.058 billion in 2000, and contributed net income (loss) to TWC Inc. of $114 million in 2002 (seven months), $(44) million in 2001 and $(74) million in 2000. As of December 31, 2001, the discontinued operations had current assets and total assets of approximately $64 million and $2.7 billion, respectively, and current liabilities and total liabilities of approximately $210 million and $963 million, respectively.

New Accounting Principles

Derivative Instruments

     In April 2003, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“Statement”) No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (“FAS 149”). FAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivative instruments) and for hedging activities under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”). FAS 149 is effective for contracts entered into or modified after June 30, 2003. Management does not believe that adoption of this statement will have a material impact on the consolidated financial statements.

Variable Interest Entities

     In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”), which requires variable interest entities, commonly referred to as special purpose entities (“SPEs”), to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 become effective for the Company during the third quarter of 2003. For variable interest entities acquired prior to February 1, 2003, any difference between the net amount added to the balance sheet and the amount of any previously recognized interest in the variable interest entity will be recognized as a cumulative effect of an accounting change. Management anticipates the adoption of FIN 46 will not result in a material impact to the Company’s consolidated financial statements.

Guarantees

     In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”). FIN 45 requires that a liability be recorded in the guarantor’s balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity’s product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The initial recognition and initial measurement provisions of FIN 45 did not have a material impact on the Company’s consolidated financial statements. The disclosure requirements of FIN 45 are effective for financial statements of

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

interim or annual periods ending after December 15, 2002; therefore, the Company has modified its disclosures included herein as required.

Multiple Element Arrangements

     In November 2002, the Emerging Issues Task Force (“EITF”) reached a consensus on EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). EITF 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company believes that the current accounting is consistent with the provisions of EITF 00-21 and, therefore, does not expect that the application of the provisions of EITF 00-21 will have a material impact on the Company’s consolidated financial statements.

Consideration Received from a Vendor by a Customer

     In November 2002, the EITF reached a consensus on EITF Issue No. 02-16, “Accounting for Consideration Received from a Vendor by a Customer” (“EITF 02-16”). EITF 02-16 provides guidance as to how customers should account for cash consideration received from a vendor. EITF 02-16 presumes that cash received from a vendor represents a reduction of the prices of the vendor’s products or services, unless the cash received represents a payment for assets or services provided to the vendor or a reimbursement of costs incurred by the customer to sell the vendor’s products. The provisions of EITF 02-16 apply to all agreements entered into or modified after December 31, 2002. Management anticipates the adoption of EITF 02-16 will not result in a material impact to the Company’s consolidated financial statements.

Exit and Disposal Activities

     In July 2002, the FASB issued Statement No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“FAS 146”). FAS 146 nullifies the accounting for restructuring costs provided in EITF Issue No. 94-3 “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” FAS 146 requires that a liability associated with an exit or disposal activity be recognized and measured at fair value only when incurred. In addition, one-time termination benefits should be recognized over the period employees will render service, if the service period required is beyond a minimum retention period. FAS 146 is effective for exit or disposal activities initiated after December 31, 2002. Management anticipates that the adoption of FAS 146 will not have a material impact on the Company’s consolidated financial statements.

Financial Instruments

     In May 2003, the FASB issued FASB Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“FAS 150”). FAS 150 establishes standards to classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires a company to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Management does not believe that adoption of the provisions of this statement will have a material impact on WCI’s consolidated financial statements.

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

Summary of Significant Accounting Policies

Basis of Consolidation and Accounting for Investments

     The consolidated financial statements include 100% of the assets, liabilities, revenues, expenses, income, loss and cash flows of the Company and all entities in which WCI has a controlling voting interest (“subsidiaries”), as if the Company and its subsidiaries were a single company. Intercompany accounts and transactions between the consolidated entities have been eliminated. Significant accounts and transactions between the Company and its partners and affiliates are disclosed as related party transactions (Note 13).

     The Company’s fiscal year-end is December 31; however, certain foreign locations are on a one-month lag. In addition, during 2002, WCI’s domestic music operations changed its fiscal year end from December 31 to November 30 in order to be consistent with its foreign operations which had previously been operating under a November fiscal year end. The impact of this change was not material to WCI’s overall financial results. To the extent a significant and or unusual transaction or event occurs during the one-month lag period, it would be accounted for within WCI’s year-end financial statements (Note 3).

     Investments in investees in which the Company has significant influence, but less than a controlling voting interest, are accounted for using the equity method. This is generally presumed to exist when the Company owns between 20% and 50% of the investee. However, in certain circumstances, the Company’s ownership percentage exceeds 50% but the Company accounts for the investment using the equity method because the minority shareholders hold certain rights which allow them to participate in the day-to-day operations of the business. Additionally, the carrying value of investments accounted for using the equity method of accounting are adjusted downward to reflect any other-than-temporary declines in value.

     Investments in investees in which the Company does not have a controlling interest, or an ownership and voting interest so large as to exert significant influence, are accounted for as available-for-sale securities at market value if the investments are publicly traded and there are no resale restrictions greater than one year. If there are resale restrictions greater than one year, or if the investment is not publicly traded, then the investment is accounted for at cost. Unrealized gains and losses on investments accounted for at market value are reported in the accompanying consolidated statement of shareholders’ equity as a component of accumulated other comprehensive income (loss) until the investment is sold, at which time the realized gain or loss is included in income. Dividends and other distributions of earnings from both market value and investments accounted for at cost are included in income when declared.

     The effect of any changes in the Company’s ownership interests resulting from the issuance of equity capital by consolidated subsidiaries or equity investees to unaffiliated parties is accounted for as a capital transaction.

     WCI has certain financing arrangements with SPEs that provide for the accelerated receipt of cash on available accounts receivables and licensing contracts. These securitization transactions are accounted for as a sale in accordance with FAS 140 because the Company relinquished control of the receivables. Since the Company has relinquished control over these receivables and does not control the Qualifying SPE that holds the receivables, the amounts held in these securitization facilities are not included in the consolidated financial statements of the Company.

Investment Impairments

     WCI’s investments are comprised of fair value investments, including available-for-sale investments, investments accounted for using the cost method of accounting and investments accounted for using the equity method of accounting. A judgmental aspect of accounting for investments involves determining whether an other-than-temporary decline in value of the investment has been sustained. If it has been determined that an investment has sustained an other-than-temporary decline in its value, the investment is written down to its fair value, by a charge to earnings. Such evaluation is dependent on the specific facts and circumstances. Factors that are considered by WCI in determining whether an other-than-temporary decline in value has occurred include: the market value of the security in relation to its cost basis; the financial condition of the investee; and the intent and ability to retain the investment for a sufficient period of time to allow for recovery in the market value of the investment.

     In evaluating the factors above for available-for-sale securities, management presumes a decline in value to be other-than-temporary if the quoted market price of the security is 20% or more below the investment’s cost basis for a period of six months or more (the “20% criteria”) or the quoted market price of the security is 50% or more below the security’s cost basis at any quarter end (the “50% criteria”). However, the presumption of an other-than-temporary decline in these instances may be overcome if there is persuasive evidence indicating that the decline is temporary in nature (e.g., strong operating performance of investee, historical volatility of investee, etc.). Additionally, there may be instances where impairment losses are recognized even if the 20% and 50% criteria are not satisfied (e.g., plan to sell the security in the near term and the fair value is below WCI’s cost basis).

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

     For investments accounted for using the cost or equity method of accounting, management evaluates information (e.g., budgets, business plans, financial statements, etc.) in addition to quoted market price, if any, in determining whether an other-than-temporary decline in value exists. Factors indicative of an other-than-temporary decline include recurring operating losses, credit defaults and subsequent rounds of financings at an amount below the cost basis of the investment. This list is not all inclusive and management weighs all quantitative and qualitative factors in determining if an other-than-temporary decline in value of an investment has occurred.

Business Combinations

     Business combinations have been accounted for using the purchase method of accounting. Business combinations which have been accounted for under the purchase method of accounting include the results of operations of the acquired business from the effective date of acquisition. The cost to acquire companies, including transaction costs, have been allocated to the underlying net assets of the acquired company in proportion to their respective fair values. Any excess of the purchase price over estimated fair values of the net assets acquired has been recorded as goodwill. In certain purchase business combinations, the Company may review the operations of the acquired company and implement plans to restructure its operations. As a result, the Company may accrue a liability related to these restructuring plans using the criteria prescribed in EITF Issue No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination.” The impact of accruing these liabilities in connection with a purchase business combination is that the related cost is reflected as a liability assumed in the acquisition and results in additional goodwill as opposed to being included as a charge in the current period determination of income.

Foreign Currency Translation

     The financial position and operating results of substantially all foreign operations are consolidated using the local currency as the functional currency. Local currency assets and liabilities are translated at the rates of exchange on the balance sheet date, and local currency revenues and expenses are translated at average rates of exchange during the period. Resulting translation gains or losses, are included in the accompanying statement of shareholders’ equity as a component of accumulated other comprehensive income (loss).

Cumulative Effect of Change in Film Accounting Principle

     WCI adopted the provisions of the American Institute of Certified Public Accountants’ (“AICPA”) Statement of Position (“SOP”) 00-2, “Accounting by Producers and Distributors of Films”, retroactively to the beginning of 2000. As a result, 2000 net income includes a one-time, non-cash charge of $328 million, primarily to reduce the carrying value of film inventory. This charge has been reflected as a cumulative effect of an accounting change in the accompanying consolidated statement of operations.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

     Significant estimates inherent in the preparation of the accompanying consolidated financial statements include management’s forecast of anticipated revenues and cash flows from investments and from the sale of future and existing consumer products, including music products, as well as from the distribution of theatrical and television product, in order to evaluate the ultimate recoverability of accounts receivable, film inventory, artist advances and investments recorded as assets in the consolidated balance sheet. Accounts receivable and sales of product in the music industry, as well as sales of home video product in the filmed entertainment industry, are subject to customers’ rights to return unsold items.

     Management periodically reviews such estimates and it is reasonably possible that management’s assessment of recoverability of accounts receivable, individual films and television product, individual artist advances and investments may change based on actual results and other factors.

Revenues and Costs

Networks

     Network revenues are primarily derived from subscriber fees and advertising. Subscriber fees are recorded as revenue in the period the service is provided and advertising revenues are recognized in the period that the advertisements are exhibited. The costs of rights to exhibit feature films and other programming on pay cable services during one or more availability periods (“programming costs”) generally are recorded as inventory when the programming is initially available for exhibition, and are allocated to the appropriate availability periods and amortized as the programming is exhibited.

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

Filmed Entertainment

     Feature films are produced or acquired for initial exhibition in theaters followed by distribution in the home video, pay cable, basic cable, broadcast network and syndicated television markets. Generally, distribution to the theatrical, home video and pay cable markets (the primary markets) is completed within eighteen months of initial release. Thereafter, feature films are distributed to the basic cable, broadcast network and syndicated television markets (the secondary markets). Theatrical revenues are recognized as the films are exhibited. Home video revenues, less a provision for returns, are recognized when the home videos are sold. Revenues from the distribution of theatrical product to cable, broadcast network and syndicated television markets are recognized when the films are available to telecast.

     Television films and series are initially produced for the broadcast networks, cable networks or first-run television syndication (the primary markets) and may be subsequently licensed to foreign or domestic cable and syndicated television markets (the secondary markets). Revenues from the distribution of television product are recognized when the films or series are available to telecast, except for barter agreements where the recognition of revenue is deferred until the related advertisements are exhibited.

     License agreements for the telecast of theatrical and television product in the cable, broadcast network and syndicated television markets are routinely entered into well in advance of their available date for telecast, which is generally determined by the telecast privileges granted under previous license agreements. Accordingly, there are significant contractual rights to receive cash and barter under these licensing agreements. For cash contracts, the related revenues will not be recognized until such product is available for telecast under the contractual terms of the related license agreement. For barter contracts, the related revenues will not be recognized until the product is available for telecast and the advertising spots received under such contracts are either used or sold to third parties. All of these contractual rights for which revenue is not yet recognizable is referred to as “backlog.”

     Inventories of theatrical and television product are stated at the lower of unamortized cost or net realizable value. Cost principally consists of direct production costs and production overhead. Individual films and series are amortized, and the related participations and residuals are accrued, based on the proportion that current revenues from the film or series bear to an estimate of total revenues anticipated from all markets (the “film-forecast method”). These estimates are revised periodically and losses, if any, are provided in full. A portion of the cost to acquire Time Warner in 2001 was allocated to its theatrical and television product, including an allocation to purchased program rights and product that had been exhibited at least once in all markets (“Library”). Library product is amortized on a straight-line basis over twenty years, which approximated the use of the film-forecast method. Film inventories generally include the unamortized cost of completed theatrical and television films, theatrical films and television series in production pursuant to a contract of sale, film rights acquired for the home video market, advances pursuant to agreements to distribute third-party films and the Library.

Music

     In accordance with industry practice, certain products (such as compact discs, DVDs and cassettes) are sold to customers with the right to return unsold items. Revenues from such sales are recognized when the products are shipped based on gross sales less a provision for future estimated returns.

     Inventories of WCI consist of cassettes, DVDs, compact discs and related music and music publishing products. Inventories of cassettes, DVDs and compact discs are stated at the lower of cost or estimated realizable value. Cost is determined using first-in, first-out and average cost methods. Returned goods included in inventory are valued at estimated realizable value, but not in excess of cost.

Advertising Costs

     WCI expenses advertising costs for theatrical and television product as incurred in accordance with the provisions of SOP 00-2. In accordance with AICPA SOP 93-7, “Reporting on Advertising Costs,” other advertising costs are expensed upon the first exhibition of the advertisement. Deferred advertising costs for WCI amounted to approximately $6 million and $3 million at December 31, 2002 and 2001, respectively. Advertising expense for WCI amounted to $1.957 billion, $1.727 billion and $1.557 billion for the years ended December 31, 2002, 2001, and 2000, respectively.

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

Cash Equivalents

     Cash equivalents consist of commercial paper and other investments that are readily convertible into cash and have original maturities of three months or less. Cash equivalents are carried at cost, which approximates fair value.

Derivative and Financial Instruments

     FAS 133, as amended by FASB Statement No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities,” and FAS 149 require that all derivative instruments be recognized on the balance sheet at fair value. In addition, FAS 133 provides that for derivative instruments that qualify for hedge accounting, changes in the fair value will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in the accompanying consolidated statement of shareholders’ equity as a component of accumulated other comprehensive income (loss) until the hedged item is recognized in earnings, depending on whether the derivative is being used to hedge changes in fair value or cash flows. The ineffective portion of a derivative instrument’s change in fair value will be immediately recognized in earnings.

     The carrying value of WCI’s financial instruments approximates fair value, except for certain differences relating to investments accounted for at cost and other financial instruments that are not significant. The fair value of financial instruments, such as investments, is generally determined by reference to market values resulting from trading on a national securities exchange or in an over-the-counter market. In cases where quoted market prices are not available, fair value is based on estimates using present value or other valuation techniques.

Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation is provided generally on the straight-line method over useful lives ranging up to thirty years for buildings and improvements and up to sixteen years for furniture, fixtures and other equipment. Property, plant and equipment consists of:

	December 31,

	2002	2001

	(millions)
Land and buildings	$836	$821
Furniture, fixtures and other equipment	1,250	1,038
Less accumulated depreciation	(426)	(321)

Total	$1,660	$1,538

     WCI periodically reviews the carrying value of its long-lived assets, including property, plant and equipment, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent fair value of a long-lived asset, determined based upon the estimated future cash inflows attributable to the asset, less estimated future cash outflows, are less than the carrying amount, an impairment loss is recognized.

Goodwill and Other Intangible Assets

     The Company periodically reviews the carrying value of acquired intangible assets, including goodwill, to determine whether impairment may exist. FASB Statement No. 142, “Goodwill and Other Intangible Assets” (“FAS 142”) requires that goodwill and certain intangible assets be assessed for impairment using fair value measurement techniques. Specifically, goodwill impairment is determined using a two-step process. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. That is, the fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit. The impairment test for other intangible assets not subject to amortization consists of a

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

comparison of the fair value of the intangible asset with its carrying value. If the carrying value of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. For intangible assets subject to amortization, to the extent the fair value of the intangible asset, determined based upon the estimated future cash flows attributable to the asset, less estimated future cash outflows, are less than the carrying amount, an impairment loss is recognized. The determination of impairment of goodwill and other intangible assets requires significant judgments and estimates.

     Amortization of goodwill and intangible assets was $364 million in 2002, $1.666 billion in 2001 and $424 million in 2000. Accumulated amortization of goodwill and intangible assets was $1.608 billion at December 31, 2002 and $1.860 billion at December 31, 2001.

Income Taxes

     The domestic operating results of WCI are included in the consolidated U.S. federal, state and local income tax returns of WCI or subsidiaries of AOL Time Warner Inc. The foreign operations of WCI are subject to taxation by foreign jurisdictions. Both domestic and foreign income tax provisions are reflected in the consolidated statements of operations of WCI on a stand-alone basis consistent with the liability method prescribed by FASB Statement No. 109, “Accounting for Income Taxes.” Under the liability method, deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial statement and income tax purposes, as determined under enacted tax laws and rates. The financial effect of changes in tax laws or rates is accounted for in the period of enactment.

     Under a tax-sharing agreement between the Company and AOL Time Warner, the Company pays to, or receives from, AOL Time Warner amounts equal to the total domestic income taxes, or tax benefits, provided by, or attributable to, the Company. Accordingly, no domestic income tax balances are reflected in the consolidated balance sheets of the Company, except for amounts related to certain book/tax differences created as a result of purchase accounting, and for certain items reflected in shareholders’ equity.

Stock-Based Compensation

     AOL Time Warner has various stock option plans under which it may grant options to purchase AOL Time Warner common stock to employees of AOL Time Warner, including employees of WCI. AOL Time Warner follows the provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation” (“FAS 123”). The provisions of FAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. AOL Time Warner and WCI have elected to continue to apply APB 25 in accounting for its stock option incentive plans.

     In accordance with APB 25 and related interpretations, compensation expense for stock options is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. Generally, the exercise price for stock options granted to employees of WCI equals or exceeds the fair market value of AOL Time Warner common stock at the date of grant, thereby resulting in no recognition of compensation expense by AOL Time Warner, nor charged to WCI. For awards that generate compensation expense as defined under APB 25, WCI calculates the amount of compensation expense and recognizes the expense over the vesting period of the award.

     In December 2002, the FASB issued Statement No. 148, “Accounting for Stock-Based Compensation, Transition and Disclosure” (“FAS 148”). FAS 148 provides alternative methods of transition for a voluntary change to the recognition of the cost of the options in the statement of operations. FAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, FAS 148 requires disclosure of the pro forma effect in interim financial statements. The transition and annual disclosure requirements of FAS 148 were effective for fiscal years ending after December 15, 2002. The interim disclosure requirements of FAS 148 are effective for interim periods beginning after December 15, 2002. The adoption of the provisions of FAS 148 did not have an impact on WCI’s consolidated financial statements, however WCI has modified its disclosures as provided for in the new standard.

     Had compensation cost for AOL Time Warner’s stock option plans been determined based on the fair value method set forth in FAS 123, WCI’s allocable share of compensation expense would have decreased its net income (loss) to the pro forma amounts indicated below:

	Year Ended December 31,

	2002	2001	2000

		(millions)
Net income (loss), as reported	$(35,614)	$(2,564)	$126
Deduct: Total stock-based employee compensation expense determined under fair-value-based method for all awards	(158)	(58)	(91)

Pro forma net income (loss)	$(35,772)	$(2,622)	$35

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

Comprehensive Income (Loss)

     Comprehensive income (loss), which is reported on the accompanying consolidated statement of shareholders’ equity as a component of accumulated other comprehensive income (loss), consists of net income (loss) and other gains and losses affecting shareholders’ equity that, under accounting principles generally accepted in the United States are excluded from net income (loss). For WCI, such items consist primarily of changes in the unfunded accumulated benefit obligation of WCI’s pension plans, unrealized gains and losses on marketable equity investments and certain derivative financial instruments and foreign currency translation gains and losses.

     The following summary sets forth the components of WCI’s other comprehensive income (loss) accumulated in shareholders’ equity:

						Accumulated
	Foreign	Net	Derivative	Unfunded		Other
	Currency	Unrealized	Financial	Accumulated		Comprehensive
	Translation	Gains on	Instrument	Benefit		Income
	Gains (Losses)	Securities	Gains (Losses)	Obligation	Other	(Loss)

	(in millions)
Balance at December 31, 2000	$(195)	$9	$15	$—	$—	$(171)
2001 Activity	—	6	(7)	—	—	(1)

Balance at December 31, 2001	(195)	15	8	—	—	(172)
2002 activity	131	—	(18)	(92)	2	23

Balance at December 31, 2002	$(64)	$15	$(10)	$(92)	$2	$(149)

2.	GOODWILL AND INTANGIBLE ASSETS

     In January 2002, WCI adopted FAS 142, which requires companies to stop amortizing goodwill and certain intangible assets with an indefinite useful life. Instead, FAS 142 requires that goodwill and intangible assets deemed to have an indefinite useful life be reviewed for impairment upon adoption of FAS 142 (January 1, 2002) and annually thereafter.

     Upon adoption of FAS 142 in the first quarter of 2002, WCI recorded an approximate $27.628 billion non-cash charge (including $16.427 billion relating to its equity investment in TWC Inc.) to reduce the carrying value of goodwill. Such charge is nonoperational in nature and is reflected as a cumulative effect of accounting change in the accompanying consolidated statement of operations. In calculating the impairment charge, the fair value of WCI’s business segments and the reporting units underlying WCI’s investments in certain AOL Time Warner consolidated subsidiaries accounted for under the equity method of accounting, were estimated using either a discounted cash flow methodology, market comparisons, recent comparable transactions or a combination thereof.

     The FAS 142 goodwill impairment is associated entirely with goodwill resulting from the Merger. The amount of the impairment primarily reflects the overall market declines since the Merger was announced and valued for accounting purposes in January of 2000. Prior to performing the review for impairment, FAS 142 required that all goodwill deemed to be related to AOL Time Warner as a whole be assigned to all of AOL Time Warner’s reporting units, including the reporting units of the acquirer. This differs from the previous accounting rules where goodwill was assigned only to the businesses of the company acquired. As a result, a portion of the goodwill generated in the Merger has been reallocated from WCI’s music business and the reporting units underlying WCI’s investments in TWC Inc. and certain AOL Time Warner consolidated subsidiaries accounted for under the equity method of accounting to other segments of AOL Time Warner.

     During the fourth quarter of 2002, WCI performed their annual impairment review for goodwill and other intangible assets. As a result, WCI recorded an additional non-cash charge of approximately $1.499 billion which is recorded as a component of operating income in the accompanying consolidated statement of operations. The $1.499 billion charge includes a $646 million charge to reduce the carrying value of goodwill and a $853 million charge to reduce the carrying value of other intangible assets at WCI’s music operations which reflects declining valuations in the music industry, primarily due to the negative effects of piracy.

     In addition, WCI recognized a $7.870 billion charge relating to goodwill impairment charges at TWC Inc. due to decreasing valuations of TWC Inc.’s cable systems as evidenced by the decline in the stock prices of comparable cable television companies. These charges are included in equity in pretax income (loss) of TWC Inc. in the accompanying consolidated statement of operations.

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

     A summary of changes in WCI’s goodwill and total assets during the year ended December 31, 2002, by business segment is as follows (millions):

	Goodwill

			Cumulative
			Effect of			Total Assets
	January 1,	Acquisitions &	Accounting	4th Quarter	December 31,	December 31,
	2002(a)	Adjustments(b)	Change(e)	Impairment	2002	2002

Filmed Entertainment(c)	$8,636	$(8)	$(3,691)	$—	$4,937	$16,014
Networks(d)	9,277	64	(2,144)	—	7,197	10,619
Music	5,477	(35)	(4,796)	(646)	—	6,080
Corporate	—	—	—	—	—	17,497

Total	$23,390	$21	$(10,631)	$(646)	$12,134	$50,210

(a)	Reflects the reallocation of goodwill to other, non-WCI segments of AOL Time Warner under FAS 142.
(b)	Includes goodwill created in acquisitions consummated in 2002, as well as adjustments to WCI’s preliminary purchase price allocation for several acquisitions consummated in 2001.
(c)	Includes impairments at Warner Bros. ($2.851 billion) and the Library ($840 million).
(d)	Includes impairments at HBO ($1.933 billion) and The WB Network ($211 million).
(e)	The impairment charge does not include approximately $16.997 billion related to goodwill impairments associated with equity investees. Of this charge, approximately $16.427 billion relates to WCI’s Investment in TWC Inc. and is included in the Cumulative effect of accounting change in the consolidated statement of operations.

     The impairment charges are non-cash in nature and do not affect WCI’s liquidity or result in the non-compliance of any debt covenants.

     WCI’s intangible assets and related accumulated amortization consisted of the following (in millions):

	As of December 31, 2002			As of December 31, 2001

		Accumulated			Accumulated
	Gross	Amortization(a)	Net	Gross	Amortization(a)	Net

Intangible assets subject to amortization:
Music catalogs and copyrights	$3,189	$(323)	$2,866	$3,080	$(153)	$2,927
Film library	3,429	(366)	3,063	3,429	(183)	3,246
Customer lists and other intangible assets	56	(23)	33	50	(17)	33

Total	$6,674	$(712)	$5,962	$6,559	$(353)	$6,206

Intangible assets not subject to amortization:
Brands, trademarks and other intangible assets(b)	$2,997	$(117)	$2,880	$3,850	$(117)	$3,733

Total	$2,997	$(117)	$2,880	$3,850	$(117)	$3,733

(a)	Accumulated amortization for intangible assets not subject to amortization relates to amortization expense recognized prior to the adoption of FAS 142.
(b)	The decrease in brands and trademarks and other intangible assets primarily relates to the impairment of brands and trademarks of WCI’s music operations.

     WCI recorded amortization expense of $364 million for the year ended December 31, 2002, $1.666 billion for the year ended December 31, 2001 and $424 million for the year ended December 31, 2000. Based on the current amount of intangible assets subject to amortization, the estimated amortization expense for each of the succeeding 5 years are as follows: 2003: $420 million; 2004: $420 million; 2005: $420 million; 2006: $444 million; and 2007: $444 million. As acquisitions and dispositions occur in the future, and as purchase price allocations are finalized, these amounts may vary.

     The 2001 and 2000 financial results do not reflect the provisions of FAS 142. Had WCI adopted FAS 142 on January 1, 2000, the historical net income (loss) would have been changed to the adjusted amounts indicated below:

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

	Year Ended December 31,

	2001	2000

	(millions)
As reported net income (loss)	$(2,564)	$(126)
Add: Goodwill amortization	1,195	212
Add: Intangible amortization	60	—
Add: TWC goodwill and intangible amortization	1,940	470
Add: Equity investee goodwill amortization	362	9
Income tax impact	(945)	(192)

Adjusted net income (loss)	$48	$373

(a)	Because goodwill is nondeductible for tax purposes, the income tax impact reflects only the ceasing of intangible amortization and equity investee goodwill amortization.

     During the year ended of December 31, 2002, WCI acquired $80 million in music catalogs, copyrights and other intangible assets that are subject to an amortization period of 15 years.

3.	MERGER AND RESTRUCTURING COSTS

Merger Costs Capitalized as Cost of Acquisition

     In connection with the Merger, WCI reviewed its operations and implemented several plans to restructure its operations (“restructuring plans”). As part of the restructuring plans, WCI recorded a restructuring liability of $477 million during 2001. The restructuring accruals relate to costs to exit and consolidate certain activities of WCI, as well as costs to terminate employees across various business units. Such amounts were recognized as liabilities assumed in the purchase business combination and included in the allocation of the cost to acquire Time Warner. Accordingly, such amounts resulted in additional goodwill being recorded in connection with the Merger.

     Of the total restructuring costs, approximately $316 million related to work force reductions and represented employee termination benefits. Employee termination costs occurred across most WCI business units and ranged from senior executives to line personnel. The total number of employees initially identified to be involuntarily terminated or relocated approximated 2,900. As of December 31, 2002, all of the terminations had occurred. Because certain employees can defer receipt of termination benefits, cash payments may continue after the employee has been terminated (generally for periods up to 24 months). Employee termination payments of $67 million were made in 2001 and $101 million were made in 2002. In addition during 2002, there were non-cash reductions in the restructuring accrual of $55 million, as actual employee termination payments were less than amounts originally estimated. As of December 31, 2002, the remaining liability of approximately $103 million was primarily classified as a current liability in the accompanying consolidated balance sheet.

     The restructuring charge also includes approximately $161 million associated with exiting certain activities. Specifically, WCI has exited certain under-performing operations, including the Studio Stores operations included in the Filmed Entertainment segment. The restructuring accrual associated with other exit activities specifically includes incremental costs and contractual termination obligations for items such as leasehold termination payments and other facility exit costs incurred as a direct result of these plans, which will not have future benefits. Payments related to exit activities were approximately $78 million in 2001 and $28 million in 2002. As of December 31, 2002, the remaining liability of $45 million was primarily classified as a current liability in the accompanying consolidated balance sheet.

     Selected information relating to the restructuring costs included in the allocation of the cost to acquire Time Warner is as follows (in millions):

	Employee
	Termination	Exit Costs	Total

Initial accruals	$316	$161	$477
Cash paid – 2001	(67)	(78)	(145)

Restructuring liability as of December 31, 2001	249	83	332
Cash paid – 2002	(101)	(28)	(129)
Noncash reductions(a) – 2002	(45)	(10)	(55)

Restructuring liability as of December 31, 2002	$103	$45	$148

(a)	Noncash reductions represent adjustments to the restructuring accrual, and a corresponding decrease in goodwill, as actual costs related to employee terminations and other exit costs were less than originally estimated.

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

Merger-Related Costs Expensed as Incurred

     Certain merger-related expenses do not meet the criteria for capitalization and are expensed as incurred. During 2001, WCI expensed approximately $37 million in merger-related costs related to the renegotiation of various contractual commitments in its music operations. Of the $37 million, $20 million related to employee termination benefits for several senior executives and $17 million related to additional costs related to merger initiatives. As of December 31, 2002, all of the $37 million had been paid. During 2000, WCI expensed approximately $18 million in merger-related costs related to the failed merger of the global music operations of Time Warner and EMI Group plc. These costs are included in operating income (loss) on the accompanying consolidated statement of operations.

	Employee	Other
	Termination	Exit Costs	Total

	(millions)
Initial accruals	$20	$17	$37
Cash paid – 2001	(4)	—	(4)

Restructuring liability as of December 31, 2001	16	17	33
Cash paid – 2002	(4)	(17)	(21)
Non-cash reductions(a) – 2002	(12)	—	(12)

Remaining liability as of December 31, 2002	$—	$—	$—

(a)	Non-cash reductions represent adjustments to the restructuring accrual as actual costs related to employee terminations were less then originally estimated.

Restructuring Costs

     During the year ended December 31, 2002, WCI incurred restructuring costs of $8 million that related to various employee and contractual terminations, including certain contractual employee termination benefits. WCI had recorded approximately $20 million of restructuring costs (including $13 million incurred between the music operations’ November 30 year-end and WCI’s December 31, 2002 year-end), which were partially offset by the reversal of a previously recorded accrual of $12 million (see above) as a result of it no longer being probable that the related contractual employee termination benefits would be paid by WCI (Note 1).

     Included in the 2002 restructuring charge was approximately $16 million related to work force reductions and represented employee termination benefits. The number of employees expected to be terminated was approximately 165, which are expected to occur by the end of 2003. The severed employees principally related to WCI’s U.S. and Canadian music distribution operations. The remaining $4 million primarily related to incremental costs and contractual termination obligations for items such as lease termination payments and other facility exit costs. As of December 31, 2002, $4 million has been paid against these accruals. The remaining $16 million is primarily classified as a current liability in the accompanying consolidated statement of operations.

	Employee
	Termination	Exit Costs	Total

Initial Accruals	$16	$4	$20
Cash paid – 2002	(3)	(1)	(4)

Remaining liability as of December 31, 2002	$13	$3	$16

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

4.	INVESTMENTS, INCLUDING AVAILABLE-FOR-SALE SECURITIES

     WCI’s investments consist of:

	December 31,

	2002	2001

	(millions)
Equity method investments	$17,157	$49,398
Cost and fair-value method investments(a)	374	406

Total	$17,531	$49,804

(a)	The fair value of WCI’s cost-method and fair-value investments was approximately $374 million at December 31, 2002 and $406 million at December 31, 2001.

Investment Gains

     Prior to June 2002, the Columbia House Company Partnerships (“Columbia House”) was a 50-50 joint venture between AOL Time Warner and Sony Corporation of America (“Sony”). In June 2002, AOL Time Warner and Sony each sold 85% of their respective 50% interest in Columbia House to Blackstone Capital Partners III LP (“Blackstone”), an affiliate of The Blackstone Group, a private investment bank. The sale resulted in WCI recognizing a pretax gain of approximately $97 million, which is included in other income (expense), net, in the accompanying consolidated statement of operations. In addition, the WCI has deferred an approximate $5 million gain on the sale. The deferred gain primarily relates to the estimated fair value of the portion of the proceeds received as a note receivable, which will be deferred until such time as the realization of such note becomes more fully assured. As part of the transaction, AOL Time Warner, including, WCI, will continue to license music and video product to Columbia House for a five-year period.

     During 2000, WCI recognized a net pretax, investment-related gain of approximately $65 million, principally relating to additional proceeds received in 2000 in connection with the 1999 sale of an interest in CanalSatellite. This gain has been included in other expenses, net, in the accompanying consolidated statement of operations in 2000.

Investment Write-Downs

     Over the past few years, the United States economy has experienced a broad decline in the public equity markets, particularly in technology stocks, including investments held in WCI’s portfolio. Similarly, the Company has experienced significant declines in the value of certain privately held investments and investments accounted for using the equity method of accounting. As a result, the Company has recorded non-cash pretax charges to reduce the carrying value of certain investments that experienced other-than-temporary declines. These charges were approximately $464 million, $688 million and $125 million (excluding a $9 million gain, $8 million gain and $3 million loss related to market fluctuations on equity derivative instruments) in 2002, 2001 and 2000, respectively, and are included in other income (expense), net in the accompanying consolidated statements of operations. The portion of the above charges relating to publicly traded securities was $451 million, $599 million and $1 million in 2002, 2001 and 2000, respectively. The significant components of these charges are discussed in detail below.

Time Warner Telecom

     WCI has an approximate 20% interest in Time Warner Telecom. The value of WCI’s investment was adjusted upward in the Merger by approximately $992 million, to its estimated fair value. Since that time, Time Warner Telecom’s share price declined significantly and at December 31, 2001, the decline had met the 20% criteria. WCI also reviewed qualitative factors in accordance with its investment policy and determined that the decline in value as of December 31, 2001 was other than temporary; therefore, an impairment charge of $542 million was recognized in the fourth quarter of 2001 based upon the closing value of Time Warner Telecom common stock as of December 31, 2001.

     During 2002, the fair value of the WCI’s investment in Time Warner Telecom continued to decline, resulting in additional impairment charges totaling $356 million during the first three quarters of 2002 to reduce the carrying value of the investment to fair value, which was determined by the quarter ending values of Time Warner Telecom common stock. As of December 31, 2002, the carrying value of WCI’s investment in Time Warner Telecom had been reduced to $0 as a result of the impairment charges and WCI’s shares of Time Warner Telecom’s losses pursuant to the equity method of accounting. WCI does not have any funding commitments related to Time Warner Telecom.

Columbia House Investment Write-Down

     In March 2000, the proposed merger between CDNOW, Inc. and Columbia House was terminated. In connection with the termination of the merger, the risk associated with the timely execution of certain strategic alternatives for Columbia House’s

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

operations and the transformation of Columbia House’s traditional business model to an online one increased. As a result, AOL Time Warner’s management concluded that the decline in Columbia House’s business was likely to continue through the near term. As such, WCI recorded a $115 million non-cash pretax charge in the first quarter of 2000 to reduce the carrying value of its investment in Columbia House to an estimate of its fair value. Additionally, in the fourth quarter of 2001, AOL Time Warner’s management concluded that a further decline in Columbia House’s business was other-than-temporary and as such, WCI recorded a $65 million non-cash pretax charge.

Equity-Method Investments

     At December 31, 2002, investments accounted for using the equity method of accounting and the voting ownership percentage held by WCI included: TWC Inc. (45% owned), Comedy Central (50% owned), Court TV (50% owned) and other music joint ventures (between 30% and 50% owned). A summary of combined financial information of the equity investees of WCI is set forth below:

	Year Ended December 31,
	2002	2001	2000

		(millions)
Operating Results:
Revenues	$8,946	$8,602	$7,759
Operating income (loss)	(9,132)	(1,151)	933
Net loss	(38,474)	(1,981)	(444)

Balance Sheet:
Current assets	2,438	1,692	1,261
Total assets	41,371	81,345	18,935

Current liabilities	2,397	4,535	2,881
Long-term debt	8,199	7,149	6,511
Total liabilities	26,163	25,487	15,499
Total shareholders’ equity or partners’ capital	15,208	55,858	3,436

     The above table represents the combined financial information of entities in which WCI has an investment accounted for using the equity method of accounting. These amounts are not the amounts reflected on the WCI’s accompanying consolidated financial statements. Consistent with WCI’s accounting policy for investments accounted for using the equity method of accounting, as described in Note 1, WCI has included $17.445 billion in “Investment in TWC Inc.”, “Investment in ATC” and “Other investments, including available-for-sale securities” on the accompanying consolidated balance sheet as of December 31, 2002. For the years ended December 31, 2002, 2001, and 2000, WCI has recorded $128 million, $(485) million and $(49) million, respectively, of income (expense) in other income (expense), net, in the accompanying consolidated statement of operations, representing WCI’s share in the net income (loss) of the investees. In May 2003, WCI sold its 50% ownership interest in Comedy Central for $1.225 billion in cash.

     Under the purchase method of accounting, the cost to acquire Time Warner was allocated to its underlying net assets, including WCI’s investments accounted for using the equity method of accounting, based on their estimated fair values. As a result, WCI’s investments accounted for using the equity method of accounting were adjusted upward by approximately $5.485 billion, including $992 million relating to its investment in Time Warner Telecom.

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

5.	INVENTORIES AND FILM COSTS

     Inventories and film costs consist of:

	December 31,	December 31,
	2002	2001

	(millions)
Programming costs, less amortization	$1,314	$1,285
Merchandise and recorded music	285	279
Film costs-Theatrical
Released, less amortization	602	654
Completed and not released	96	285
In production	470	346
Development and pre-production	39	36
Film costs-Television:
Released, less amortization	160	162
Completed and not released	165	95
In production	71	59
Development and pre-production	5	2

Total inventories and film costs(a)	3,207	3,203
Less current portion of inventory(b)	1,002	973

Total noncurrent inventories and film costs	$2,205	$2,230

(a)	Does not include $3.063 billion and $3.246 billion of net film library costs as of December 31, 2002 and December 31, 2001, respectively, which are included in intangible assets subject to amortization on the accompanying consolidated balance sheet. See Note 2.
(b)	Current inventory as of December 31, 2002 and December 31, 2001 is comprised primarily of programming inventory at the Networks segment ($717 million and $694 million, respectively) and videocassettes and DVDs at the Filmed Entertainment segment ($154 million and $158 million, respectively) and compact discs at the Music segment ($131 million and $121 million, respectively).

     As of December 31, 2002, approximately 93% of unamortized film costs for released films, excluding the Library, is expected to be amortized within three years. Approximately $786 million of released and completed and not released film costs are expected to be amortized during the next twelve months.

6.	OTHER FINANCING ARRANGEMENTS

Borrowing Arrangements with Time Warner Companies, Inc.

     During 2002, WCI had a revolving credit agreement with Time Warner Companies, Inc. (“TW Companies”), (the “WCI Facility”), which provided for borrowings from TW Companies of up to $1 billion. The credit agreement was due to expire on December 31, 2008. Interest on any borrowings under the credit agreement was payable quarterly at the prime rate. WCI’s obligations to TW Companies under the credit agreement was subordinate to WCI’s guarantee of TWE’s debt, which is discussed in further detail below. At December 31, 2002 and 2001, there were no borrowings outstanding under these credit agreements.

     On March 31, the WCI Facility was modified to allow WCI to both borrow from and lend to TW Companies on an as needed basis. The revised facility has no stated maturity date and no specified limit on the amount lent or borrowed by either entity. Interest on any outstanding borrowings is payable in amounts and at intervals consistent with AOL Time Warner’s 5-year revolving credit facility (or any successor facility thereto).

Debt Guarantees

     WCI has guaranteed $1.950 billion of TWE’s public and private debt and accrued interest at December 31, 2002, based on the relative fair value of the net assets WCI and American Television and Communications Corporation (“ATC”) (or their predecessors) contributed to TWE prior to the TWE Restructuring. Such indebtedness is recourse to WCI only to the extent of its guarantee. The indenture pursuant to which TWE’s notes and debentures have been issued (the “Indenture”) requires the consent of a majority of such holders to effect a termination of these guarantees; however, the Indenture permits WCI to engage in mergers and consolidations, and there are no restrictions on the ability of WCI to transfer assets, other than its ownership interests in TWE or TWC Inc., to parties that are not guarantors.

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

Other Financing Arrangements

     From time to time, WCI enters into various other financing arrangements with SPEs. These arrangements include facilities which provide for the accelerated receipt of cash on certain accounts receivable and backlog licensing contracts. WCI employs these arrangements because they provide a cost-efficient form of financing, including certain tax benefits, as well as an added level of diversification of funding sources. These arrangements are cost-efficient for WCI since the assets securing the financing are held by legally separate, bankruptcy-remote SPEs and provide direct security for the funding being provided. These facilities generally have relatively short-term maturities. The assets and financing associated with these arrangements, which are discussed in more detail in the following paragraphs, generally qualify for off-balance sheet treatment.

Accounts Receivable Securitization Facilities

     During 2002, WCI participated in two of AOL Time Warner’s accounts receivable securitization facilities that provided for the accelerated receipt of $800 million of cash on available accounts receivables, including a $350 million accounts receivable securitization facility that matured during the fourth quarter of 2002 and was not renewed. As of December 31, 2002, WCI had no unused capacity under its remaining $450 million facility. In connection with each of these securitization facilities, WCI sells, on a revolving and nonrecourse basis, certain of its accounts receivables (“Pooled Receivables”) to a qualifying SPE, which in turn sells a percentage ownership interest in the Pooled Receivables to third-party commercial paper conduits sponsored by financial institutions. These securitization transactions are accounted for as a sale in accordance with FAS 140, because WCI relinquished control of the receivables. Accordingly, accounts receivable sold under these facilities are excluded from receivables in the accompanying consolidated balance sheet.

     As proceeds for the accounts receivable sold to the qualifying SPE, WCI receives cash, for which there is no obligation to repay, and an interest-bearing retained beneficial interest, which is included in receivables on the accompanying consolidated balance sheet. In addition, WCI services the Pooled Receivables on behalf of the qualifying SPE. Income received by WCI in exchange for this service is equal to the prevailing market rate for such services and has not been material in any period. The retained beneficial interest, which has been adjusted to reflect the portion that is not expected to be collectible, bear an interest rate that varies with the prevailing market interest rates. For this reason, and because the accounts receivables underlying the retained ownership interest that are sold to the qualifying SPE are generally short term in nature, the fair value of the notes receivable approximated its carrying value at December 31, 2002 and December 31, 2001. However, notes receivable may become uncollectible to the extent the qualifying SPE has credit losses and operating expenses. The retained beneficial interest related to the sale of Pooled Receivables to a qualifying SPE is reflected in account receivables, net on WCI’s consolidated balance sheet and was $627 million at December 31, 2002 and $712 million at December 31, 2001. Additional net proceeds received (utilized) from (by) WCI’s accounts receivable by utilizing its accounts receivable securitization programs were $22 million in 2002 and $(71) million in 2001.

     In January 2003, the FASB issued FIN 46, which requires variable interest entities (commonly referred to as SPEs) to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 become effective for WCI during the third quarter of 2003. Although WCI has not completed its review, WCI anticipates that the adoption of FIN 46 will not have a significant impact on its consolidated financial statements.

Backlog Securitization Facility

     WCI also has a backlog securitization facility, which effectively provides for the accelerated receipt of up to $500 million of cash on available licensing contracts. Assets securitized under this facility consist of cash contracts for the licensing of theatrical and television product for broadcast network and syndicated television exhibition, under which revenues have not been recognized because such product is not available for telecast until a later date (“Backlog Contracts”). In connection with this securitization facility, WCI sells, on a revolving and nonrecourse basis, certain of its Backlog Contracts (“Pooled Backlog Contracts”) to a qualifying SPE, which in turn sells a percentage ownership interest in the Pooled Backlog Contracts to a third-party commercial paper conduit sponsored by a financial institution. As of December 31, 2002, WCI did not have any unused capacity under this facility.

     Because the Backlog Contracts securitized under this facility consist of cash contracts for the licensing of theatrical and television product that have already been produced, the recognition of revenue for such completed product is dependent only upon the commencement of the availability period for telecast under the terms of the licensing agreements. Accordingly, the proceeds received under the program are classified as deferred revenues in long-term liabilities in the accompanying consolidated balance sheet. The amount of related deferred revenue reflected on WCI’s accompanying consolidated balance sheet, related to the backlog securitization

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

facility, was $500 million at December 31, 2002 and $442 million at December 31, 2001. Total filmed entertainment backlog contracts outstanding were approximately $3.2 billion at December 31, 2002 and $3.8 billion at December 31, 2001.

Rating Triggers and Financial Covenants

     Each of WCI’s financing arrangements with SPEs contain customary covenants. A breach of such covenants in the financing arrangements that continues beyond any grace period constitutes a termination event which can limit the facility as a future source of liquidity; however, there would be no claims on WCI for the receivables or backlog contracts previously sold. As of December 31, 2002, and through the date of this filing, WCI was in compliance with all covenants. Management does not anticipate any difficulty complying with the covenants currently in place in the foreseeable future.

     As of December 31, 2002 and through the date of this filing, WCI was in compliance with all covenants. Management does not foresee that WCI will have any difficulty complying with the covenants currently in place in the foreseeable future.

Film Sale-Leaseback Transactions

     From time to time the Company has entered into arrangements with investors in which certain films are sold and leased back. The sale-leaseback of the films allows the investors to claim certain international tax benefits of ownership of the film master negatives while the Company maintains control over all exploitation rights and privileges to the films. Such entities are capitalized with the investors’ capital and debt and the investors participate in all of the profits or losses of the entities. The present value to these entities of the future revenue streams attributable to these transactions is $1.3 billion as of December 31, 2002. The Company does not consolidate nor participate in the operating results of the entities. The Company retains certain proceeds of the transactions as consideration for entering into the sale-leaseback transactions, and records the consideration received as a reduction of corresponding film costs. The benefit to the Company from these transactions that was recognized as a reduction to film cost amortization in 2002 totaled $47 million.

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

7.	INCOME TAXES

     Domestic and foreign pretax income (loss) are as follows:

	Year Ended December 31,

	2002	2001	2000

		(millions)
Domestic	$(8,206)	$(2,774)	$619
Foreign	247	230	309

Total	$(7,959)	$(2,544)	$928

     Income taxes (benefits) are as set forth below:

	Year Ended December 31,

	2002	2001	2000

		(millions)
Federal
Current	$151	$131	$117
Deferred	(251)	(318)	—
State and Local
Current	71	62	89
Deferred	(62)	(79)	—
Foreign
Current(a)	218	148	223
Deferred	(15)	43	(10)

Total	$112	$(13)	$419

(a)	Includes foreign withholding taxes set forth below:

     Foreign withholding taxes included in the foreign tax provision are as follows:

WCI

(millions)
2002	$108
2001	93
2000	112

     No U.S. income or foreign withholding taxes have been recorded by WCI on the permanently reinvested earnings of foreign subsidiaries totaling approximately $971 million at December 31, 2002. If such earnings were to be repatriated, it is expected that any additional U.S. income tax would be offset by the utilization of the accompanying foreign tax credits.

     The differences between the income tax (tax benefit) expected for WCI at the U.S. federal statutory income tax rate and the total income taxes provided are as follows:

	Year Ended December 31,

	2002	2001	2000

	(millions)
Taxes on income at U.S. federal statutory rate	$(2,786)	$(891)	$325
Goodwill amortization/impairments	249	414	68
Equity investments	2,690	491	(39)
Foreign income taxed at different rates, net of U.S. foreign tax credits	(81)	(48)	(89)
State and local taxes, net	6	(11)	58
Other nondeductible expenses	34	32	96

	$112	$(13)	$419

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

     As a result of the application of the purchase method of accounting, certain intangible assets and investments accounted for under the equity method of accounting were adjusted to their fair value. Since the tax basis of these assets remained unchanged as a result of the Merger, WCI recognized deferred taxes which relate to recorded music and film intangibles and certain equity investments in 2002 and 2001, respectively.

     Components of WCI’s net deferred tax liability of approximately $3.4 billion and $3.9 billion at December 31, 2002 and 2001, respectively, are primarily attributable to differences in accounting for depreciable and amortizable assets for financial statement and income tax purposes.

8.	STOCK OPTION PLANS

     AOL Time Warner has various stock option plans under which AOL Time Warner may grant options to purchase AOL Time Warner common stock to employees of AOL Time Warner and WCI. Such options have been granted to employees of WCI with exercise prices equal to, or in excess of, fair market value at the date of grant. Accordingly, in accordance with APB 25 and related interpretations, compensation cost generally has not been recognized by AOL Time Warner, nor charged to WCI, related to such stock option plans. Generally, the options become exercisable over a three-year vesting period and expire ten years from the date of grant. Had compensation cost for AOL Time Warner’s stock option plans been determined based on the fair value method set forth under FAS 123, WCI’s net income (loss) would have been changed to the pro forma amounts indicated below:

	Years Ended December 31,
	2002	2001	2000

	(million)
Net income (loss), as reported	$(35,614)	$(2,564)	$126
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards net of related tax effects	(158)	(58)	(91)

Pro forma net income (loss)	$(35,772)	$(2,622)	$35

     For purposes of applying FAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions (which, for 2000, reflect the impact of the announced Merger) used for grants to WCI employees in 2002, 2001 and 2000: dividend yields of 0% for all periods; expected volatility of 52.9%, 59.3% and 46.3%, respectively; risk-free interest rates of 4.12%, 4.88% and 6.34%, respectively; and expected term to exercise of .47 years after vesting for 2002 and 1.0 years after vesting for 2001 and 2000.

     The weighted average fair value of an option granted to WCI employees was $9.27 ($5.56, net of taxes), $21.00 ($12.60, net of taxes) and $19.90 ($11.94, net of taxes) for the years ended December 31, 2002, 2001 and 2000, respectively.

     During 2001, WCI granted options to certain executives at exercise prices exceeding the market price of AOL Time Warner common stock on the date of grant. Those above-market options had a weighted average exercise price and fair value of $40.56 and $18.64 ($11.18 net of taxes), respectively, in 2001. Above market options granted in 2002 and 2000 were not significant.

     A summary of stock option activity with respect to employees of WCI is as follows:

		Weighted-
		Average
	Thousands	Exercise
	of Shares	Price

Balance at December 31, 1999	71,442	$18.03
2000 Activity:
Granted	8,050	$55.86
Exercised	(7,978)	$12.60
Cancelled/Transfers(a)	(323)	$46.35

Balance at December 31, 2000	71,191	$22.79
2001 Activity:
Granted(b)	28,747	$45.91
Exercised	(8,754)	$13.81
Cancelled/Transfers(a)	(1,199)	$46.80

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

		Weighted-
		Average
	Thousands	Exercise
	of Shares	Price

Balance at December 31, 2001	89,985	$30.73
2002 Activity:
Granted	20,114	$24.44
Exercised	(3,301)	$9.91
Cancelled/Transfers(a)	(2,066)	$38.85

Balance at December 31, 2002	104,732	$30.01

(a)	Includes all options cancelled and forfeited during the year, as well as options related to employees who have been transferred out of and into WCI to and from other AOL Time Warner divisions.
(b)	In 2001, a special Founder’s Grant was issued to most individuals who were employees of AOL Time Warner during the year the Merger was consummated, only a portion of which is expected to be recurring in the future.

	December 31,

	2002	2001	2000

	(thousands)
Exercisable	64,632	58,095	64,093

     The following table summarizes information about stock options outstanding with respect to employees of WCI at December 31, 2002:

	Options Outstanding				Options Exercisable

	Number	Weighted-Average			Number	Weighted-
	Outstanding	Remaining		Weighted-Average	Exercisable	Average
Range of Exercise Prices	as of 12/31/02	Contractual Life		Exercise Price	as of 12/31/02	Exercise Price

	(thousands)				(thousands)
Under $10	504	1.68		$7.92	504	$7.92
$10.00 to $15.00	29,838	2.88		$13.08	28,078	$13.10
$15.01 to $20.00	8,242	5.34		$16.69	6,026	$16.22
$20.01 to $30.00	21,790	7.94		$25.44	6,855	$22.89
$30.01 to $45.00	14,262	7.39		$38.33	8,935	$38.59
$45.01 to $50.00	22,793	7.80		$48.19	9,358	$47.79
$50.01 to $60.00	7,102	7.54		$56.26	4,731	$56.68
$60.01 to $90.00	201	7.25		$64.00	145	$64.00

Total	104,732	6.13	years	$30.02	64,632	$26.24

     In connection with Time Warner’s agreement to merge with America Online entered into in January 2000, all Time Warner stock options held by WCI employees at that time became fully vested and exercisable, pursuant to the terms of Time Warner’s stock option plans. In addition, on January 11, 2001, the date the Merger was consummated, each outstanding equity security of Time Warner was converted into 1.5 units of an equivalent equity security of AOL Time Warner. See Note 1 for a summary of the terms of the Merger.

9.	BENEFIT PLANS

     WCI and its subsidiaries have defined benefit pension plans covering most domestic employees. Pension benefits are based on formulas that reflect the employees’ years of service and compensation levels during their employment period. AOL Time Warner’s common stock value represents approximately 5% of fair value of plan assets at December 31, 2002. After consummation of the Merger, participation in WCI’s defined benefit pension plans was limited to employees who previously participated in these plans. A summary of activity for WCI’s defined benefit pension plans is as follows:

	Year Ended December 31,
	2002	2001	2000

	(millions)
Components of Pension Expense
Service cost	$13	$12	$17
Interest cost	21	20	20
Expected return on plan assets	(21)	(22)	(24)
Net amortization and deferral	3	—	(7)

Total pension expense	$16	$10	$6

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

	Year Ended December 31,
	2002	2001

	(millions)
Change in Projected Benefit Obligation
Projected benefit obligation at beginning of period	$288	$258
Service cost	13	12
Interest cost	21	20
Actuarial loss	30	21
Benefits paid	(12)	(14)
Amendments to plan provisions	27	(9)

Projected benefit obligation at end of period	$367	$288

Change in Plan Assets
Fair value of plan assets at beginning of period	$248	$249
Actual return on plan assets	(36)	(21)
Employer contribution	27	31
Benefits paid	(11)	(11)

Fair value of plan assets at end of period(a)	$228	$248

Underfunded projected benefit obligation	$(139)	$(40)
Additional minimum liability(b)	(113)	(5)
Unrecognized actuarial (gain) loss(c)	150	65
Unrecognized prior service cost	30	3

Prepaid (accrued) pension expense	$(72)	$23

(a)	Includes approximately 4 million shares of AOL Time Warner common stock at December 31, 2002 and December 31, 2001.
(b)	The additional minimum liability is primarily offset by a $83 million reduction of other comprehensive income and a $30 million intangible asset in the consolidated balance sheet.
(c)	Reflects primarily an actual loss on plan assets that significantly exceeded the assumed rate of return in 2002.

	December 31,

	2002	2001	2000

Weighted-Average Pension Assumptions
Discount rate	6.75%	7.50%	7.75%
Expected return on plan assets	9.00%	9.00%	9.00%
Rate of compensation increase	4.50%	4.50%	5.00%

     Included above are projected benefit obligations and accumulated benefit obligations for unfunded defined benefit pension plans of $46 million and $44 million as of December 31, 2002, and $19 million and $28 million as of December 31, 2001, respectively. As of December 31, 2002, the projected benefit obligation, accumulated benefit obligation, and fair value of plan assets were $367 million, $300 million, and $228 million, respectively, for plans where the accumulated benefit obligation exceeded the fair value of plan assets.

     Certain domestic employees of WCI participate in multi-employer pension plans as to which the expense amounted to $26 million in 2002, $22 million in 2001 and $24 million in 2000. Employees of WCI’s operations in foreign countries participate to varying degrees in local pension plans, which in the aggregate are not significant.

     Certain employees of WCI participate in defined benefit plans of AOL Time Warner. Pension benefits under those plans are based on formulas that reflect the employees’ years of service and compensation levels during their employment period. For the year ended December 31, 2002, 2001 and 2000, WCI made no contribution and recognized expense of $16 million, $7 million and $2 million, respectively, related to these plans.

     WCI employees also generally participate in certain defined contribution plans, including savings and profit sharing plans, as to which the expense amounted to $16 million, $14 million and $25 million in 2002, 2001 and 2000, respectively. Contributions to the savings plans are based upon a percentage of the employees’ elected contributions.

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

Pension Funding Liability

     During the fourth quarter of 2002, the Company recorded a liability for the unfunded accumulated benefit obligation of approximately $28 million. This liability represents the excess of the accumulated benefit obligation under the Company’s qualified defined benefit pension plans over the fair value of the plans’ assets. In accordance with GAAP, this liability was established by a charge to shareholders’ equity, resulting in no effect to the accompanying consolidated statement of operations. In early 2003, the Company made cash contributions to plan assets of approximately $59 million, which resulted in a funded status of approximately 90% relative to the projected benefit obligation.

10.	DERIVATIVE INSTRUMENTS

     WCI participates in AOL Time Warner’s hedging program and uses derivative financial instruments principally to manage the risk that changes in foreign currency exchange rates will affect the amount of unremitted or future royalties and license fees to be received from the sale of U.S. copyrighted products abroad and to manage equity price risk in WCI’s investment holdings. The following is a summary of WCI’s foreign currency risk management strategy and the effect of this strategy on WCI’s consolidated financial statements.

Foreign Currency Risk Management

     AOL Time Warner uses foreign exchange contracts primarily to hedge the risk that unremitted or future royalties and license fees owed to WCI domestic companies for the sale or anticipated sale of U.S. copyrighted products abroad may be adversely affected by changes in foreign currency exchange rates. Foreign exchange contracts are used primarily by WCI to hedge the risk that unremitted or future royalties and license fees owed to WCI domestic companies for the sale or anticipated sale of U.S. copyrighted products abroad may be adversely affected by changes in foreign currency exchange rates. Similarly, AOL Time Warner enters into foreign exchange contracts to hedge WCI’s film production costs abroad. As part of its overall strategy to manage the level of exposure to the risk of foreign currency exchange rate fluctuations, primarily exposure to changes in the value of the British pound, Japanese yen, and European currency, AOL Time Warner hedges a portion of its foreign currency exposures anticipated over the ensuing fifteen-month period (the “hedging period”), including those related to WCI. The hedging period for royalties and license fees covers revenues expected to be recognized over the ensuing twelve-month period, however there is often a lag between the time that revenue is recognized and the transfer of foreign-denominated revenues back into U.S. dollars. Therefore, the hedging period covers a fifteen-month period. To hedge this exposure, AOL Time Warner uses foreign exchange contracts that generally have maturities of three months to fifteen months to provide continuing coverage throughout the hedging period. WCI is reimbursed by or reimburses AOL Time Warner for contract gains and losses related to WCI’s foreign currency exposure. At December 31, 2002, WCI had effectively hedged approximately 75% of the estimated net foreign currency exposures that principally relate to anticipated cash flows for royalties and license fees to be remitted to the U.S. over the hedging period.

     WCI records these foreign exchange contracts at fair value in its consolidated balance sheet and the related gains or losses on these contracts are deferred in shareholders’ equity (as a component of comprehensive income). These deferred gains and losses are recognized in income in the period in which the related royalties and license fees being hedged are received and recognized in income.

     However, to the extent that any of these contracts are not considered to be perfectly effective in offsetting the change in the value of the royalties and license fees being hedged, any changes in fair value relating to the ineffective portion of these contracts are immediately recognized in income. Gains and losses on foreign exchange contracts are generally included as a component of other expense, net, in WCI’s consolidated statement of operations.

     At December 31, 2002, AOL Time Warner had contracts for the sale of $1.588 billion and the purchase of $1.341 billion of foreign currencies at fixed rates. Of AOL Time Warner’s $247 million net sale contract position, $1.424 billion of the foreign exchange sale contracts and $1.162 billion of the foreign exchange purchase contracts related to WCI’s foreign currency exposure. Included in WCI’s foreign currency exposure were net contracts for the sale of $45 million of Canadian dollars, $155 million of Japanese yen, $428 million of European currency and net contracts for the purchase of $356 million of the British pound. At December 31, 2001, AOL Time Warner had contracts for the sale of $816 million and the purchase of $577 million of foreign currencies at fixed rates. Of AOL Time Warner’s $239 million net sale contract position, $768 million of the foreign exchange sale contracts and $530 million of the foreign exchange purchase contracts related to WCI’s foreign currency exposure. Included in WCI’s foreign currency exposure were net contracts for the sale of $36 million of Canadian dollars, $197 million of Japanese yen, $111 million of European currency and net contracts for the purchase of $73 million of the British pound. WCI had deferred approximately $18 million of net losses on foreign exchange contracts at December 31, 2002, which is expected to be substantially recognized in

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

income over the next twelve months. For the years ended December 31, 2002, 2001 and 2000, WCI recognized $4 million in gains, $10 million in losses and $5 million in gains, respectively, on foreign exchange contracts, which were or are expected to be largely offset by corresponding decreases and increases, respectively, in the dollar value of foreign currency royalty and license fee payments that have been or are anticipated to be received in cash from the sale of U.S. copyrighted products abroad. During 2002 and 2001, WCI did not recognize any gains or losses as a result of the discontinuance of cash flow hedges because it was probable that the original forecasted transaction would not occur within the specified time period. AOL Time Warner places foreign currency contracts with a number of major financial institutions in order to minimize counterparty credit risk.

11.	SEGMENT INFORMATION

     WCI classifies its business interests into three fundamental areas: Filmed Entertainment, consisting principally of interests in filmed entertainment and television production; Networks, consisting principally of interests in cable television and broadcast network programming; and Music, consisting principally of interests in recorded music, music publishing and CD and DVD manufacturing.

     Information as to the operations of WCI in each of its business segments is set forth below based on the nature of the products and services offered. WCI evaluates performance based on several factors, of which the primary financial measure is operating income (loss) before non-cash depreciation of assets, amortization of intangible assets and impairment write-downs related to goodwill and intangible assets (“EBITDA”). Additionally, WCI has provided a summary of operating income (loss) by segment.

     The accounting policies of the business segments are the same as those described in the summary of significant accounting policies (Note 1). Intersegment sales are accounted for at fair value as if the sales were to third parties.

	Years Ended December 31,

	2002	2001	2000

	(millions)
Revenues
Filmed Entertainment	$8,346	$7,632	$7,218
Networks	3,413	3,024	2,723
Music	4,205	4,036	4,268
Intersegment elimination	(780)	(647)	(542)

Total revenues	$15,184	$14,045	$13,667

Intersegment Revenues

     In the normal course of business, the WCI segments enter into transactions with one another. The most common types of intersegment transactions include:

•	The Filmed Entertainment segment generating content revenue by licensing television and theatrical programming to the Networks segment;

•	The Networks segment generating advertising revenue by cross-promoting the products and services of all WCI segments;

•	The Music segment generating other revenue by manufacturing DVDs for the Filmed Entertainment segment.

     These intersegment transactions are recorded by each segment at fair value as if the transactions were to third parties and, therefore, impact segment performance. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses recognized by the segment that is counterparty to the transaction) are eliminated in consolidation and, therefore, do not themselves impact consolidated results. Revenues recognized by WCI’s segments on intersegment transactions are as follows:

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

	Years Ended December 31,

	2002	2001	2000

	(millions)
Intersegment Revenues
Filmed Entertainment	$(353)	$(353)	$(284)
Networks	(52)	(40)	(15)
Music	(375)	(254)	(243)

Total intersegment revenues	$(780)	$(647)	$(542)

	Years Ended December 31,

	2002	2001	2000

	(millions)
EBITDA(c)
Filmed Entertainment	$1,140	$977	$805
Networks	849	703	512
Music	482	419	515
Corporate	(79)	(67)	(28)

Total EBITDA	$2,392	$2,032	$1,804

(a)	EBITDA represents operating income (loss) before non-cash depreciation of tangible assets of $231 million in 2002, $220 million in 2001 and $207 million in 2000, amortization of intangible assets of $364 million in 2002, $1.666 billion in 2001 and $424 million in 2000, and impairment write-downs related to goodwill and intangible assets of $1.499 billion in 2002.

	Years Ended December 31,

	2002	2001	2000

	(millions)
Depreciation of Property, Plant and Equipment
Filmed Entertainment	$74	$83	$85
Networks	27	33	33
Music	121	97	83
Corporate	9	7	6

Total depreciation	$231	$220	$207

	Years Ended December 31,

	2002	2001	2000

	(millions)
Amortization of Intangible Assets
Filmed Entertainment	$178	$447	$178
Networks	11	379	5
Music	175	820	241
Corporate	—	20	—

Total amortization	$364	$1,666	$424

	Years Ended December 31,

	2002	2001	2000

		(millions)
Operating Income (Loss)
Filmed Entertainment	$888	$447	$542
Networks	811	291	474
Music	(1,313)	(498)	191
Corporate	(88)	(94)	(34)

Total operating income	$298	$146	$1,173

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

	December 31,	December 31,
	2002	2001

Assets
Filmed Entertainment	$16,014	$17,455
Networks	10,619	11,205
Music	6,080	18,341
Corporate(a)	17,497	49,973

Total Assets	$50,210	$96,974

(a)	Consists principally of cash, cash equivalents and other investments.

	Year Ended December 31,

	2002	2001	2000

	(millions)
Capital Expenditures
Filmed Entertainment	$112	$93	$96
Networks	19	17	21
Music	180	166	164
Corporate	14	27	19

Total capital expenditures	$325	$303	$300

     Because a substantial portion of international revenues is derived from the sale of U.S. copyrighted products abroad, assets located outside the United States are not material. Information as to operations in different geographical areas is as follows:

	Years Ended
	December 31,

	2002	2001	2000

	(millions)
Revenues(a)
United States	$9,960	$9,543	$9,192
United Kingdom	1,044	925	825
Japan	680	508	586
Germany	639	580	574
France	454	355	309
Canada	333	316	310
Other international	2,074	1,818	1,871

Total revenues	$15,184	$14,045	$13,667

(a)	Revenues are attributed to countries based on location of customer.

12.	COMMITMENTS AND CONTINGENCIES

Commitments

     WCI’s total rent expense amounted to $182 million in 2002, $201 million in 2001 and $228 million in 2000. The minimum net rental commitments under noncancellable long-term operating leases are: 2003-$162 million; 2004-$156 million; 2005-$157 million; 2006-$151 million; 2007-$150 million; and after 2007-$779 million. Additionally, WCI recognized sublease income of approximately $19 million in 2002 and as of December 31, 2002, WCI had future sublease income commitments of approximately $155 million.

Firm Commitments

     WCI has commitments under certain firm contractual arrangements (“firm commitments”) to make future payments for goods and services. These firm commitments secure the future rights to various assets and services to be used in the normal course of operations. For example, WCI is contractually committed to make certain minimum lease payments for the use of property under operating lease agreements or make payments to music artists for future album deliveries. In accordance with current accounting rules, the future rights and obligations pertaining to firm commitments contracts are not reflected as assets or liabilities on the accompanying consolidated balance sheet.

     The following table summarizes WCI’s material firm commitments at December 31, 2002 and the timing and effect that such obligations are expected to have on WCI’s liquidity and cash flow in future periods. It should be noted that although there are a number of firm commitments made by WCI in the normal course of business, the following table represents the more significant of those firm commitments. WCI expects to fund the firm commitments with operating cash flow generated in the normal course of business.

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

			2007 and
Firm Commitments and Outstanding Debt	2003	2004-2006	thereafter	Total

	(millions)
Programming and production deals	$1,261	$1,858	$2,715	$5,834
Net operating leases	162	464	929	1,555
Talent contracts and other firm commitments	259	383	118	760

Total firm commitments	1,682	2,705	3,762	8,149
Total due to AOL Time Warner	5	2	880	887

Total firm commitments and outstanding debt	$1,687	$2,707	$4,642	$9,036

     Following is a description of WCI’s firm commitments at December 31, 2002:

•	The Networks segment (HBO and The WB Network) enters into agreements with studios to air movies and licensed and original series they produce.

•	Operating lease obligations primarily relate to the minimum lease rental obligations for WCI’s real estate and operating equipment in various locations around the world.

•	Other firm commitments include a payment of $128 million made in January 2003 to acquire an additional 11% interest in The WB Network from a related party.

Contingent Commitments

     WCI also has certain contractual arrangements that would require WCI to make payments or provide funding if certain circumstances occur (“contingent commitments”). For example, WCI has guaranteed certain lease obligations of joint venture investees. In this circumstance, WCI would be required to make payments due under the lease to the lessor in the event of default by the joint venture investee. WCI does not expect that these contingent commitments will result in any material amounts being paid by WCI in the foreseeable future.

     The following table summarizes separately WCI’s contingent commitments at December 31, 2002. The timing of amounts presented in the table represents when the maximum contingent commitment will expire and does not necessarily mean that WCI expects to incur an obligation to make any payments during that timeframe.

		Expiration of Commitments

	Total			2007
Nature of Contingent Commitments at December 31, 2002	Commitments	2003	2004-2006	and thereafter

	(millions)
Guarantees	$4,156	$62	$310	$3,784
Letters of credit and other contingent commitments	42	10	1	31

Total contingent commitments	$4,198	$72	$311	$3,815

     Prior to the TWE restructuring, TWE had various contingent commitments, including guarantees, related to the Content Businesses. In connection with the TWE restructuring, some of these commitments were not transferred with their applicable business and they remain contingent commitments of TWE. AOL Time Warner and WCI have agreed, on a joint and several basis, to indemnify TWE from and against any and all of these contingent liabilities, but TWE remains a party to these commitments. These contingent commitments are included in the table above.

     Guarantees include guarantees that WCI has provided on certain of TWE’s debt and accrued interest, which was $1.950 billion as of December 31, 2002 (Note 6), as well as guarantees on certain lease and operating commitments entered into by formerly owned entities and joint ventures in which WCI was or is a venture partner.

Contingencies

     On June 24, 1997, plaintiffs in Six Flags Over Georgia LLC et al. v. Time Warner Entertainment Company, L.P., filed an amended complaint in the Superior Court of Gwinnett County, Georgia, claiming that, inter alia, defendants, which include TWE, violated their fiduciary duties in operating the Six Flags Over Georgia theme park. On December 18, 1998, following a trial, a jury returned a verdict in favor of plaintiffs. The total awarded to plaintiffs was approximately $454 million in compensatory and punitive damages.

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

The case was appealed to the Georgia Court of Appeals, which affirmed the trial court’s judgment, and denied reconsideration. The Supreme Court of Georgia denied certiorari on January 18, 2001. On February 28, 2001, the compensatory damages portion of the award plus accrued interest was paid to plaintiffs. On March 1, 2001, the United States Supreme Court granted a stay as to payment of the punitive damages part of the jury’s original award, pending the resolution of a petition for certiorari to be filed by TWE, which was filed on June 15, 2001. On October 1, 2001, the United States Supreme Court granted certiorari, vacated the opinion of the Georgia Court of Appeals and remanded the case for further consideration as to punitive damages. On March 29, 2002, the Georgia Court of Appeals affirmed and reinstated its earlier decision regarding the punitive damage award. On April 18, 2002, TWE filed a petition for certiorari to the Georgia Supreme Court seeking review of the decision of the Georgia Court of Appeals, which was denied on September 16, 2002. The Georgia Supreme Court subsequently denied TWE’s motion for reconsideration of its September 16th ruling. TWE filed a petition for writ of certiorari to the United States Supreme Court, which was denied on April 21, 2003. The punitive damages portion of the award plus accrued interest totaling $391 million has been paid and the litigation is now concluded.

     On April 8, 2002, three former employees of certain subsidiaries of AOL Time Warner filed Henry Spann et al. v. AOL Time Warner Inc. et al., a purported class action, in the U. S. District Court for the Central District of California. Plaintiffs have named as defendants, among others, AOL Time Warner, TWE, WEA Corp., WEA Manufacturing Inc., Warner Bros. Records, Atlantic Recording Corporation, various pension plans sponsored by the companies and the administrative committees of those plans. Plaintiffs allege that defendants miscalculated the proper amount of pension benefits owed to them and other class members as required under the plans in violation of ERISA. The lawsuit has been transferred to the U. S. District Court for the Southern District of New York. Due to the preliminary status of this matter, WCI is unable to predict the outcome of this suit.

     As of May 12, 2003, three putative class action lawsuits have been filed alleging violations of ERISA in the U.S. District Court for the Southern District of New York on behalf of current and former participants in the AOL Time Warner Savings Plan, the AOL Time Warner Thrift Plan and/or the Time Warner Cable Savings Plan (the “Plans”), which may include employees of companies within WCI. Collectively, these lawsuits name as defendants AOL Time Warner, certain current and former directors and officers of AOL Time Warner and members of the Administrative Committees of the Plans. The lawsuits allege that AOL Time Warner and other defendants breached certain fiduciary duties to Plan participants by, inter alia, continuing to offer AOL Time Warner stock as an investment under the Plans, and by failing to disclose, among other things, that AOL Time Warner was experiencing declining advertising revenues and that AOL Time Warner was inappropriately inflating advertising revenues through various transactions. The complaints seek unspecified damages and unspecified equitable relief. The ERISA actions have been consolidated with other AOL Time Warner-related shareholder lawsuits and derivative actions under the caption In re AOL Time Warner Inc. Securities and “ERISA” Litigation in the Southern District of New York. AOL Time Warner intends to defend against these lawsuits vigorously. The Company is unable to predict the outcome of these cases or reasonably estimate a range of possible loss.

     The costs and other effects of pending or future litigation, governmental investigations, legal and administrative cases and proceedings (whether civil or criminal), settlements, judgments and investigations, claims and changes in those matters (including those matters described above), and developments or assertions by or against WCI relating to intellectual property rights and intellectual property licenses, could have a material adverse effect on WCI’s business, financial condition and operating results.

13.	RELATED PARTY TRANSACTIONS

Transactions with AOL Time Warner

     In the normal course of conducting their businesses, WCI has various transactions with AOL Time Warner and its subsidiaries. For example, employees of WCI participate in various AOL Time Warner medical, stock option and other benefit plans, for which WCI is charged its allocable share of plan expenses, including administrative costs. In addition, AOL Time Warner provides WCI with certain corporate services, including accounting, tax, legal and administration, for which WCI pays a fee. The consolidated financial statements of WCI also include transactions with AOL Time Warner relating to domestic income taxes or tax benefits.

     WCI’s Filmed Entertainment segment has various service agreements with AOL Time Warner’s Filmed Entertainment segment, pursuant to which WCI’s Filmed Entertainment segment provides certain management and distribution services for AOL Time Warner’s theatrical, television and animated product, as well as certain services for administrative and technical support.

     AOL Time Warner’s Networks segment has license agreements with WCI, pursuant to which the cable networks have acquired broadcast rights to certain film and television product. In addition, WCI’s Music segment provides home videocassette distribution

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

services to certain AOL Time Warner operations and certain WCI units place advertising with other, non-WCI segments of AOL Time Warner.

     For the year ended December 31, 2002, revenue, cost of revenue and selling, general and administrative expenses from transactions with AOL Time Warner were $395 million, $10 million and $32 million, respectively. For the year ended December 31, 2001, revenue, cost of revenue and selling, general and administrative expenses from transactions with AOL Time Warner were $554 million, $16 million and $2 million, respectively. For the year ended December 31, 2000, revenue, cost of revenue and selling, general and administrative expenses from transactions with AOL Time Warner were $490 million, $12 million and $22 million, respectively.

Transactions with Equity Method Investees

     In addition, WCI has had transactions with the Columbia House Company partnership, which is considered a related party for periods prior to its sale in 2002, and some of its music joint ventures and with certain unconsolidated investees accounted for under the equity method of accounting of both WCI and AOL Time Warner, generally with respect to sales of products and services in the ordinary course of business. Such transactions include the licensing of broadcast rights to film and television product by the Filmed Entertainment segment.

     For the year ended December 31, 2002, revenue, cost of revenue and selling, general and administrative expenses from the aforementioned transactions were $247 million, $92 million and $3, respectively. For the year ended December 31, 2001, revenue, cost of revenue and selling, general and administrative expenses from the aforementioned transactions were $192 million, $53 million and $13 million, respectively. For the year ended December 31, 2000, revenue, cost of revenue and selling, general and administrative expenses from the aforementioned transactions were $241 million, $47 million and $40 million, respectively.

Transactions with Comcast

WCI has also entered into various transactions with Comcast, a minority owner of TWC Inc., and its subsidiaries, primarily related to the sale of programming to Comcast Cable Systems by the Net works segment. These transactions are executed on terms comparable to those of unrelated third parties. For the years ended December 31, 2002, 2001 and 2000, the accompanying combined statement of operations includes revenue from the aforementioned transactions of $378 million, $365 million and $248 million, respectively. These amounts reflect transactions with only those cable systems in which Comcast had an ownership interest during the periods covered.

Other Transactions

     In addition to the above transactions in the normal course of business, in January 2003, WCI acquired an additional 11% interest in The WB Network from certain executives of The WB Network for $128 million.

14.	ADDITIONAL FINANCIAL INFORMATION

     Additional financial information with respect to cash (payments) and receipts are as follows:

	Year Ended December 31,

	2002	2001	2000

	(millions)
Cash payments made for interest	$(103)	$(134)	$(98)
Interest income received	10	13	5

Cash payments made for interest, net	$(93)	$(121)	(93)

Cash payments made for income taxes	$(429)	$(428)	$(404)
Income tax refunds received	36	6	21

Cash payments made for income taxes, net	$(393)	$(422)	$(383)

     Non-cash financing activities in 2002 include the settlement of a WCI receivable from TW Companies through a WCI dividend of $360 million. Noncash investing activities in 2002 include the exchange of 20% of WCI’s interest in Word to Curb Records for noncash consideration of equal value.

Interest Expense, Net

	Year Ended December 31,

	2002	2001	2000

	(millions)
Interest expense, net, consists of:
Interest income	$8	$12	$14
Interest expense	(207)	(191)	(204)

Total interest expense, net	$(199)	$(179)	$(190)

Warner Communications Inc.
Notes to Consolidated Financial Statements (Continued)

Other Income (Expense), Net

     Other income (expense), net, consists of:

	Year Ended December 31,

	2002	2001	2000

	(millions)
Net investment losses(a)	$(425)	$(682)	$(54)
Gains (losses) on equity method investees	128	(485)	(49)
Securitization income (expense)	(21)	(37)	(83)
Miscellaneous	(2)	17	(27)

Total other income (expense), net	$(320)	$(1,187)	$(213)

(a)	Includes a non-cash pretax charge to reduce the carrying value of certain investments for other-than-temporary declines in value of approximately $464 million, $688 million and $125 million, for the year ended December 31, 2002, 2001 and 2000, respectively (Note 4).

Other Current Liabilities

     Other current liabilities consist of:

	December 31, 2002	December 31, 2001

	(millions)
Accrued expenses	$1,675	$2,102
Accrued compensation	349	355
Deferred revenues	232	219
Accrued income taxes payable (receivable)	11	(87)

Total other current liabilities	$2,267	$2,589

Warner Communications Inc.
Pro Forma Financial Information
(Unaudited)

Unaudited Warner Communications Inc. Pro Forma Financial Information

TWE Restructuring

     On March 31, 2003, AOL Time Warner Inc. (“AOLTW”) and Comcast Corporation (“Comcast”) completed the previously announced restructuring (the “TWE Restructuring”) of Time Warner Entertainment Company, L.P. (“TWE”). Prior to the TWE Restructuring, a majority of AOLTW’s interests in cable television systems and all of its interests in Warner Bros., Home Box Office (“HBO”), The WB Network, Comedy Partners L.P. (“Comedy Central”) and the Courtroom Television Network LLC (“Court TV”) (collectively, the “Content Businesses”) were held through TWE. AOLTW’s ownership interest in TWE was held through two indirect wholly owned subsidiaries, Warner Communications Inc. (“WCI”) and American Television and Communications Corporation (“ATC”). WCI and ATC are public registrants as a result of their guarantees of TWE’s public debt they continue to be public registrants after the TWE Restructuring.

     In connection with the TWE Restructuring, ATC transferred the majority of its ownership interests in TWE to WCI and WCI then exchanged all of its interests in TWE for complete ownership of TWE’s Content Businesses. Additionally, all of AOLTW’s interests in cable television systems, including those that were wholly owned and those that were held through TWE are now controlled by a new subsidiary of AOLTW called Time Warner Cable Inc. (“TWC Inc.”). WCI holds a 74.6% economic ownership interest in TWC Inc., which represents a 44.5% voting interest, and accounts for this investment under the equity method of accounting.

     In addition, concurrent with the TWE Restructuring, AOLTW transferred certain wholly owned businesses to WCI. For instance, Turner Broadcasting System, Inc., an indirect wholly owned subsidiary of AOLTW, transferred its interest in the former film and television libraries of Metro-Goldwyn-Mayer, Inc. and RKO Pictures to WCI in exchange for an ownership interest in WCI (the “Film Library Transfer”). In addition, AOLTW transferred its Interactive Personal Video division (“IPV”) to WCI (the “IPV Transfer”). The Film Library Transfer and IPV Transfer have been recorded at historical carrying value as a transfer of assets under common control.

Basis of Presentation

     The unaudited pro forma statements of operations for the three years ended December 31, 2002 are presented as if the TWE Restructuring, including the Film Library Transfer and IPV Transfer, had occurred on January 1 of the respective years. WCI’s unaudited balance sheet as of December 31, 2002, which reflects the impact of the TWE Restructuring, has been included in WCI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 filed with the Securities and Exchange Commission on May 15, 2003.

Pro Forma Adjustments

     The accompanying unaudited pro forma financial information is presented to illustrate the effects of the TWE Restructuring on WCI’s results of operations and reflects the following:

•	The transfer of TWE’s Content Businesses to WCI.

•	The Film Library Transfer and IPV Transfer.

•	WCI’s interest in the net income (loss) of TWC Inc. based upon its 74.6% economic ownership interest in TWC Inc., in exchange for WCI’s historical interest in the pretax income (loss) of TWE (including a majority of ATC’s interest in TWE that was transferred to WCI).

•	The recognition of Comcast’s historical minority interest in the Content Businesses.

     The unaudited pro forma financial information has been derived from and should be read in conjunction with the historical financial statements, including the notes thereto, of WCI. Such financial statements are included in WCI’s Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

     The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been achieved had the TWE Restructuring, including the Film Library Transfer and IPV Transfer, been consummated as of the dates indicated. In addition, the unaudited pro forma financial information is not necessarily indicative of the future financial condition or operating results of WCI. In the opinion of management, all adjustments necessary for a fair presentation of the pro forma information have been made.

     In accordance with Article 11 of Regulation S-X of the Securities Act of 1933, the pro forma statements of operations are presented on a continuing operations basis and thus exclude the effect of the cumulative effect of adopting new accounting standards, as more fully described in the previously filed financial statements noted above. In particular, in 2002, WCI recorded an approximate $27.6 billion goodwill impairment charge upon the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” and in 2000, recorded an after-tax charge of $328 million upon the adoption of the American Institute of Certified Public Accountant’s Statement of Position 00-2, “Accounting by Producers and Distributors of Films,” both of which were accounted for as a cumulative effect of an accounting change.

Pro Forma WCI Statement of Operations
For the Year Ended December 31, 2002
(unaudited; in millions)

		(1)	(2)			Pro Forma
	Historical	TWE Content	Library/	Other		Adjusted
	WCI	Businesses	IPV	Adjustments		WCI

Revenues:
Subscriptions	$—	$2,401	$—	$—		$2,401
Advertising	—	547	—	—		547
Content	3,257	7,568	662	(30	)(3)	11,457
Other	948	205	2	(376	)(3)	779

Total revenues	4,205	10,721	664	(406)		15,184
Cost of revenues	(2,412)	(7,500)	(254)	406	(3)	(9,760)
Selling, general and administrative	(1,444)	(1,675)	(144)			(3,263)
Amortization of intangible assets	(175)	(144)	(45)			(364)
Impairment of goodwill and other intangibles	(1,499)	—	—			(1,499)

Operating income (loss)	(1,325)	1,402	221	—		298
Equity in pretax loss of TWE	(427)	—	—	427	(4)	—
Equity in net loss of Time Warner Cable	—	—	—	(7,636	)(5)	(7,636)
Interest expense, net	(59)	(69)	(71)			(199)
Other expense, net	(308)	4	(16)			(320)
Minority interest expense	—	(9)	—	(93	)(6)	(102)

Income (loss) before income taxes	(2,119)	1,328	134	(7,302)		(7,959)
Income tax (expense) benefit	80	(143)	—	(49	)(7)	(112)

Net income (loss) from continuing operations	$(2,039)	$1,185	$134	$(7,351)		$(8,071)

See accompanying notes.

Pro Forma WCI Statement of Operations
For the Year Ended December 31, 2001
(unaudited; in millions)

		(1)	(2)			Pro Forma
	Historical	TWE Content	Library/	Other		Adjusted
	WCI	Businesses	IPV	Adjustments		WCI

Revenues:
Subscriptions	$—	$2,248		$—		$2,248
Advertising	—	476				476
Content	3,206	6,455	741	(28	)(3)	10,374
Other	830	370	2	(255	)(3)	947

Total revenues	4,036	9,549	743	(283)		14,045
Cost of revenues	(2,121)	(6,647)	(315)	283	(3)	(8,800)
Selling, general and administrative	(1,630)	(1,656)	(147)			(3,433)
Amortization of intangible assets	(836)	(768)	(62)			(1,666)
Impairment of goodwill and other intangibles	—	—	—			—

Operating income (loss)	(551)	478	219	—		146
Equity in pretax loss of TWE	(969)	—	—	969	(4)	—
Equity in net loss of Time Warner Cable	—	—	—	(1,329	)(5)	(1,329)
Interest expense, net	(25)	(87)	(67)			(179)
Other expense, net	(1,088)	(97)	(2)			(1,187)
Minority interest income (expense)	—	(10)	—	15	(6)	5

Income (loss) before income taxes	(2,633)	284	150	(345)		(2,544)
Income tax (expense) benefit	374	(122)	(1)	(238	)(7)	13

Net income (loss) from continuing operations	$(2,259)	$162	$149	$(583)		$(2,531)

See accompanying notes.

Pro Forma WCI Statement of Operations
For the Year Ended December 31, 2000
(unaudited; in millions)

		(1)	(2)			Pro Forma
	Historical	TWE Content	Library/	Other		Adjusted
	WCI	Businesses	IPV	Adjustments		WCI

Revenues:
Subscriptions	$—	$2,107	$—	$—		$2,107
Advertising	—	436	—			436
Content	3,430	5,971	606	(37	)(3)	9,970
Other	838	564	3	(251	)(3)	1,154

Total revenues	4,268	9,078	609	(288)		13,667
Cost of revenues	(2,358)	(6,331)	(261)	288	(3)	(8,662)
Selling, general and administrative	(1,481)	(1,798)	(129)			(3,408)
Amortization of intangible assets	(241)	(127)	(56)			(424)
Impairment of goodwill and other intangibles	—	—	—			—

Operating income	188	822	163	—		1,173
Equity in pretax income of TWE	539	—	—	(539	)(4)	—
Equity in net income of Time Warner Cable	—	—	—	112	(5)	112
Interest expense, net	(3)	(122)	(65)			(190)
Other expense, net	(188)	(18)	(7)			(213)
Minority interest income	—	46	—			46

Income before income taxes	536	728	91	(427)		928
Income tax expense	(290)	(148)	(2)	21	(7)	(419)

Net income from continuing operations	$246	$580	$89	$(406)		$509

See accompanying notes.

Notes to Unaudited WCI Pro Forma Financial Information

Pro Forma Adjustments

1.	To record the acquisition of the Content Businesses, including Warner Bros., HBO and TWE’s interests in The WB Network, Comedy Central and Court TV.

2.	To record the Film Library Transfer and IPV Transfer.

3.	To adjust for intercompany eliminations related to transactions between WCI’s consolidated subsidiaries.

4.	To eliminate WCI’s historical interest in the net income (loss) of TWE.

5.	To record WCI’s interest in the net income (loss) of TWC Inc. based upon WCI’s 74.6% ownership interest in TWC Inc.

6.	To record minority interest income (expense) associated with Comcast’s historical ownership interest in the TWE Content Businesses.

7.	To record an income tax adjustment on the pro forma adjustments.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER COMMUNICATIONS INC.,

AMERICAN TELEVISION AND COMMUNICATIONS CORPORATION

By:	/s/ Wayne H. Pace

Name: Wayne H. Pace
Title: Executive Vice President and
Chief Financial Officer

Date:    June 13, 2003